EXECUTION VERSION

CREDIT AND GUARANTY AGREEMENT
dated as of November 7, 2014
among
HAWAIIAN AIRLINES, INC.,
as Borrower,
HAWAIIAN HOLDINGS, INC.,
as Parent and a Guarantor,
THE SUBSIDIARIES OF THE PARENT PARTY HERETO
OTHER THAN THE BORROWER,
as Guarantors,
THE LENDERS PARTY HERETO,
and
CITIBANK, N.A.,
as Administrative Agent

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Section 1. DEFINITIONS	1

Section 1.01.	Defined Terms 1

Section 1.02.	Terms Generally. 52

Section 1.03.	Accounting Terms; GAAP. 52

Section 2. AMOUNT AND TERMS OF CREDIT	53

Section 2.01.	Commitments of the Lenders. 53

Section 2.02.	Letters of Credit. 54

Section 2.03.	Requests for Loans. 58

Section 2.04.	Funding of Loans. 59

Section 2.05.	Interest Elections. 60

Section 2.06.	Limitation on Eurodollar Tranches. 61

Section 2.07.	Interest on Loans. 61

Section 2.08.	Default Interest. 61

Section 2.09.	Alternate Rate of Interest. 62

Section 2.10.	Repayment of Loans; Evidence of Debt. 62

Section 2.11.	Optional Termination or Reduction of Revolving Commitments. 63

Section 2.12.	Mandatory Prepayment of Loans; Commitment Termination; Change of Control Offer. 63

Section 2.13.	Optional Prepayment of Loans. 66

Section 2.14.	Increased Costs. 67

Section 2.15.	Break Funding Payments. 69

Section 2.16.	Taxes. 70

Section 2.17.	Payments Generally; Pro Rata Treatment. 73

Section 2.18.	Mitigation Obligations; Replacement of Lenders. 74

Section 2.19.	Certain Fees. 75

Section 2.20.	Commitment Fee and Upfront Fee. 75

Section 2.21.	Letter of Credit Fees. 75

Section 2.22.	Nature of Fees. 76

Section 2.23.	Right of Set-Off. 76

Section 2.24.	Security Interest in Letter of Credit Account. 76

Section 2.25.	Payment of Obligations. 77

Section 2.26.	Defaulting Lenders. 77

Section 2.27.	Increase in Commitment. 79

Section 2.28.	Extension of the Revolving Facility. 80

Section 2.29.	Illegality Event. 83

Section 3. REPRESENTATIONS AND WARRANTIES	83

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Section 3.01.	Organization and Authority. 83

Section 3.02.	Air Carrier Status. 84

Section 3.03.	Due Execution. 84

Section 3.04.	Statements Made. 84

Section 3.05.	Financial Statements; Material Adverse Change. 85

Section 3.06.	Ownership of Subsidiaries. 85

Section 3.07.	Liens. 85

Section 3.08.	Use of Proceeds. 85

Section 3.09.	Litigation and Compliance with Laws. 85

Section 3.10.	[Intentionally Omitted]. 86

Section 3.11.	Margin Regulations; Investment Company Act. 86

Section 3.12.	Ownership of Collateral. 86

Section 3.13.	Perfected Security Interests. 86

Section 3.14.	Payment of Taxes. 87

Section 3.15.	Anti-Corruption Laws and Sanctions. 87

Section 4. CONDITIONS OF LENDING	87

Section 4.01.	Conditions Precedent to Closing. 87

Section 4.02.	Conditions Precedent to Each Loan and Each Letter of Credit. 89

Section 5. AFFIRMATIVE COVENANTS	90

Section 5.01.	Financial Statements, Reports, etc. 90

Section 5.02.	Taxes. 93

Section 5.03.	Stay, Extension and Usury Laws. 93

Section 5.04.	Corporate Existence. 93

Section 5.05.	Compliance with Laws. 93

Section 5.06.	Designation of Restricted and Unrestricted Subsidiaries. 94

Section 5.07.	Delivery of Appraisals; Field Audits. (a) The Borrower shall: 94

Section 5.08.	[Intentionally Omitted] 96

Section 5.09.	Citizenship; Collateral Requirements. The Borrower will: 96

Section 5.10.	Collateral Ownership. 96

Section 5.11.	Insurance. The Borrower shall: 96

Section 5.12.	Additional Guarantors; Grantors; Collateral. 97

Section 5.13.	Access to Books and Records. 98

Section 5.14.	Further Assurances. 99

Section 6. NEGATIVE COVENANTS	99

Section 6.01.	Restricted Payments. 99

Section 6.02.	Restrictions on Ability of Restricted Subsidiaries to Pay Dividends
and Make Certain Other Payments.    105

Section 6.03.	Incurrence of Indebtedness and Issuance of Preferred Stock. 107

Section 6.04.	Disposition of Collateral. 113

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Section 6.05.	Transactions with Affiliates. 113

Section 6.06.	Liens. 115

Section 6.07.	Business Activities. 115

Section 6.08.	Liquidity. 115

Section 6.09.	Collateral Coverage Ratio. 115

Section 6.10.	Merger, Consolidation, or Sale of Assets. 117

Section 6.11.	Use of Proceeds. 118

Section 7. EVENTS OF DEFAULT	118

Section 7.01.	Events of Default. 118

Section 8. THE AGENTS	121

Section 8.01.	Administration by Agents. 121

Section 8.02.	Rights of Administrative Agent. 122

Section 8.03.	Liability of Agents. 122

Section 8.04.	Reimbursement and Indemnification. 123

Section 8.05.	Successor Agents. 124

Section 8.06.	Independent Lenders. 124

Section 8.07.	Advances and Payments. 125

Section 8.08.	Sharing of Setoffs. 125

Section 8.09.	Withholding Taxes. 126

Section 8.10.	Appointment by Secured Parties. 126

Section 9. GUARANTY	126

Section 9.01.	Guaranty. 126

Section 9.02.	No Impairment of Guaranty. 127

Section 9.03.	Continuation and Reinstatement, etc. 128

Section 9.04.	Subrogation. 128

Section 9.05.	Discharge of Guaranty. 128

Section 10. MISCELLANEOUS	129

Section 10.01.	Notices. 129

Section 10.02.	Successors and Assigns. 130

Section 10.03.	Confidentiality. 134

Section 10.04.	Expenses; Indemnity; Damage Waiver. 135

Section 10.05.	Governing Law; Jurisdiction; Consent to Service of Process. 137

Section 10.06.	No Waiver. 138

Section 10.07.	Extension of Maturity. 138

Section 10.08.	Amendments, etc. 138

Section 10.09.	Severability. 140

Section 10.10.	Headings. 140

Section 10.11.	Survival. 140

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Section 10.12.	Execution in Counterparts; Integration; Effectiveness. 141

Section 10.13.	USA Patriot Act. 141

Section 10.14.	New Value. 141

Section 10.15.	WAIVER OF JURY TRIAL. 141

Section 10.16.	No Fiduciary Duty. 141

Section 10.17.	Intercreditor Agreements. 142

Section 10.18.	Registrations with International Registry. 142

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INDEX OF APPENDICES
ANNEX A    – Commitment Amounts
ANNEX B    – List of Aircraft and Engine Appraisers
ANNEX C    – Certain Economic Terms
EXHIBIT A    – Form of Instrument of Assumption and Joinder
EXHIBIT B    – Form of Assignment and Acceptance
EXHIBIT C    – Form of Loan Request
EXHIBIT D    – Form of Aircraft and Spare Engine Mortgage
EXHIBIT E    – Form of Spare Parts Security Agreement
EXHIBIT F    – Form of Security Agreement
EXHIBIT G    – Form of Other Aircraft Mortgage
SCHEDULE 3.06    – Subsidiaries

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CREDIT AND GUARANTY AGREEMENT, dated as of November 7, 2014, among Hawaiian Airlines, Inc., a Delaware corporation (the “Borrower”), Hawaiian Holdings, Inc., a Delaware corporation (“Parent”), the direct and indirect Domestic Subsidiaries of the Parent from time to time party hereto other than the Borrower, each of the several banks and other financial institutions or entities from time to time party hereto (the “Lenders”), and CITIBANK, N.A. (“Citibank”), as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”).
INTRODUCTORY STATEMENT
The Borrower has applied to the Lenders for a revolving credit and revolving letter of credit facility in an aggregate principal amount not to exceed $175,000,000 as set forth herein.
The proceeds of the Loans will be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries.
To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Borrower and the Guarantors will, among other things, provide to the Administrative Agent and the Lenders the following (each as more fully described herein):
(a)    a guaranty from each Guarantor of the due and punctual payment and performance of the Obligations of the Borrower pursuant to Section 9 hereof; and
(b)    a security interest in or mortgages (or comparable Liens) with respect to the Collateral from the Borrower and each other Guarantor (if any) pursuant to the Collateral Documents.
Accordingly, the parties hereto hereby agree as follows:
Section 1.
DEFINITIONS
Section 1.01.    Defined Terms.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate.

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“Account” shall mean all “accounts” as defined in the UCC, and all rights to payment for interest (other than with respect to debt and credit card receivables).
“Account Control Agreements” shall mean each three-party security and control agreement entered into by any Grantor, the Administrative Agent and a financial institution which maintains one or more deposit accounts or securities accounts that have been pledged to the Administrative Agent as Collateral hereunder or under any other Loan Document, in each case giving the Administrative Agent exclusive control over the applicable account and in form and substance reasonably satisfactory to the Administrative Agent and as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Account Debtor” shall mean the Person obligated on an Account.
“Acquired Debt” means, with respect to any specified Person:
(1)    Indebtedness, Disqualified Stock or preferred stock of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into such specified Person, or became a Subsidiary of such specified Person, to the extent such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into, or becoming a Subsidiary of, such specified Person; and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Collateral” shall mean (a) cash that is denominated in Dollars and Cash Equivalents pledged to the Administrative Agent (and subject to an Account Control Agreement), (b) Eligible Accounts of the Borrower or any Grantor, (c) any Eligible Aircraft, Eligible Engines and Eligible Spare Parts of the Borrower or any Grantor and (d) Ground Support Equipment, and all of which assets shall (i) (other than with respect to Additional Collateral of the type described in clause (a) above and new spare Engines subject to proviso (iii) in the first sentence of Section 5.07) be valued by a new Appraisal (or, solely with respect to Additional Collateral of the type described in clause (b) above, by a new Officer’s Certificate setting forth the computed value of such Eligible Account) at the time the Borrower designates such assets as Additional Collateral and (ii) as of any date of addition of such assets as Collateral, be subject, to the extent purported to be created by the applicable Collateral Document, to a perfected first priority Lien and/or mortgage (or comparable Lien), in favor of the Administrative Agent and otherwise subject only to Permitted Liens (excluding those referred to in clauses (5) and (11) of the definition of “Permitted Lien” and, until the time such assets actually become subject to such Lien on such date, clause (2) of the definition of “Permitted Liens”).

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“Administrative Agent” shall have the meaning set forth in the first paragraph of this Agreement.
“Administrator” shall have the meaning given it in the Regulations and Procedures for the International Registry.
“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a “Controlled Person”) shall be deemed to be “controlled by” another Person (a “Controlling Person”) if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.
“Affiliate Transaction” shall have the meaning given such term in Section 6.05(a).
“Agreement” shall mean this Credit and Guaranty Agreement, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Aggregate Exposure” shall mean, with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.
“Aggregate Exposure Percentage” shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Aircraft” means any contrivance invented, used, or designed to navigate, or fly in, the air.
“Aircraft and Spare Engine Mortgage” means the Mortgage and Security Agreement, in substantially the form of Exhibit D, entered into by the Borrower and the Administrative Agent, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Aircraft Appraiser” shall mean (i) ICF International, Inc. (ii) Morten, Beyer and Agnew or (iii) any other independent appraisal firm appointed by the Borrower and reasonably satisfactory to the Administrative Agent.
“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft

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Equipment adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Airline/Parent Merger” means the merger or consolidation, if any, of the Borrower and the Parent.
“Airport Authority” shall mean any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the sum of the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the sum of the One-Month LIBOR in effect on such day plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the One-Month LIBOR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the One-Month LIBOR, respectively.
“Anti-Corruption Laws” means all laws, rules and regulations of the United States applicable to Parent or its Subsidiaries from time to time intended to prevent or restrict bribery or corruption.
“Appliance” shall mean any instrument, equipment, apparatus, part, appurtenance, or accessory used, capable of being used, or intended to be used, in operating or controlling Aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to Aircraft during flight, and not a part of an Aircraft, Engine, or Propeller.
“Applicable Margin” shall mean (i) in the case of Eurodollar Loans, 3.00% per annum and (ii) in the case of ABR Loans, 2.00% per annum.
“Appraised Collateral” shall mean Collateral consisting of Eligible Aircraft, Eligible Engines, Eligible Spare Parts, Ground Support Equipment or any other individual asset that, in each case is included in an Appraisal.
“Appraisal” means any appraisal, dated the date of delivery thereof, prepared by (A) in the case of Aircraft or Engines, the Aircraft Appraiser, or, (B) in the case of Spare Parts or Ground Support Equipment, ICF International or another independent appraisal firm appointed by the Borrower and reasonably satisfactory to the Administrative Agent, which certifies, at the time of determination, in reasonable detail the Appraised Value of Appraised Collateral and, (w) in the case of Aircraft or Engines, is a “desk-top” appraisal of the fair market value assuming

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half-life condition, except that any such equipment that is Stored shall have an assumed value of zero, (x) in the case of Spare Parts, whose methodology and form of presentation are reasonably satisfactory to the Administrative Agent and (y) in the case of any Appraised Collateral, which is in form and substance reasonably satisfactory to the Administrative Agent.
“Appraised Value” shall mean, as of any date of determination, with respect to any Appraised Collateral, the aggregate fair market value of such Appraised Collateral as reflected in the most recent Appraisal delivered to the Administrative Agent in respect of such Appraised Collateral in accordance with this Agreement as of that date (for the avoidance of doubt, except in the case of Pledged Spare Parts, calculated after giving effect to any additions to or eliminations from the Collateral since the date of delivery of such Appraisal), provided that:
(i) in the case of any Appraisal of Aircraft or Engines delivered after the Closing Date, (x) such Appraisal shall, at the Borrower’s expense, be prepared by the Aircraft Appraiser and (y) the Borrower shall have the right to obtain two additional Appraisals from two other appraisal firms named on Annex B (or other appraisal firms appointed by the Borrower and reasonably satisfactory to the Administrative Agent) no later than 30 days after the Appraisal referred to in the preceding clause (x) shall have been delivered to the Administrative Agent, in which case the Appraised Value of the applicable Aircraft or Engines shall be the average of the three Appraisals; and
(ii) if any new spare Engine added to the Collateral within 90 days after delivery from the manufacturer to Borrower is an Existing Engine Type, the initial Appraised Value for such new spare Engine shall be the higher of (x) the highest Appraised Value for any pledged spare Engines then included in the Collateral of such Existing Engine Type, determined using the most recent Appraisal delivered to the Administrative Agent in respect of the applicable pledged spare Engine, or (y) if the Borrower elects to provide a new Appraisal with respect to any new spare Engine being added to the Collateral, the Appraised Value given to such new spare Engine in such initial Appraisal, in each case at the Borrower’s election.
“Approved Fund” shall have the meaning given such term in Section 10.02(b).
“ARB Indebtedness” shall mean, with respect to the Borrower or any of its Subsidiaries, without duplication, all Indebtedness or obligations of the Borrower or such Subsidiary created or arising with respect to any limited recourse revenue bonds issued for the purpose of financing or refinancing improvements to, or the construction or acquisition of, airport and other related facilities and equipment, the use or construction of which qualifies and renders interest on such bonds exempt from certain federal or state taxes.

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“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.02), and accepted by the Administrative Agent, substantially in the form of Exhibit C.
“Banking Product Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.
“Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” means:

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(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” shall have the meaning set forth in the first paragraph of this Agreement.
“Borrowing” shall mean the incurrence, conversion or continuation of Loans of a single Type made from all the Revolving Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest Period.
“Borrowing Base” shall mean, as of any date of determination, the sum of:
(a)    85% of the aggregate Certified Value of the Pledged Accounts, plus
(b)    75% of the aggregate Appraised Value of the Pledged Engines, plus
(c)    75% of the aggregate Appraised Value of the Pledged Aircraft that are Class I Aircraft (other than Other Eligible Aircraft), plus
(d)    70% of the aggregate Appraised Value of the Pledged Aircraft that are Class II Aircraft (other than Other Eligible Aircraft), plus
(e)    65% of the aggregate Appraised Value of the Pledged Aircraft that are Other Eligible Aircraft, plus
(f)    75% of the aggregate Appraised Value of the Pledged Spare Parts, plus
(g)    60% of the aggregate Appraised Value of the Pledged Ground Support Equipment, plus
(i) the sum of (i) 100% of the amount of cash and Cash Equivalents of the type described in clauses (1), (2), (4) through, (6) and (8) through (10) of the definitions

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thereof pledged at such time as Collateral and (ii) 62. 5% of the amount of Cash Equivalents of the type described in clauses (3), (5) and (11) of the definition thereof pledged at such time as Collateral, in each case subject to an Account Control Agreement but excluding any cash used to Cash Collateralize LC Exposure pursuant to Section 2.02(j));
determined (i) in the case of clause (a) above, using most recent Officer’s Certificate delivered pursuant to Section 5.01(f) with respect to the applicable Pledged Accounts (ii) in the case of clauses (b)-(h) above, using the most recent Appraisal delivered to the Administrative Agent in respect of the applicable Appraised Collateral and (iii) in each case, excluding the Appraised Value of any Appraised Collateral that is not Eligible Collateral; provided that for purposes of determining the Borrowing Base at any time (w) the Calculated Value of the Pledged Accounts included in the Borrowing Base shall be capped at 30% of the total Borrowing Base, (x) the Calculated Value of the Pledged Aircraft that are Other Eligible Aircraft included in the Borrowing Base shall be capped at 20% of the total Borrowing Base, (y) the Calculated Value of the Pledged Ground Support Equipment included in the Borrowing Base shall be capped at 20% of the total Borrowing Base and (z) the aggregate Calculated Value of the Pledged Accounts, Pledged Aircraft that are Other Eligible Aircraft and Pledged Ground Support Equipment included in the Borrowing Base shall be capped at 50% of the total Borrowing Base. For purposes of this definition, each of the amounts determined pursuant to clauses (a)-(i) of this definition with respect to a particular type of Collateral shall be referred to as the “Calculated Value” of such type of Collateral.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized to remain closed (and, for a Letter of Credit, other than a day on which the Issuing Lender issuing such Letter of Credit is closed); provided, however, that when used in connection with the borrowing or repayment of a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.
“Cape Town Convention” shall mean the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Cape Town Country” shall mean any country which is a contracting party to, and has implemented, the Cape Town Convention.
“Cape Town Treaty” shall mean, collectively, (a) the Cape Town Convention, (b) the Aircraft Protocol, and (c) all rules and regulations (including but not limited to the Regulations and Procedures for the International Registry) adopted pursuant thereto and all amendments, supplements and revisions thereto.

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“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Markets Offering” means any offering of “securities” (as defined under the Securities Act) in (a) a public offering registered under the Securities Act, or (b) an offering not required to be registered under the Securities Act (including, without limitation, a private placement under Section 4(2) of the Securities Act, an exempt offering pursuant to Rule 144A and/or Regulation S of the Securities Act and an offering of exempt securities).
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Collateralization” or “Cash Collateralized” shall have the meaning given such term in Section 2.02(j).
“Cash Equivalents” means:
(1)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

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(2)    direct obligations of state and local government entities, in each case maturing within one year from the date of acquisition thereof, which have a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody’s;
(3)    obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities, in each case maturing within one year from the date of acquisition thereof;
(4)    Investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 (or the equivalent thereof) from S&P or P-2 (or the equivalent thereof) from Moody’s;
(5)    Investments in certificates of deposit (including Investments made through an intermediary, such as the certificated deposit account registry service), banker’s acceptances, time deposits, eurodollar time deposits and overnight bank deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any other commercial bank of recognized standing organized under the laws of the United States or any State thereof that has a combined capital and surplus and undivided profits of not less than $250.0 million;
(6)    fully collateralized repurchase agreements with a term of not more than six months for underlying securities that would otherwise be eligible for investment;
(7)    Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (1) through (6) above. This could include, but not be limited to, money market funds or short-term and intermediate bonds funds;
(8)    money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (B) are rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s and (C) have portfolio assets of at least $5.0 billion;

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(9)    deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100.0 million;
(10)    securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A- by S&P or A3 by Moody’s; and
(11)    any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet.
“Certified Value” means, with respect to any Pledged Account, the computed value of such Pledged Account as set forth in the most recent Officer’s Certificate delivered by the Borrower pursuant to Section 5.01(f) with respect to such Pledged Account.
“Change in Law” shall mean, after the date hereof, (a) the adoption of any law, rule or regulation after the date of this Agreement (including any request, rule, regulation, guideline, requirement or directive promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel II or Basel III) or (b) compliance by any Lender or Issuing Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or Issuing Lender through which Loans and/or Letters of Credit are issued or maintained or by such Lender’s or Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
“Change of Control” means the occurrence of any of the following:
(1)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));
(2)    the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent

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(measured by voting power rather than number of shares), other than (A) any such transaction where the Voting Stock of the Parent (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Beneficial Owner (measured by voting power rather than number of shares), or (B) any merger or consolidation of the Parent with or into any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares); or
(3)    during any period of up to 24 consecutive months, a majority of the Board of Directors (excluding vacant seats) of the Parent shall cease to consist of Continuing Directors.
“Change of Control Offer” shall have the meaning given such term in Section 2.12(g).
“Citibank” has the meaning set forth in the first paragraph of this Agreement.
“Class I Aircraft” means Eligible Aircraft of the type described in clauses (a), (b) and (c) of the definition of Section 1110 Eligible Aircraft.
“Class II Aircraft” means Eligible Aircraft of the type described in clause (d) of the definition of Section 1110 Eligible Aircraft.
“Closing Date” shall mean the date on which this Agreement has been executed and the conditions precedent set forth in Section 4.01 have been satisfied or waived.
“Closing Date Transactions” shall mean the Transactions other than (x) the borrowing of Loans after the Closing Date and the use of the proceeds thereof, and (y) the request for and issuance of Letters of Credit hereunder after the Closing Date.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means (i) the assets and properties of the Grantors upon which Liens have been granted to the Administrative Agent to secure the Obligations, including without limitation any Additional Collateral and all of the “Collateral” as defined in the Collateral Documents, but excluding all such assets and properties released from such Liens pursuant to the

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applicable Collateral Document, and (ii) each of the Letter of Credit Account and the Collateral Proceeds Account, together with all amounts on deposit therein and all proceeds thereof.
“Collateral Coverage Ratio” shall mean, as of any date, the ratio of (i) the total Borrowing Base of the Eligible Collateral as of such date to (ii) the sum, without duplication, of (x) the Total Revolving Extensions of Credit then outstanding (other than LC Exposure that has been Cash Collateralized in accordance with Section 2.02(j)), plus (y) the aggregate amount of all Designated Hedging Obligations that constitute “Obligations” then outstanding (such sum, the “Total Obligations”).
“Collateral Documents” shall mean, collectively, the Aircraft and Spare Engine Mortgage, each Other Aircraft Mortgage, the Spare Parts Security Agreement, the Security Agreement, the Account Control Agreements and other agreements, instruments or documents, in each case if executed and delivered by the applicable Grantor(s), that create or purport to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, in each case so long as such agreement, instrument or document shall not have been terminated in accordance with its terms.
“Collateral Material Adverse Effect” shall mean a material adverse effect on the value of the Collateral, taken as a whole.
“Collateral Proceeds Account” shall mean a segregated account or accounts held by or under the control of the Administrative Agent into which the Net Proceeds of any Collateral Sale or Recovery Event may be deposited in accordance with the provisions of this Agreement.
“Collateral Sale” shall mean any sale of Collateral or series of related sales of Collateral having an Appraised Value in excess of $25,000,000.
“Commitment Fee” shall have the meaning set forth in Section 2.20
“Commitment Fee Rate” shall mean 0.425% per annum.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
“Consolidated EBITDAR” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1)    an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with any Disposition of assets, to the extent such losses were deducted in computing such Consolidated Net Income; plus

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(2)    provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(3)    the Fixed Charges of such Person and its Restricted Subsidiaries, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
(4)    any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were deducted in computing such Consolidated Net Income; plus
(5)    depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus
(6)    extraordinary, nonrecurring or unusual losses (including charges with respect to the grounding or retirement of aircraft) for such period to the extent that such losses were deducted in computing such Consolidated Net Income; plus
(7)    the amortization of debt discount to the extent that such amortization was deducted in computing such Consolidated Net Income; plus
(8)    deductions for grants to any employee of the Parent or its Restricted Subsidiaries of any Equity Interests during such period to the extent deducted in computing such Consolidated Net Income; plus
(9)    any net loss arising from the sale, exchange or other disposition of capital assets by the Parent or its Restricted Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) to the extent such loss was deducted in computing such Consolidated Net Income; plus

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(10)    any losses arising under fuel hedging arrangements entered into prior to the Closing Date and any losses actually realized under fuel hedging arrangements entered into after the Closing Date, in each case to the extent deducted in computing such Consolidated Net Income; plus
(11)    cash restructuring charges in an aggregate amount not to exceed $10.0 million in any fiscal year to the extent such charges were deducted in computing such Consolidated Net Income; plus
(12)    all cost-savings, integration costs, transactional costs, expenses and charges incurred in connection with the consummation of any transaction related to any permitted acquisition, merger, disposition, issuance of Indebtedness, issuance of Equity Interests, or any Investment (including but not limited to any Airline/Parent Merger), in each case, to the extent (a) permitted under this Agreement and (b) deducted in computing such Consolidated Net Income; plus
(13)    proceeds from business interruption insurance for such period, to the extent not already included in computing such Consolidated Net Income; plus
(14)    any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any permitted acquisition, merger, disposition, incurrence of Indebtedness, issuance of Equity Interests or any investment to the extent (a) actually indemnified or reimbursed and (b) deducted in computing such Consolidated Net Income; plus
(15)    costs and expenses, including fees, incurred directly in connection with the consummation of the Closing Date Transactions to the extent deducted in computing such Consolidated Net Income; minus
(16)    non-cash items, other than the accrual of revenue in the ordinary course of business, to the extent such amount increased such Consolidated Net Income; minus
(17)    the sum of (A) income tax credits, (B) interest income and (C) extraordinary, non-recurring or unusual gains included in computing such Consolidated Net Income;
in each case, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries

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for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:
(1)    all net after tax extraordinary, non-recurring or unusual gains or losses and all gains or losses realized in connection with any Disposition of assets of such Person or the disposition of securities by such Person or the early extinguishment of Indebtedness of such Person, together with any related provision for taxes on any such gain, will be excluded;
(2)    the net income (but not loss) of any Person that is not the specified Person or a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or Restricted Subsidiary of the specified Person;
(3)    the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
(4)    the cumulative effect of a change in accounting principles on such Person will be excluded;
(5)    the effect of non-cash gains and losses of such Person resulting from Hedging Obligations, including attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Accounting Standards Codification 815 – Derivatives and Hedging will be excluded;
(6)    any non-cash compensation expense recorded from grants by such Person of stock appreciation or similar rights, stock options or other rights to officers, directors or employees, will be excluded;
(7)    the effect on such Person of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, disposition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the Closing Date resulting from the

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application of Financial Accounting Standards Board Accounting Standards Codifications 205 – Presentation of Financial Statements, 350 – Intangibles – Goodwill and Other, 360 – Property, Plant and Equipment and 805 – Business Combinations (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed), will be excluded; and
(8)    any provision for income tax reflected on such Person’s financial statements for such period will be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries.
“Continuing Directors” shall mean, as of any date or for any period of determination, any member of the Board of Directors of the Parent who:
(1)    was a member of such Board of Directors on the first day of such period; or
(2)    was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
“Credit Card Receivable” means any right to payment (including, but not limited to, the right to payment for goods, services, insurance, fees, taxes, prepayment penalties and finance charges) from (i) any issuer of a credit card arising from goods or services provided or to be provided by a Grantor or (ii) has been transferred in whole or part to a settlement and/or processing system or, to the extent such settlement and/or processing system has received any collections with respect to such right of payment, any right to payment from such settlement and/or processing system of such claims against an issuer of a credit card. For the avoidance of doubt, Mileage Plan Receivables and Interline Receivables shall not be deemed to be Credit Card Receivables for purposes of this Agreement.
“Credit Facilities” means, one or more debt facilities, commercial paper facilities, reimbursement agreements or other agreements (other than the Loan Documents) providing for the extension of credit, whether secured or unsecured, in each case, with banks, insurance companies, financial institutions or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, surety bonds or insurance products, in each case, as amended, restated, modified, renewed, extended, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

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“Default” means any event that, unless cured or waived, is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Defaulting Lender” shall mean, at any time, any Revolving Lender that (a) has failed, within two (2) Business Day of the date required to be funded or paid by it hereunder, to fund or pay (x) any portion of the Revolving Loans or (y) any other amount required to be paid by it hereunder to the Administrative Agent or any other Lender (or its banking Affiliates), unless, in the case of clause (x) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower, the Administrative Agent or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations (i) under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or (ii) generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, any other Lender or the Borrower, acting in good faith, to provide a confirmation in writing from an authorized officer or other authorized representative of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, which request shall only have been made after the conditions precedent to borrowings have been met, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s, such other Lender’s or the Borrower’s, as applicable, receipt of such confirmation in form and substance satisfactory to it and the Administrative Agent, (d) has become, or has had its Parent Company become, the subject of a Bankruptcy Event. If the Administrative Agent determines that a Revolving Lender is a Defaulting Lender under any of clauses (a) through (d) above, such Revolving Lender will be deemed to be a Defaulting Lender upon notification of such determination by the Administrative Agent to the Borrower, and the Revolving Lenders.
“Designated Banking Product Agreement” means any agreement evidencing Designated Banking Product Obligations entered into by the Parent or the Borrower and any Person that, at the time such Person entered into such agreement, was a Lender or a banking Affiliate of a Lender, in each case designated by the relevant Lender and the Borrower, by written notice to the Administrative Agent, as a “Designated Banking Product Agreement” provided that, so long as any Revolving Lender is a Defaulting Lender, such Revolving Lender shall not have any rights hereunder with respect to any Designated Banking Product Agreement entered into while such Revolving Lender was a Defaulting Lender.
“Designated Banking Product Obligations” means any Banking Product Obligations, in each case as designated by any Lender (or a banking Affiliate thereof) and the Parent or the Borrower from time to time and agreed to by the Administrative Agent as

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constituting “Designated Banking Product Obligations,” which notice shall include (i) a copy of an agreement providing an agreed-upon maximum amount of Designated Banking Product Obligations that can be included as Obligations, and (ii) the acknowledgment of such Lender (or such banking Affiliate) that its security interest in the Collateral securing such Designated Banking Product Obligations shall be subject to the Loan Documents.
“Designated Hedging Agreement” means any Hedging Agreement entered into by the Parent or the Borrower and any Person that, at the time such Person entered into such Hedging Agreement, was a Lender or an Affiliate of a Lender, as designated by the relevant Lender (or Affiliate of a Lender) and the Parent or the Borrower, by written notice to the Administrative Agent, as a “Designated Hedging Agreement,” which notice shall include a copy of an agreement providing for (i) a methodology agreed to by the Parent or the Borrower, such Lender or Affiliate of a Lender, and the Administrative Agent for reporting the outstanding amount of Designated Hedging Obligations under such Designated Hedging Agreement from time to time, (ii) an agreed-upon maximum amount of Designated Hedging Obligations under such Designated Hedging Agreement that can be included as Obligations, and (iii) the acknowledgment of such Lender or Affiliate of a Lender that its security interest in the Collateral securing such Designated Hedging Obligations shall be subject to the Loan Documents; provided that, after giving effect to such designation, the aggregate agreed-upon maximum amount of all “Designated Hedging Obligations” included as Obligations shall not exceed 10% of the original Total Revolving Commitment in effect on the Closing Date in the aggregate; provided, further, that so long as any Revolving Lender is a Defaulting Lender, such Revolving Lender shall not have any rights hereunder with respect to any Designated Hedging Agreement entered into while such Revolving Lender was a Defaulting Lender.
“Designated Hedging Obligations” means, as applied to any Person, all Hedging Obligations of such Person under Designated Hedging Agreements after taking into account the effect of any legally enforceable netting arrangements included in such Designated Hedging Agreements; it being understood and agreed that, on any date of determination, the amount of such Hedging Obligations under any Designated Hedging Agreement shall be determined based upon the “settlement amount” (or similar term) as defined under such Designated Hedging Agreement or, with respect to a Designated Hedging Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any termination payments then due and payable) under such Designated Hedging Agreement.
“Disposition” shall mean, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the

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option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock, or is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a change of control or asset sale), on or prior to the date that is 91 days after the Revolving Facility Maturity Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Parent to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.01 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Parent and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“Dollars” and “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean any Restricted Subsidiary of the Parent that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees, or pledges any property or assets to secure, any Obligations or Junior Secured Debt.
“DOT” shall mean the United States Department of Transportation and any successor thereto.
“Eligible Accounts” means, as of any date of determination, any Account owned by the Borrower or another Grantor constituting Collateral and that is shown on the most recent Officer’s Certificate delivered by the Borrower to the Administrative Agent pursuant to Section 5.01(f), net of, without duplication, all reserves against such Account, and except, without duplication, any Account of the Borrower or any other Grantor, in each case, as of such date:
(1)    that does not arise from the air transportation of passengers, freight and cargo or the sale of goods or performance of services by such Grantor in the Ordinary Course of Business;
(2)    (i) upon which such Grantor’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Grantor is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a

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contract under which the Account Debtor’s obligation to pay that invoice is subject to such Grantor’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer; provided, that clauses (i) and (iii) above shall not apply to receivables in respect of the transportation of passengers in the Ordinary Course of Business;
(3)    to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;
(4)    that is not a true and correct statement of bona fide indebtedness or incurred in the amount of the Account for goods and services sold to or services rendered, to be rendered with respect to receivables in respect of the transportation of passengers, and goods accepted by the applicable Account Debtor;
(5)    with respect to which an invoice has not been sent to the applicable Account Debtor;
(6)    that is owed by any director, officer, other employee or Affiliate of such Grantor;
(7)    that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless such Grantor, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation and such assignment has been accepted and acknowledged by the appropriate governmental officers;
(8)    that is in default and such default is reasonably likely to result in such Account Debtor’s failure to make payment with respect to such Account; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following: (i) the Account is not paid within ninety (90) days following its original invoice date (and in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any notes receivable held by an Account Debtor which are unpaid more than 90 days after the due date for payment), (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due or (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

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(9)    as to which the Lien of the Administrative Agent for the benefit of the Secured Parties is not a first priority perfected Lien (subject to Permitted Liens);
(10)    as to which any of the representations or warranties in the Loan Documents with respect to such specific Account are untrue;
(11)    to the extent such Account is evidenced by a judgment, instrument or chattel paper;
(12)    to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates exceeds 10% of all Eligible Accounts;
(13)    that has been sold, transferred or discounted to a collection agency in connection with collections of delinquent receivables;
(14)    that is a Credit Card Receivable;
(15)    to the extent such Account is a Mileage Plan Receivable or Interline Receivable relating to sales which have yet to be concluded or which is then subject to any netting arrangements, set-off or offsets by the Account Debtor; and
(16)    for which the applicable Grantor has not been subject to a Field Audit.
provided, however, that (x) with respect to any Account that is not payable in Dollars, the Certified Value of such Account shall be capped at 90% of the computed value of such Account set forth in the most recent Officer’s Certificate delivered pursuant to Section 5.01(f) and (y) it shall be a further condition to the pledge of any Account that is a Mileage Plan Receivable or Interline Receivable that the following additional conditions are satisfied at the time of the initial pledge of such type of Account to the Administrative Agent:
(i)    the Account Debtor to such Account subordinates any claim, right of set-off or Lien held by it to the Lien of the Administrative Agent by delivering a subordination and consent agreement in form and substance reasonably satisfactory to the Administrative Agent; and
(ii)     the Administrative Agent shall have received such opinions with respect to the pledge of such Account as the Administrative Agent may reasonably request.
“Eligible Aircraft” shall mean (i) Section 1110 Eligible Aircraft and (ii) Other Eligible Aircraft.

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“Eligible Assignee” shall mean (a) a commercial bank having total assets in excess of $1,000,000,000, (b) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Administrative Agent, which in the ordinary course of business extends credit of the type contemplated herein or invests therein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, (c) any Lender or any Affiliate of any Lender, provided that, in the case of any assignment by a Lender that was not an initial Lender or an Affiliate of an initial Lender, such Affiliate has total assets in excess of $200,000,000, (d) an Approved Fund of any Lender, provided that such Approved Fund has total assets in excess of $200,000,000, and (e) any other financial institution reasonably satisfactory to the Administrative Agent, provided that such financial institution has total assets in excess of $200,000,000; provided, further, that so long as no Event of Default has occurred and is continuing, no (i) airline, commercial air freight carrier, air freight forwarder or entity engaged in the business of parcel transport by air or (ii) Affiliate of any Person described in clause (i) above (other than any Affiliate of such Person as a result of common control by a Governmental Authority or instrumentality thereof, any Affiliate of such Person who becomes a Lender with the consent of the Borrower in accordance with Section 10.02(b), and any Affiliate of such Person under common control with such Person which Affiliate is not actively involved in the management and/or operations of such Person), shall constitute an Eligible Assignee; provided; further, that none of the Borrower, any Guarantor or any Affiliate of the Borrower or any Guarantor shall constitute an Eligible Assignee.
“Eligible Collateral” shall mean, on any date of determination, all Collateral on which the Administrative Agent shall, as of such date, have, to the extent purported to be created by the applicable Collateral Document, a valid and perfected first priority Lien and/or mortgage (or comparable Lien) and which is otherwise subject only to Permitted Liens; provided, with respect to any Appraised Collateral comprising 10% or more (determined on the date such Appraised Collateral was added as Collateral) of the total Borrowing Base of all Eligible Collateral on which the Administrative Agent shall have been granted a valid and perfected first priority Lien and/or mortgage (or comparable Lien) subject only to Permitted Liens after the Closing Date in any individual transaction or series of substantially simultaneous transactions, at any time when the Administrative Agent shall not have received Appraisals, pursuant to Section 5.07 or otherwise pursuant to this Agreement, with respect to substantially all of the existing Appraised Collateral included in the Eligible Collateral within the 180-day period preceding the date on which such Collateral is pledged (a “180-day Period”), such Appraised Collateral shall not, solely for purposes of satisfying the conditions set forth in Section 6.09(c) in connection with any release of Collateral requested by the Borrower pursuant to Section 6.09(c), constitute Eligible Collateral until the earlier of (x) the date on which the Administrative Agent shall have held such Lien and/or mortgage (or comparable Lien) for at least ninety (90) continuous days from the grant or perfection thereof prior to its constituting Eligible Collateral or (y) the date on which the Administrative Agent shall have received Appraisals (including, for

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purposes of this clause (y), all Appraisals received during such 180-Day Period), as applicable, pursuant to Section 5.07 or otherwise pursuant to this Agreement, with respect to substantially all of the other Appraised Collateral.
“Eligible Engine” shall mean any Engine suitable for installation on an Eligible Aircraft or any other Engine reasonably acceptable to the Administrative Agent, in each case that are owned by the Borrower and that are eligible for the benefits of Section 1110.
“Eligible Spare Parts” shall mean any Spare Parts and Appliances, in each case that are owned by the Borrower and that are eligible for the benefits of Section 1110.
“Engine” shall mean an engine used, or intended to be used, to propel an Aircraft, including a part, appurtenance, and accessory of such Engine, except a Propeller.
“Environmental Laws” shall mean all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or legally binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the handling, treatment, storage, disposal, Release or threatened Release of, or the exposure of any Person (including employees) to, any Hazardous Materials.
“Environmental Liability” shall mean any liability (including any liability for damages, natural resource damage, costs of environmental investigation, remediation or monitoring or costs, fines or penalties) resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or the arrangement for disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement, lease or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means any public or private sale either: (a) of Qualifying Equity Interests by the Parent (other than to a Subsidiary of the Parent or pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Parent) or (b) of Equity Interests of a direct or indirect parent entity of the Parent (other than to the Parent or a Subsidiary of the Parent) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Parent.

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“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“Escrow Accounts” shall mean accounts of the Parent or any Subsidiary, solely to the extent any such accounts hold funds set aside by the Parent or any Subsidiary to manage the collection and payment of amounts collected, withheld or incurred by the Parent or such Subsidiary for the benefit of third parties relating to: (a) federal income tax withholding and backup withholding tax, employment taxes, transportation excise taxes and security related charges, (b) any and all state and local income tax withholding, employment taxes and related charges and fees and similar taxes, charges and fees, including, but not limited to, state and local payroll withholding taxes, unemployment and supplemental unemployment taxes, disability taxes, workman’s or workers’ compensation charges and related charges and fees, (c) state and local taxes imposed on overall gross receipts, sales and use taxes, fuel excise taxes and hotel occupancy taxes, (d) passenger facility fees and charges collected on behalf of and owed to various administrators, institutions, authorities, agencies and entities, (e) other similar federal, state or local taxes, charges and fees (including without limitation any amount required to be withheld or collected under applicable law) and (f) other funds held in trust for, or otherwise pledged to or segregated for the benefit of, an identified beneficiary; or (2) accounts, capitalized interest accounts, debt service reserve accounts, escrow accounts and other similar accounts or funds established in connection with the ARB Indebtedness.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the LIBO Rate.
“Eurodollar Tranche” shall mean the collective reference to Eurodollar Loans under the Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
“Event of Default” shall have the meaning given such term in Section 7.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Contributions” means net cash proceeds received by the Parent after the Closing Date from:
(1)    contributions to its common equity capital (other than from any Subsidiary); or

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(2)    the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Parent or any Subsidiary) of Qualifying Equity Interests,
in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed on or around the date such capital contributions are made or the date such Equity Interests are sold, as the case may be. Excluded Contributions will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (a)(3)(B) of Section 6.01 hereof.
“Excluded Subsidiary” means each Subsidiary of the Parent that is a captive insurance company and is prohibited from becoming a Guarantor pursuant to applicable rules and regulations.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrower or any Guarantor hereunder or under any Loan Document, (a) any Taxes based on (or measured by) its net income, profits or capital, or any franchise taxes, imposed (i) by the United States of America or any political subdivision thereof or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) as a result of a present or former connection between such recipient and the jurisdiction imposing such Taxes (other than a connection arising from such recipient’s having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, this Agreement or any Loan Document, or sold or assigned an interest in this Agreement or any Loan Document), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which such recipient is located, (c) in the case of a Lender, any withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment

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pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (d) in the case of a Lender, any withholding Tax that is attributable to such Lender’s failure to deliver the documentation described in Section 2.16(f) or 2.16(g) and (e) any U.S. withholding Tax that is imposed by reason of FATCA.
“Existing Engine Type” shall have the meaning given to such term in Section 5.07.
“Existing Indebtedness” means all Indebtedness of the Parent and its Subsidiaries (other than Indebtedness incurred under clauses (1) or (3) of the definition of “Permitted Debt”) in existence on the Closing Date, until such amounts are repaid.
“Extended Revolving Commitment” shall have the meaning given to such term in Section 2.28(a).
“Extension” shall have the meaning given to such term in Section 2.28(a).
“Extension Amendment” shall have the meaning given to such term in Section 2.28(c).
“Extension Offer” shall have the meaning given to such term in Section 2.28(a).
“Extension Offer Date” shall have the meaning given to such term in Section 2.28(a).
“FAA” shall mean the Federal Aviation Administration of the United States of America and any successor thereto.
“Facility” or “Revolving Facility” shall mean the Revolving Commitments and the Revolving Loans made and Letters of Credit issued thereunder.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an officer of the Borrower (unless otherwise provided in this Agreement); provided that any such officer of the Borrower shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction.

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“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, any amended or successor provisions that are substantively comparable thereto and not materially more onerous to comply with, any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fees” shall collectively mean the Commitment Fees, the Upfront Fees, Letter of Credit Fees and other fees referred to in Section 2.19.
“Field Audit” shall mean a field examination conducted by a Field Auditor pursuant to Section 5.07(b) of the applicable accounts receivable constituting Collateral and books and records related thereto, the results of which shall be reasonably satisfactory to the Administrative Agent in all material respects.
“Field Auditor” shall mean the Administrative Agent or its Affiliates, appraisers or other advisors who may be retained by the Administrative Agent and reasonably acceptable to the Borrower to conduct a Field Audit.
“Fixed Charge Coverage Ratio” shall mean, with respect to any specified Person for any specified period, the ratio of the Consolidated EBITDAR of such Person for such period to the Fixed Charges of such Person for such period. If the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Borrower) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

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In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1)    acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Borrower and certified in an Officer’s Certificate delivered to the Administrative Agent, and including any operating expense reductions for such period resulting from such acquisition that have been realized or for which all of the material steps necessary for realization have been taken) as if they had occurred on the first day of the four-quarter reference period;
(2)    the Consolidated EBITDAR attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(3)    the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
(4)    any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
(5)    any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and
(6)    if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

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“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1)    the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period to the extent that such interest expense is payable in cash (and such interest income is receivable in cash); plus
(2)    the interest component of leases that are capitalized in accordance with GAAP of such Person and its Restricted Subsidiaries for such period to the extent that such interest component is related to lease payments payable in cash; plus
(3)    any interest expense actually paid in cash for such period by such specified Person on Indebtedness of another Person that is guaranteed by such specified Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one of its Restricted Subsidiaries; plus
(4)    the product of (A) all cash dividends accrued on any series of preferred stock of such Person or any of its Restricted Subsidiaries for such period, other than to the Parent or a Restricted Subsidiary of the Parent, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus
(5)    the aircraft rent expense of such Person and its Restricted Subsidiaries for such period to the extent that such aircraft rent expense is payable in cash, all as determined on a consolidated basis in accordance with GAAP.
“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” shall mean any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.
“GAAP” shall mean generally accepted accounting principles in the United States of America, which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

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Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.
“Grantor” shall mean the Borrower and any Guarantor that shall at any time pledge Collateral under a Collateral Document.
“Ground Support Equipment” shall mean the equipment owned by the Borrower or, if applicable, any other Grantor for crew and passenger ground transportation, cargo, mail and luggage handling, catering, fuel/oil servicing, de-icing, cleaning, aircraft maintenance and servicing, dispatching, security and motor vehicles.
“Guarantee” means a guarantee (other than (a) by endorsement of negotiable instruments for collection or (b) customary contractual indemnities, in each case in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).
“Guaranteed Obligations” shall have the meaning given such term in Section  9.01(a).
“Guarantors” shall mean, collectively, the Parent and each Domestic Subsidiary of the Parent that becomes pursuant to Section 5.12, a party to the Guarantee contained in Section 9. As of the Closing Date, Parent is the sole Guarantor.
“Guaranty Obligations” shall have the meaning given such term in Section 9.01(a).
“Hawaiian” means Hawaiian Airlines, Inc., a Delaware corporation.

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“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature that are regulated pursuant to, or could reasonably be expected to give rise to liability under any Environmental Law.
“Hedging Agreement” shall mean any agreement evidencing Hedging Obligations.
“Hedging Obligations” means, with respect to any Person, all obligations and liabilities of such Person under:
(1)    interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)    other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding (x) clauses in purchase agreements and maintenance agreements pertaining to future prices and (y) fuel purchase agreements and fuel sales that are for physical delivery of the relevant commodity.
“IATA” means the International Air Transport Association and any successor thereto.
“Illegality Event” shall have the meaning given to such term in Section 2.29.
“Immaterial Subsidiaries” shall mean one or more Subsidiaries, for which (a) the assets of all such Subsidiaries constitute, in the aggregate, no more than 5% of the total assets of the Parent and its Subsidiaries on a consolidated basis (determined as of the last day of the most recent fiscal quarter of the Parent for which financial statements are available to the Administrative Agent pursuant to Section 5.01), and (b) the revenues of all such Subsidiaries account for, in the aggregate, no more than 5% of the total revenues of the Parent and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of the most recent fiscal quarter of the Parent for which financial statements are available to the Administrative Agent pursuant to Section 5.01; provided that a Subsidiary will not be considered to be an Immaterial Subsidiary if it (1) directly or indirectly guarantees, or pledges any property

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or assets to secure, any Obligations or Junior Secured Debt, or (2) owns any properties or assets that constitute Collateral.
“Increase Effective Date” shall have the meaning given such term in Section 2.27(a).
“Increase Joinder” shall have the meaning given such term in Section 2.27(c).
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of banker’s acceptances;
(4)    representing Capital Lease Obligations;
(5)    representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, but excluding in any event trade payables arising in the ordinary course of business; or
(6)    representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 – Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
For the avoidance of doubt, Banking Product Obligations do not constitute Indebtedness.

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“Indemnified Taxes” shall mean Taxes other than Excluded Taxes imposed on or with respect to any payments made by the Borrower or any Guarantor under this Agreement or any other Loan Document.
“Indemnitee” shall have the meaning given such term in Section 10.04(b).
“Intercreditor Agreement” shall have the meaning given such term in Section 10.17.
“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Payment Date” shall mean (a) as to any Eurodollar Loan having an Interest Period of one, two or three months, the last day of such Interest Period, (b) as to any Eurodollar Loan having an Interest Period of more than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (c) with respect to ABR Revolving Loans, the last Business Day of each March, June, September and December.
“Interest Period” shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a conversion from ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on (but excluding) the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three or six months (or, if available to all applicable Lenders and agreed to by all Lenders, nine or twelve months) thereafter, as the Borrower may elect in the related notice delivered pursuant to Section 2.03 or 2.05; provided that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the applicable Termination Date.
“Interline Receivable” means any right of Borrower or another Grantor to payment of a monetary obligation, whether or not earned by performance, owing from airlines (including any such rights to payment that are paid or payable by or through a clearinghouse), including rights to payment of a monetary obligation relative to (i) passenger flight tickets that were or will be issued by such airlines, (ii) baggage handling services, (iii) freight transportation, (iv) transportation related goods and services, such as maintenance, ground handling, catering, and rentals, and (v) Universal Air Travel Plan transactions.
“International Interest” shall mean an “international interest” as defined in the Cape Town Treaty.

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“International Registry” shall mean the “International Registry” as defined in the Cape Town Treaty.
“Investments” means, with respect to any Person, all direct or indirect investments made from and after the Closing Date by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (but excluding advance payments and deposits for goods and services in the ordinary course of business) or capital contributions (excluding commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent after the Closing Date such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent, the Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Parent’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 6.01 hereof. Notwithstanding the foregoing, any Equity Interests retained by the Parent or any of its Subsidiaries after a disposition or dividend of assets or Capital Stock of any Person in connection with any partial “spin-off” of a Subsidiary or similar transactions shall not be deemed to be an Investment. The acquisition by the Parent or any Restricted Subsidiary of the Parent after the Closing Date of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 6.01 hereof. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Issuing Lender” shall mean (i) Citibank (or any of its Affiliates reasonably acceptable to the Borrower), in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.02(i), and (ii) if Citibank’s Revolving Commitment is at any time less than $35,000,000 or if Citibank and the Borrower shall agree, any other Lender agreeing to act in such capacity, which other Lender shall be reasonably satisfactory to the Borrower and the Administrative Agent. Each Issuing Lender may, in its reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender reasonably acceptable to the Borrower, which Affiliate shall agree in writing reasonably acceptable to the Borrower to be bound by the provisions of the Loan Documents applicable to an Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

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“Junior Lien Cap” means, as of any date of determination, the aggregate amount of Junior Secured Debt that may be incurred by the Borrower and any Guarantor such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom the Total Collateral Coverage Ratio shall be no less than 1.0 to 1.0.
“Junior Secured Debt” shall mean Indebtedness permitted to be incurred under Section 6.03(b)(21) and permitted to be secured by a Lien on Collateral under Section 6.06.
“Junior Secured Debt Documents” shall mean each indenture, credit agreement and other agreements, instruments and notes evidencing Junior Secured Debt, and each other agreement executed in connection therewith, as each may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“LC Commitment” shall mean, with respect to any Issuing Lender, an amount equal to the Revolving Commitment of such Issuing Lender from time to time.
“LC Disbursement” shall mean a payment made by an Issuing Lender pursuant to a Letter of Credit issued by it.
“LC Exposure” shall mean, at any time, with respect to any Revolving Lender that is an Issuing Lender, the sum of (i) the aggregate maximum undrawn amount of all outstanding Letters of Credit issued by it at such time plus (ii) the aggregate amount of all LC Disbursements made by it that have not yet been reimbursed by or on behalf of the Borrower at such time; provided, that in the case of any escalating Letter of Credit where the face amount thereof is subject to escalation with no conditions, the applicable Issuing Lender’s LC Exposure with respect to such Letter of Credit shall be determined by referring to the maximum face amount to which such Letter of Credit may be so escalated.
“Lenders” shall have the meaning set forth in the first paragraph of this Agreement.
“Letter of Credit” shall mean any irrevocable letter of credit issued pursuant to Section 2.02, which letter of credit shall be (i) a standby letter of credit, (ii) issued for general corporate purposes of the Parent or any Subsidiary of the Parent; provided that in any case the account party of a Letter of Credit must be the Borrower, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Administrative Agent and the applicable Issuing Lender.
“Letter of Credit Account” shall mean the account established by the Borrower under the sole and exclusive control of the Administrative Agent maintained at the office of the Administrative Agent at: 388 Greenwich Street, 14th Floor, New York, NY 10013, designated as

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the “Hawaiian Airlines MOU Pledge Account” that shall be used solely for the purposes set forth herein.
“Letter of Credit Fees” shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.
“LIBO Rate” shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum appearing on Bloomberg Page BBAM1 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that the rate identified in clause (i) of the foregoing sentence is not available at such time for any reason, then such rate shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.
“Liquidity” shall mean the sum of (i) all unrestricted cash and Cash Equivalents of the Parent and its Restricted Subsidiaries calculated as the sum of the line items “Cash and cash equivalents” plus “Short-Term Investments” plus securities classified as “Available for Sale” (as set forth in the current asset line of the balance sheet of the Parent) (excluding, for the avoidance of doubt, any Cash Equivalents held in accounts subject to Account Control Agreements or otherwise then pledged to secure revolving credit facilities referred to in clause (ii) below), (ii) the aggregate principal amount committed and available to be drawn by the Parent and its Restricted Subsidiaries (taking into account all borrowing base limitations, collateral coverage requirements or other restrictions on borrowing availability) under all revolving credit facilities (including this Facility) of the Parent and its Restricted Subsidiaries and (iii) to the extent not being used to repay other Indebtedness, the scheduled net proceeds of any Capital Markets Offering of the Parent or any of its Restricted Subsidiaries that has priced but has not yet closed (until the earliest of the closing thereof, the termination thereof without

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closing or the date that falls five (5) Business Days after the initial scheduled closing date thereof).
“Loan Request” shall mean a request by the Borrower, executed by a Responsible Officer of the Borrower, for a Loan in accordance with Section 2.03 in substantially the form of Exhibit C.
“Loans” shall mean the Revolving Loans.
“Loan Documents” shall mean this Agreement, the Collateral Documents, any Intercreditor Agreement and any other instrument or agreement (which is designated as a Loan Document therein) executed and delivered by the Borrower or a Guarantor to the Administrative Agent, any Issuing Lender or any Lender, in each case, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time in accordance with the terms hereof.
“Margin Stock” shall have the meaning given such term in Section 3.11(a).
“Markdown Date” shall have the meaning given to such term in Section 5.07(b).
“Material Adverse Change” shall mean any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
“Material Adverse Effect” shall mean (i) a material adverse effect on (a) the consolidated business, operations or financial condition of the Parent and its Restricted Subsidiaries, taken as a whole, (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder, or (c) the ability of the Borrower and the Guarantors, collectively, to pay the Obligations or (ii) a Collateral Material Adverse Effect.
“Material Eligible Account” means, as of any date of determination, an Eligible Account for which, after excluding the Certified Value of such Eligible Account, as determined by the most recent Officer’s Certificate delivered by the Borrower pursuant to Section 5.01(f) with respect to such Eligible Account, from the aggregate Certified Value of all Pledged Accounts as of such date, the Borrower would not reasonably be expected to be in compliance with Section 6.09(a).
“Material Indebtedness” shall mean Indebtedness of the Borrower or one or more Guarantors (other than the Loans and obligations relating to Letters of Credit) outstanding under the same agreement in a principal amount exceeding $100.0 million.

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“Mileage Plan Receivable” means any right of Borrower or another Grantor to payment of a monetary obligation, whether or not earned by performance, for the purchase of miles or credits.
“Minimum Extension Condition” shall have the meaning given such term in Section 2.28(b).
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgage Supplement” shall have the meaning set forth in the Aircraft and Spare Engine Mortgage and each Other Aircraft Mortgage, as the context may require.
“Mortgaged Collateral” shall mean all of the “Collateral” as defined in (i) the Aircraft and Spare Engine Mortgage (including as supplemented by any Mortgage Supplement relating thereto) and (ii) each Other Aircraft Mortgage (including as supplemented by any Mortgage Supplement relating thereto).
“Net Proceeds” means the aggregate cash and Cash Equivalents received by the Parent or any of its Restricted Subsidiaries in respect of any Collateral Sale (including, without limitation, any cash or Cash Equivalents received in respect of or upon the sale or other disposition of any non-cash consideration received in any Collateral Sale) or Recovery Event, net of: (a) the direct costs and expenses relating to such Collateral Sale and incurred by the Parent or a Restricted Subsidiary (including the sale or disposition of such non-cash consideration) or any such Recovery Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Collateral Sale or Recovery Event, taxes paid or payable as a result of the Collateral Sale or Recovery Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; (b) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP; ; and (c) any portion of the purchase price from a Collateral Sale placed in escrow pursuant to the terms of such Collateral Sale (either as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Collateral Sale) until the termination of such escrow.
“Net Proceeds Amount” shall have the meaning given such term in Section 2.12(a).
“New Lender” shall have the meaning given such term in Section 2.27(a).
“Non-Defaulting Lender” shall mean, at any time, a Revolving Lender that is not a Defaulting Lender.
“Non-Extending Lender” shall have the meaning given such term in Section 10.08(g).

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“Non-Recourse Debt” shall mean Indebtedness:
(1)    as to which neither the Parent nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (B) is directly or indirectly liable as a guarantor or otherwise; and
(2)    as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of the Parent or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).
“Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition of bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), the Loans, the Designated Hedging Obligations, the Designated Banking Product Obligations, and all other obligations and liabilities of the Borrower to the Administrative Agent, any Issuing Lender or any Lender (or (i) in the case of Designated Hedging Obligations, any obligee with respect to such designated Hedging Obligations who was a Lender or an Affiliate of a Lender when the related Designated Hedging Agreement was entered into, or (ii) in the case of Designated Banking Product Obligations, any obligee with respect to such Designated Banking Product Obligations who was a Lender or a banking Affiliate of any Lender at the time the related Designated Banking Product Agreement was entered into), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under this Agreement or any other Loan Document, whether on account of principal, interest, reimbursement obligations, fees, indemnities, out-of-pocket costs, and expenses (including all fees, charges and disbursements of counsel to the Administrative Agent, any Issuing Lender or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, however, that the aggregate amount of all Designated Hedging Obligations (valued in accordance with the definition thereof) at any time outstanding that shall be included as “Obligations” shall not exceed 10% of the original Total Revolving Commitment in effect on the Closing Date; provided, further, that in no event shall the Obligations include Excluded Swap Obligations.
“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.
“Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

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“Officer’s Certificate” shall mean a certificate signed on behalf of the Borrower or the Parent by an Officer of the Borrower or the Parent, respectively.
“One-Month LIBOR” means, for any day, the rate for deposits in Dollars for a one-month period appearing on the Bloomberg Page BBAM1 as of 11:00 a.m., London time, on such day.
“Ordinary Course of Business” means, with respect to any Grantor, (i) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of, Parent and its Affiliates, (ii) customary and usual in the commercial airline industry in the United States, or (iii) consistent with the past or current practice of one or more commercial air carriers based in the United States.
“Other Aircraft Mortgage” means the Mortgage and Security Agreement, in substantially the form of Exhibit G, entered into by an applicable Grantor and the Administrative Agent, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Other Eligible Aircraft” shall mean any aircraft (i) that is owned by any applicable Grantor (other than the Borrower) that is not a U.S. Air Carrier, (ii) that is leased to a U.S. Air Carrier, so long as such lease allows for such aircraft to be eligible for the benefits of Section 1110 with respect to such lease, or a lessee that is situated in a Cape Town Country and (iii) for which the conditions specified in the Other Aircraft Mortgage relating to the pledge of such aircraft have been satisfied.
“Other Taxes” shall mean any and all present or future court stamp, mortgage, intangible, recording, filing or documentary taxes or any other similar, charges or similar levies arising from any payment made hereunder or from the execution, performance, delivery, registration of or enforcement of this Agreement or any other Loan Document.
“Outstanding Letters of Credit” shall have the meaning given such term in Section 2.02(j).
“Parent” means Hawaiian Holdings, Inc., a Delaware corporation.
“Parent Company” means, with respect to a Revolving Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Revolving Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Revolving Lender.
“Participant” shall have the meaning given such term in Section 10.02(d).

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“Participant Register” shall have the meaning given such term in Section 10.02(d).
“Patriot Act” shall mean the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001 and any subsequent legislation that amends or supplements such Act or any subsequent legislation that supersedes such Act.
“Payroll Accounts” shall mean depository accounts used only for payroll.
“Permitted Business” means any business that is the same as, or reasonably related, ancillary, supportive or complementary to, the business in which the Parent and its Restricted Subsidiaries are engaged on the date of this Agreement.
“Permitted Debt” shall have the meaning set forth in Section 6.03(b).
“Permitted Disposition” shall mean any of the following:
(a)    the Disposition of Collateral permitted under the applicable Collateral Documents;
(b)    the Disposition of cash or Cash Equivalents constituting Collateral in exchange for other cash or Cash Equivalents constituting Collateral and having reasonably equivalent value therefor; provided that this clause (b) shall not permit any Disposition of the Letter of Credit Account or any amounts on deposit therein;
(c)    sales or dispositions of surplus, obsolete, negligible or uneconomical assets no longer used in the business of the Borrower and the other Grantors;
(d)    Dispositions of Collateral among the Grantors (including any Person that shall become a Grantor simultaneous with such Disposition in the manner contemplated by Section 5.12); provided that:
(i)    such Collateral remains at all times subject to a Lien with the same priority and level of perfection as was the case immediately prior to such Disposition (and otherwise subject only to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties following such Disposition,
(ii)    concurrently therewith, the Grantors shall execute any documents and take any actions reasonably required to create, grant, establish, preserve or perfect such Lien in accordance with the other provisions of this Agreement or the Collateral Documents,

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(iii)    concurrently therewith or promptly thereafter, the Administrative Agent, for the benefit of the Secured Parties, shall receive an Officer’s Certificate, with respect to the matters described in clauses (i) and (ii) hereof and, if reasonably requested by the Administrative Agent, an opinion of counsel to the Borrower (which may be in-house counsel) as to the validity and perfection of such Lien on the Collateral, in each case in form and substance reasonably satisfactory to the Administrative Agent,
(iv)    concurrently with any Disposition of Collateral to any Person that shall become a Grantor simultaneous with such Disposition in the manner contemplated by Section 5.12, such Person shall have complied with the requirements of Section 5.12(b); provided further that this clause (d) shall not permit any Disposition of the Letter of Credit Account or any amounts on deposit therein, and
(v)    the preceding provisions of clauses (i) through (iv) shall not be applicable to any Disposition resulting from a merger or consolidation permitted by Section 6.10; and
(e)    the lease or sublease of assets and properties in the ordinary course of business; provided that, the rights of the lessee or sublessee shall be subordinated to the rights (including remedies) of the Administrative Agent under the applicable Collateral Document on terms reasonably satisfactory to the Administrative Agent; and
“Permitted Investments” shall mean:
(1)    any Investment in the Parent or in a Restricted Subsidiary of the Parent;
(2)    any Investment in cash, Cash Equivalents and any foreign equivalents;
(3)    any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person, if as a result of such Investment:
(A)    such Person becomes a Restricted Subsidiary of the Parent; or
(B)    such Person, in one transaction or a series of related and substantially concurrent transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;

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(4)    any Investment made as a result of the receipt of non-cash consideration from a Disposition of assets;
(5)    any acquisition of assets or Capital Stock in exchange for the issuance of Qualifying Equity Interests;
(6)    any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Parent or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (B) litigation, arbitration or other disputes;
(7)    Investments represented by Hedging Obligations;
(8)    loans or advances to officers, directors or employees made in the ordinary course of business of the Parent or any Restricted Subsidiary of the Parent in an aggregate principal amount not to exceed $10.0 million at any one time outstanding;
(9)    prepayment of any Loans in accordance with the terms and conditions of this Agreement;
(10)    any guarantee of Indebtedness permitted to be incurred pursuant to Section 6.03 hereof other than a guarantee of Indebtedness of an Affiliate of the Parent that is not a Restricted Subsidiary of the Parent;
(11)    any Investment existing on, or made pursuant to binding commitments existing on, the Closing Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Closing Date; provided that the amount of any such Investment may be increased (A) as required by the terms of such Investment as in existence on the Closing Date or (B) as otherwise permitted under this Agreement;
(12)    Investments acquired after the Closing Date as a result of the acquisition by the Parent or any Restricted Subsidiary of the Parent of another Person, including by way of a merger, amalgamation or consolidation with or into the Parent or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 6.10 hereof after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger,

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amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(13)    the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Parent or a Subsidiary of the Parent in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction;
(14)    accounts receivable arising in the ordinary course of business;
(15)    Investments in connection with outsourcing initiatives in the ordinary course of business;
(16)    Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value other than a reduction for all returns of principal in cash and capital dividends in cash), when taken together with all Investments made pursuant to this clause (16) that are at the time outstanding, not to exceed $300.0 million at any one time outstanding in connection with (A) travel or airline related businesses made in connection with marketing and promotion agreements, alliance agreements, distribution agreements, agreements with respect to fuel consortiums, agreements relating to flight training, agreements relating to insurance arrangements, agreements relating to parts management systems and other similar agreements or (B) joint ventures in existence on the Closing Date or formed thereafter; and
(17)    other Investments in any Person that do not involve properties or assets that constitute Collateral, having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed 3.0% of the total consolidated assets of the Parent and its Restricted Subsidiaries at the time of such Investment.
“Permitted Liens” means:
(1)    Liens held by the Administrative Agent securing the Obligations;
(2)    Liens securing Junior Secured Debt in an aggregate principal amount (as of the date of incurrence of any such Junior Secured Debt and after

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giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Junior Lien Cap, provided that such Liens shall (x) rank junior to the Liens in favor of the Administrative Agent securing the Obligations and (y) be subject to an Intercreditor Agreement reasonably acceptable to the Administrative Agent and the Required Lenders;
(3)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(4)    Liens imposed by law, including carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;
(5)    Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default hereunder;
(6)    Liens created for the benefit of (or to secure) the Obligations or any Guaranty Obligations;
(7)    (A) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or Cash Equivalents, if any, and (B) Liens arising by operation of law or that are contractual rights of set-off in favor of the depository bank or securities intermediary in respect of the Letter of Credit Account or the Collateral Proceeds Account;
(8)    licenses, sublicenses, leases and subleases by any Grantor as they relate to any aircraft, airframe, engine, Mortgaged Collateral or any Additional Collateral and to the extent (A) such licenses, sublicenses, leases or subleases do not interfere in any material respect with the business of the Parent and its Restricted Subsidiaries, taken as a whole, and in each case, such license, sublicense, lease or sublease is to be subject and subordinate to the Liens granted to the Administrative Agent pursuant to the Collateral Documents, and in each case, would not result in a Collateral Material Adverse Effect or (B) otherwise expressly permitted by the Collateral Documents;

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(9)    salvage or similar rights of insurers, in each case as it relates to any aircraft, airframe, engine, Mortgaged Collateral or any Additional Collateral, if any;
(10)    in each case as it relates to any aircraft, Liens on appliances, parts, components, instruments, appurtenances, furnishings and other equipment installed on such aircraft and separately financed by a Grantor, to secure such financing;
(11)    Liens incurred in the ordinary course of business of the Parent or any Restricted Subsidiary of the Parent with respect to obligations that do not exceed in the aggregate $7.5 million at any one time outstanding; and
(12)    Liens on Collateral permitted under the Collateral Document granting a Lien on such Collateral.
“Permitted Refinancing Indebtedness” shall mean any Indebtedness (or commitments in respect thereof) of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or accreted value, if applicable) when initially incurred of the Indebtedness renewed, refunded, extended, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith); provided that with respect to any such Permitted Refinancing Indebtedness that is refinancing secured Indebtedness and is secured by the same collateral, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness shall not exceed the greater of the preceding amount and the Fair Market Value of the assets securing such Permitted Refinancing Indebtedness;
(2)    if such Permitted Refinancing Indebtedness has a maturity date that is after the Revolving Facility Maturity Date (with any amortization payment comprising such Permitted Refinancing Indebtedness being treated as maturing on its amortization date), such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity that is (A) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged or (B) more than 60 days after the Revolving Facility Maturity Date;

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(3)    if the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Loans, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Loans on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged;
(4)    no Restricted Subsidiary that is not a Guarantor shall be an obligor with respect to such Permitted Refinancing Indebtedness unless such non-Guarantor Restricted Subsidiary was an obligor with respect to the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged; and
(5)    notwithstanding that the Indebtedness being renewed, refunded, refinanced, extended, replaced, defeased or discharged may have been repaid or discharged by the Parent or any of its Restricted Subsidiaries prior to the date on which the new Indebtedness is incurred, Indebtedness that otherwise satisfies the requirements of this definition may be designated as Permitted Refinancing Indebtedness so long as such renewal, refunding, refinancing, extension, replacement, defeasance or discharge occurred not more than 36 months prior to the date of such incurrence of Permitted Refinancing Indebtedness.
“Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization, Airport Authority or Governmental Authority or any agency or political subdivision thereof.
“Pledged Accounts” means, as of any date, the Eligible Accounts included in the Collateral as of such date.
“Pledged Aircraft” means, as of any date, the Eligible Aircraft included in the Collateral as of such date.
“Pledged Cash and Cash Equivalents” means, as of any date, the amount of cash and Cash Equivalents included in the Collateral as of such date.
“Pledged Engines” means, as of any date, the Eligible Engines included in the Collateral as of such date.
“Pledged Ground Support Equipment” means, as of any date, the Ground Support Equipment included in the Collateral as of such date.

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“Pledged Spare Parts” means, as of any date, the Eligible Spare Parts included in the Collateral as of such date.
“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by Citibank, as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Citibank in connection with extensions of credit to debtors); each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Professional User” shall have the meaning given it in the Regulations and Procedures for the International Registry.
“Propeller” shall mean any propeller, including any part, appurtenance, and accessory of a propeller.
“Put Exposure” means the principal amount of Loans, LC Exposure and unused Revolving Commitments that Lenders have elected be prepaid, discharged and terminated, respectively, pursuant to Section 2.12(g) in response to a Change of Control Offer.
“QEC Kits” means the quick engine change kits of any Grantor.
“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Parent or any of its Subsidiaries pursuant to which the Parent or any of its Subsidiaries sells, conveys or otherwise transfers to (a) a Receivables Subsidiary or any other Person (in the case of a transfer by the Parent or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Parent or any of its Subsidiaries, and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, other than assets that constitute Collateral or proceeds of Collateral.
“Qualified Replacement Assets” means Additional Collateral of any of the types described in clauses (c) and (d) of the definition of “Additional Collateral”.
“Qualifying Equity Interests” means Equity Interests of the Parent other than Disqualified Stock.

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“Ratings” shall mean as of any date of determination, the corporate credit rating as determined by S&P or the corporate family rating as determined by Moody’s, as applicable, of the Borrower.
“Receivables Subsidiary” means a Subsidiary of the Parent which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Parent (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (1) is guaranteed by the Parent or any Restricted Subsidiary of the Parent (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an “incidental pledge”), and excluding any guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (2) is recourse to or obligates the Parent or any Restricted Subsidiary of the Parent in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (3) subjects any property or asset of the Parent or any Subsidiary of the Parent (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Parent nor any Subsidiary of the Parent has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to the Parent or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent, and (ii) fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Parent nor any Subsidiary of the Parent has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Parent will be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.
“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Collateral or any Event of Loss (as defined in the related Collateral Document pursuant to which a security interest in such Collateral is granted to the Administrative Agent, if applicable).
“Register” shall have the meaning set forth in Section 10.02(b)(iv).

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“Regulations and Procedures for the International Registry” shall mean the official English language text of the International Registry Procedures and Regulations issued by the Supervisory Authority (as defined in the Cape Town Convention) pursuant to the Aircraft Protocol.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, employees, agents and advisors of such Person and such Person’s Affiliates.
“Release” shall have the meaning specified in Section 101(22) of the Comprehensive Environmental Response Compensation and Liability Act.
“Required Lenders” shall mean, at any time, Lenders holding more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding. The Revolving Extensions of Credit, outstanding Loans and Commitments of any Defaulting Lender shall be disregarded in determining the “Required Lenders” at any time.
“Responsible Officer” means an Officer.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Payments” shall have the meaning set forth in Section 6.01(a).
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
“Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the Revolving Facility Termination Date with respect to the applicable Revolving Commitments.
“Revolving Commitment” or “Commitment” shall mean the commitment of each Revolving Lender to make Revolving Loans and, if such Revolving Lender is an Issuing Lender, to issue Letters of Credit, hereunder in an aggregate principal not to exceed the amount set forth under the heading “Revolving Commitment” opposite its name in Annex A hereto or in the Assignment and Acceptance pursuant to which such Revolving Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Revolving Commitments is $175,000,000.
“Revolving Commitment Percentage” shall mean, at any time, with respect to each Revolving Lender, the percentage obtained by dividing its Revolving Commitment at such time by the Total Revolving Commitment or, if the Revolving Commitments have been

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terminated, the Revolving Commitment Percentage of each Revolving Lender that existed immediately prior to such termination.
“Revolving Extensions of Credit” shall mean, as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) if such Lender is an Issuing Lender, such Lender’s LC Exposure then outstanding.
“Revolving Facility Maturity Date” shall mean, with respect to (a) Revolving Commitments that have not been extended pursuant to Section 2.28, November 7, 2017 and (b) with respect to Extended Revolving Commitments, the final maturity date therefor as specified in the applicable Extension Offer accepted by the respective Revolving Lender or Revolving Lenders.
“Revolving Facility Termination Date” shall mean the earlier to occur of (a) the Revolving Facility Maturity Date with respect to the applicable Revolving Commitments, (b) the acceleration of the Loans (if any) and the termination of the Commitments in accordance with the terms hereof and (c) the termination of the applicable Revolving Commitments as a whole pursuant to Section 2.11.
“Revolving Lender” shall mean each Lender having a Revolving Commitment.
“Revolving Loan” shall have the meaning set forth in Section 2.01(a).
“Revolving Loan Percentage” shall mean, with respect to each Revolving Lender, determined as of the date of each advance of a Revolving Loan and prior to giving effect thereto, the percentage determined by dividing (i) the Revolving Commitment of such Revolving Lender minus the Revolving Extensions of Credit of such Revolving Lender by (ii) the Total Revolving Commitments minus the Total Revolving Extensions of Credit.
“Sale of a Grantor” means, with respect to any Collateral, an issuance, sale, lease, conveyance, transfer or other disposition of the Capital Stock of the applicable Grantor that owns such Collateral other than (1) an issuance of Equity Interests by a Grantor to the Parent or another Restricted Subsidiary of the Parent, and (2) an issuance of directors’ qualifying shares.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions, which as of the Closing Date include Cuba, Iran, North Korea, Sudan and Syria.

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“Sanctioned Person” means, at any time, (a) a Person which is subject or target of any Sanctions or (b) any Person owned or controlled by any such Person or Persons.
“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
“SEC” shall mean the United States Securities and Exchange Commission.
“Section 1110” means 11 U.S.C. Section 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy law in effect from time to time.
“Section 1110 Eligible Aircraft” shall mean (a) Airbus model A320, A330 and A350 family aircraft, (b) Boeing model 737NG, 737MAX, 767 and 787 family aircraft, (c) ATR turboprop aircraft or (d) Boeing model 717 and 767 family aircraft, in each case that are owned by the Borrower or any other applicable Grantor that is a U.S. Air Carrier and that are eligible for the benefits of Section 1110.
“Secured Parties” shall mean the Administrative Agent, the Issuing Lenders, the Lenders and all other holders of Obligations.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Security Agreement” means the Security Agreement, in substantially the form of Exhibit F, entered into by the Borrower and the Agent, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Significant Subsidiary” means any Restricted Subsidiary of the Parent that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Agreement.
“Spare Parts” shall mean all accessories, appurtenances, or parts of an Aircraft (except an Engine or Propeller), Engine (except a Propeller), Propeller, or Appliance, that are to be installed at a later time in an Aircraft, Engine, Propeller or Appliance.
“Spare Parts Security Agreement” means the Mortgage and Security Agreement (Spare Parts), in substantially the form of Exhibit E, entered into by the Borrower and the Administrative Agent, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance Guarantees and servicing obligations entered into by the Parent or any Subsidiary (other than a Receivables Subsidiary), which are customary in connection with any Qualified Receivables Transaction.

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“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in reserve percentage.
“Stored” shall mean, as to any Aircraft or Engine, that such Aircraft or Engine has been stored (a) with a low expectation of a return to service within the one year following commencement of such storage and (b) in a manner intended to minimize the rate of environmental degradation of the structure and components of such Aircraft or Engine (as the case may be) during such storage.
“Subsidiary” shall mean, with respect to any Person
(1)    any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and
(2)    any partnership, joint venture or limited liability company of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of

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membership, general, special or limited partnership interests or otherwise and (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, assessments, fees, deductions, charges or withholdings imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.
“Termination Date” shall mean with respect to the Revolving Loans, the Revolving Facility Termination Date applicable to the related Revolving Commitments.
“Title 14” means Title 14 of the U.S. Code of Federal Regulations, including Part 93, Subparts K and S thereof, as amended from time to time or any successor or recodified regulation.
“Title 49” shall mean Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto, and any subsequent legislation that amends, supplements or supersedes such provisions.
“Total Collateral Coverage Ratio” shall mean the ratio of (i) the aggregate Appraised Value of all Appraised Collateral plus the Certified Value of all Pledged Accounts plus the Pledged Cash and Cash Equivalents to (ii) the sum, without duplication, of (w) the Total Revolving Extensions of Credit then outstanding (other than LC Exposure that has been Cash Collateralized in accordance with Section 2.02(j)), plus (x) the aggregate amount of all Designated Hedging Obligations that constitute “Obligations” then outstanding, plus (y) the aggregate outstanding principal amount of Junior Secured Debt.
“Total Obligations” shall have the meaning provided in the definition of Collateral Coverage Ratio.
“Total Revolving Commitment” shall mean, at any time, the sum of the Revolving Commitments at such time.
“Total Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

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“Transactions” shall mean the execution, delivery and performance by the Borrower and Guarantors of this Agreement and the other Loan Documents to which they may be a party, the creation of the Liens in the Collateral in favor of the Administrative Agent and/or the Administrative Agent for the benefit of the Secured Parties, the borrowing of Loans and the use of the proceeds thereof, and the request for and issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“United States Citizen” shall have the meaning set forth in Section 3.02.
“Unrestricted Subsidiary” means any Subsidiary of the Parent that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary in compliance with Section 5.06 hereof pursuant to a resolution of the Board of Directors, but only if such Subsidiary:
(1)    has no Indebtedness other than Non-Recourse Debt;
(2)    except as permitted by Section 6.05 hereof, is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent;
(3)    is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;
(4)    has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries; and
(5)    does not own any assets or properties that constitute Collateral.
“Unused Total Revolving Commitment” shall mean, at any time, (a) the Total Revolving Commitment less (b) the Total Revolving Extensions of Credit.

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“Upfront Fee Percentage” shall have the meaning set forth in Annex C.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)    the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)    the then outstanding principal amount of such Indebtedness.
“Withholding Agent” shall mean the Borrower, a Guarantor and the Administrative Agent.
Section 1.02.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, extended, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless expressly provided otherwise, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) “knowledge” or “aware” or words of similar import shall mean, when used in reference to the Borrower or the Guarantors, the actual knowledge of any Responsible Officer.

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Section 1.03.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Upon any such request for an amendment, the Borrower, the Required Lenders and the Administrative Agent agree to consider in good faith any such amendment in order to amend the provisions of this Agreement so as to reflect equitably such accounting changes so that the criteria for evaluating the Borrower’s consolidated financial condition shall be the same after such accounting changes as if such accounting changes had not occurred.
SECTION 2.

AMOUNT AND TERMS OF CREDIT
Section 2.01.    Commitments of the Lenders.
(a)    Revolving Commitments.  (i) Each Revolving Lender severally, and not jointly with the other Revolving Lenders, agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans denominated in Dollars (each a “Revolving Loan” and collectively, the “Revolving Loans”) to the Borrower at any time and from time to time during the Revolving Availability Period in an aggregate outstanding principal amount not to exceed, when added to such Revolving Lender’s LC Exposure (if any), the Revolving Commitment of such Revolving Lender, which Revolving Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Revolving Loans plus the LC Exposure exceed the Total Revolving Commitment.
(i)    Each Borrowing of a Revolving Loan shall be made from the Revolving Lenders based upon each Revolving Lender’s Revolving Loan Percentage of such Revolving Loan; provided, however, that the failure of any Revolving Lender to make any Revolving Loan shall not in itself relieve the other Revolving Lenders of their obligations to lend.
(b)    Type of Borrowing.  Each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at

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its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    Amount of Borrowing.  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is in an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire Unused Total Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.02(e). Borrowings of more than one Type may be outstanding at the same time.
(d)    Limitation on Interest Period.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of a Revolving Loan if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date with respect to the applicable Revolving Commitments.
Section 2.02.    Letters of Credit.
(a)    General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of (and, subject to the penultimate sentence of clause (b) below, the applicable Issuing Lender shall issue) Letters of Credit in Dollars, at any time and from time to time during the Revolving Availability Period, in each case, for the Borrower’s own account or the account of any other Subsidiary of the Parent, in a form reasonably acceptable to the Administrative Agent, such Issuing Lender and the Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall either provide (i) telephonic notice promptly followed by written notice or (ii) hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender (which approval shall not be unreasonably withheld, delayed or conditioned)) to the applicable Issuing Lender and the Administrative Agent (at least two (2) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying (1) the date of issuance, amendment, renewal or extension (which shall

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be a Business Day), (2) the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), (3) the amount of such Letter of Credit, (4) the name and address of the beneficiary thereof and (5) such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit; provided that, to the extent such standard form (and/or any related reimbursement agreement) is inconsistent with the Loan Documents, the Loan Documents shall control. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the Revolving Extensions of Credit of such Issuing Lender shall not exceed its Revolving Commitment. No Issuing Lender (other than an Affiliate of the Administrative Agent) shall permit any such issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement.
(c)    Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is one (1) Business Day prior to the earliest Revolving Facility Maturity Date with respect to the Revolving Commitments of the applicable Issuing Lender (provided that, to the extent that such Letter of Credit has been Cash Collateralized pursuant to the terms of any Extension Amendment, such Revolving Commitments shall be disregarded for purposes of this clause (ii)).
(d)     [Reserved]
(e)    Reimbursement.  If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to the amount of such LC Disbursement not later than the first Business Day following the date the Borrower receives notice from the Issuing Lender of such LC Disbursement; provided that, in the case of any LC Disbursement, to the extent not reimbursed and, subject to the satisfaction (or waiver) of the conditions to borrowing set forth herein, including, without limitation, making a request in accordance with Section 2.03(a) that such payment shall be financed with an ABR Revolving Borrowing, as the case may be, in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing; provided, further that for purposes of determining the Revolving Loan Percentage of each Revolving Lender with respect to such ABR Revolving Borrowing, such LC Disbursement shall not be deemed to be a Revolving Extension of Credit.

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(f)    Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.02(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.02, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders, nor the applicable Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the applicable Issuing Lender (as finally determined by a court of competent jurisdiction), the applicable Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures.  The applicable Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment, whether the applicable Issuing Lender has made or will make an LC Disbursement

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thereunder and the amount of such LC Disbursement; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Lender with respect to any such LC Disbursement in accordance with the terms herein.
(h)    Interim Interest.  If the applicable Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse (including by a Borrowing) such LC Disbursement in full not later than the first Business Day following the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse (including by a Borrowing) such LC Disbursement when due pursuant to Section 2.02(e), then Section 2.08 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender.
(i)    Replacement of the Issuing Lender.  Any Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.21. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j)    Replacement of Letters of Credit; Cash Collateralization.  The Borrower shall (i) upon or prior to the occurrence of the earlier of (A) the Revolving Facility Maturity Date with respect to all Revolving Commitments and (B) the acceleration of the Loans (if any) and the termination of the Commitments in accordance with the terms hereof, (x) cause all Letters of Credit which expire after the earlier to occur of (A) the Revolving Facility Maturity Date with respect to all Revolving Commitments and (B) the acceleration of the Loans (if any) and the termination of the Commitments in accordance with the terms hereof (the “Outstanding Letters of Credit”) to be returned to the applicable Issuing Lender undrawn and marked “cancelled” or (y) if the Borrower does not do so in whole or in part, either (A) provide one or more “back-to-back” letters of credit to each applicable Issuing Lender with respect to any such Outstanding Letters of Credit in a form reasonably satisfactory to each such Issuing Lender and the Administrative Agent, issued by a bank satisfactory to each such Issuing Lender (in its sole discretion) and the Administrative Agent, and/or (B) deposit cash in the Letter of Credit Account,

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as collateral security for the Borrower’s reimbursement obligations in connection with any such Outstanding Letters of Credit, such cash (or any applicable portion thereof) to be promptly remitted to the Borrower (provided no Default or Event of Default has occurred and is continuing) upon the expiration, cancellation or other termination or satisfaction of the Borrower’s reimbursement obligations with respect to such Outstanding Letters of Credit, in whole or in part, in an aggregate principal amount for all such “back-to-back” letters of credit and any such Cash Collateralization equal to 100% of the then outstanding amount of all LC Exposure (less the amount, if any, on deposit in the Letter of Credit Account prior to taking any action pursuant to clauses (A) or (B) above), and (ii) if required pursuant to Section 2.02(m), 2.12(c), 2.12(d), 2.12(e), 2.12(g)(iii) or 7.01 or pursuant to any Extension Amendment, deposit in the Letter of Credit Account an amount required pursuant to Section 2.02(m), 2.12(c), 2.12(d), 2.12(e), 2.12(g)(iii) or 7.01, or pursuant to any such Extension Amendment, as applicable (any such deposit or provision of back-to-back letters of credit described in the preceding clause (i) or clause (ii), “Cash Collateralization” (it being understood that any LC Exposure shall be deemed to be “Cash Collateralized” only to the extent a deposit or provision of back-to-back letters of credit as described above is made in an amount equal to 100% of the amount of such LC Exposure)). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Letter of Credit Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent (in accordance with its usual and customary practices for investments of this type) and at the Borrower’s risk and reasonable expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account and shall be paid to the Borrower on its request provided no Default or Event of Default has occurred and is continuing. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time. If the Borrower is required to provide Cash Collateralization hereunder pursuant to Section 2.02(m), 2.12(c), 2.12(d), 2.12(e) or 2.12(g)(iii) or the terms of any Extension Amendment, such Cash Collateralization (to the extent not applied as contemplated by the applicable section) shall be returned to the Borrower within three (3) Business Days after the applicable section (or Extension Amendment) no longer requires the provision of such Cash Collateralization.
(k)    Issuing Lender Agreements. Unless otherwise requested by the Administrative Agent, each Issuing Lender shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Lender expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, the aggregate face amount of the Letters of Credit to be issued, amended,

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renewed, or extended by it (and whether, subject to Section 2.02(b), the face amount of any such Letter of Credit was changed thereby) and the aggregate face amount of such Letters of Credit outstanding after giving effect to such issuance, amendment, renewal or extension, (iii) on each Business Day on which such Issuing Lender makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Lender on such day, the date of such failure, and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.
(l)    [Reserved]
(m)    Provisions Related to Extended Revolving Commitments.  If the maturity date in respect of any tranche of Revolving Commitments of an Issuing Lender occurs prior to the expiration of any Letter of Credit issued by such Issuing Lender, then (i) if one or more other tranches of Revolving Commitments of such Issuing Lender in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued under such Issuing Lender’s Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of such Issuing Lender’s unutilized Revolving Commitments thereunder at such time and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.02(j). For the avoidance of doubt, commencing with the maturity date of any tranche of Revolving Commitments of any Issuing Lender, the sublimit for Letters of Credit issued by such Issuing Lender under any tranche of Revolving Commitments that has not so then matured shall be as agreed in the relevant Extension Amendment with such Issuing Lender (to the extent such Extension Amendment so provides).
Section 2.03.    Requests for Loans.
(a)    Unless otherwise agreed to by the Administrative Agent in connection with making the initial Revolving Loans, to request a Revolving Loan, the Borrower shall notify the Administrative Agent of such request by (i) telephone or (ii) by hand or by facsimile delivery of a written Loan Request (A) in the case of a Eurodollar Loan, not later than 2:00 p.m., New York City time, three (3) Business Days before the date of the proposed Loan and (B) in the case of an ABR Loan, not later than 12:00 noon, New York City time, on the date of the proposed Loan. Each such telephonic Loan request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Loan Request signed by the Borrower. Each such telephonic Loan request and written Loan Request shall specify the following information in compliance with Section 2.01(a):

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(i)    the aggregate amount of the requested Loan (which shall comply with Section 2.01(c));
(ii)    the date of such Loan, which shall be a Business Day;
(iii)    whether such Loan is to be an ABR Loan or a Eurodollar Loan; and
(iv)    in the case of a Eurodollar Loan, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.
If no election as to the Type of Loan is specified, then the requested Loan shall be an ABR Loan. If no Interest Period is specified with respect to any requested Eurodollar Loan, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(b)    Promptly following receipt of a Loan Request in accordance with this Section 2.03, the Administrative Agent shall advise each Revolving Lender of the details thereof and of the amount of such Revolving Lender’s Loan to be made as part of the requested Loan.
Section 2.04.    Funding of Loans.
(a)    Each Revolving Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., New York City time, or such earlier time as may be reasonably practicable, to the account of the Administrative Agent most recently designa    ted by it for such purpose by notice to the Lenders. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Loan Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.02(e) shall be remitted by the Administrative Agent to the Issuing Lender.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan (or, with respect to any ABR Loan made on same-day notice, prior to 11:00 a.m., New York City time, on the date of such Loan) that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.04 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith

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upon written demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate otherwise applicable to such Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Loan and the Borrower shall not be obligated to repay such amount pursuant to the preceding sentence if not previously repaid.
Section 2.05.    Interest Elections.
(a)    The Borrower may elect from time to time to (i) convert ABR Loans to Eurodollar Loans, (ii) convert Eurodollar Loans to ABR Loans, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto or (iii) continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto.
(b)    To make an Interest Election Request pursuant to this Section 2.05, the Borrower shall notify the Administrative Agent of such election by telephone or by hand or facsimile delivery of a written Interest Election Request by the time that a Loan Request would be required under Section 2.03(a) if the Borrower were requesting a Loan of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in substantially the same form as a Loan Request signed by the Borrower.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

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(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a one month Eurodollar Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, and upon the request of the Required Lenders, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.06.    Limitation on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than twenty Eurodollar Tranches shall be outstanding at any one time.
Section 2.07.    Interest on Loans.
(a)    Subject to the provisions of Section 2.08, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days or 366 days in a leap year) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
(b)    Subject to the provisions of Section 2.08, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the LIBO Rate for such Interest Period in effect for such Borrowing plus the Applicable Margin.

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(c)    Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Termination Date with respect to such Loans and thereafter on written demand and upon any repayment or prepayment thereof (on the amount repaid or prepaid); provided that in the event of any conversion of any Eurodollar Loan to an ABR Loan, accrued interest on such Loan shall be payable on the effective date of such conversion.
Section 2.08.    Default Interest. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.02(e) of any LC Disbursements), whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on written demand of the Administrative Agent from time to time pay interest, to the extent permitted by law, on all overdue amounts up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the Alternate Base Rate is applicable, a year of 365 days or 366 days in a leap year) equal to (a) with respect to the principal amount of any Loan, the rate then applicable for such Borrowings plus 2.0%, and (b) in the case of all other amounts, the rate applicable for ABR Loans plus 2.0%.
Section 2.09.    Alternate Rate of Interest. In the event, and on each occasion, that on the date that is two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written, facsimile or telegraphic notice of such determination to the Borrower and the Lenders and, until the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Borrowing of Eurodollar Loans hereunder (including pursuant to a refinancing with Eurodollar Loans and including any request to continue, or to convert to, Eurodollar Loans) shall be deemed a request for a Borrowing of ABR Loans.
Section 2.10.    Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the ratable account of each Revolving Lender the then unpaid principal amount of each Revolving Loan then outstanding on the Revolving Facility Termination Date applicable to such Revolving Loan.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from

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each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The Borrower shall have the right, upon reasonable notice, to request information regarding the accounts referred to in the preceding sentence.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall promptly execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in a form furnished by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.02) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.
Section 2.11.    Optional Termination or Reduction of Revolving Commitments. Upon at least one (1) Business Day prior written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate a Total Revolving Commitment (subject to compliance with Section 2.12(e)), or from time to time in part permanently reduce the Unused Total Revolving Commitment; provided that each such notice shall only be revocable to the extent such termination or reduction would have resulted from a refinancing of the Obligations, which refinancing shall not be consummated or shall otherwise be delayed. Each such reduction of the Unused Total Revolving Commitment shall be in the principal amount not less than $1,000,000 and in an integral multiple of $1,000,000. Simultaneously with each reduction or termination of the Revolving Commitment, the Borrower shall (i) pay to the Administrative Agent for the account of each Revolving Lender the Commitment Fee accrued and unpaid on the amount of the Revolving Commitment of such Revolving Lender so terminated or reduced through the date thereof and (ii) any outstanding Letters of Credit issued by an Issuing Lender that results in the amount of such Issuing Lender’s Revolving Extensions of Credit then outstanding to exceed the Revolving Commitment (as so reduced) of such Revolving Lender shall be reduced and cancelled (or Cash Collateralized in accordance with Section 2.02(j)) as necessary to ensure the portion (if any) thereof outstanding and not Cash

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Collateralized does not exceed such Issuing Lender’s Revolving Commitment (as so reduced). Any reduction of the Unused Total Revolving Commitment pursuant to this Section 2.11 shall be applied to reduce the Revolving Commitment of each Revolving Lender on a pro rata basis.
Section 2.12.    Mandatory Prepayment of Loans; Commitment Termination; Change of Control Offer.
(a)    Within five (5) Business Days of the Borrower or any of its Subsidiaries receiving any Net Proceeds as a result of a Collateral Sale or a Recovery Event in respect of Collateral, if the Borrower shall not be in compliance with Section 6.09(a) on the date such Net Proceeds are received, the Borrower shall deposit cash in an amount (the “Net Proceeds Amount”) equal to the amount of such received Net Proceeds (solely to the extent necessary to maintain compliance with Section 6.09(a)) into the Collateral Proceeds Account that is maintained with the Administrative Agent for such purpose and subject to an Account Control Agreement and thereafter such Net Proceeds Amount shall be applied (to the extent not otherwise applied pursuant to the immediately succeeding proviso and solely to the extent the Borrower is not in compliance with Section 6.09(a)) in accordance with the requirements of Section 2.12(c); provided that (i) the Borrower may use such Net Proceeds Amount to replace with Qualified Replacement Assets or, solely in the case of any Net Proceeds Amount in respect of any Recovery Event, repair the assets which are the subject of such Recovery Event or Collateral Sale within 365 days after such deposit is made, (ii) all such Net Proceeds Amounts shall be subject to release as provided in Section 6.09(c) or, at the option of the Borrower at any time, may be applied in accordance with the requirements of Section 2.12(c), and (iii) upon the occurrence of an Event of Default, the amount of any such deposit may be applied by the Administrative Agent in accordance with Section 2.12(c); provided further that any release of any Net Proceeds Amount pursuant to clause (ii) of this Section 2.12(a) shall be conditioned on the Borrower being in compliance with Section 6.09(a) after giving effect thereto (it being understood that the failure to be in compliance with Section 6.09(a) shall not prevent the release of any Net Proceeds Amount in connection with any repair or replacement of assets permitted hereunder so long as no decrease in the Collateral Coverage Ratio will result therefrom).
(b)    The Borrower shall prepay the Revolving Loans (without any corresponding reduction in Revolving Commitments) when and in an amount necessary to comply with Section 6.09.
(c)    Amounts required to be applied to the prepayment of Loans pursuant to Section 2.12(a) and (b) shall be applied to prepay the outstanding Revolving Loans (and to provide Cash Collateralization for the outstanding LC Exposure following the repayment of all outstanding Revolving Loans) in an amount necessary to comply with Section 6.09, in each case as directed by the Borrower. Such prepayments of Revolving Loans (and Cash Collateralization of the outstanding LC Exposure) shall not result in a corresponding permanent reduction in the Revolving Commitments. Any Cash Collateralization of outstanding LC Exposure shall be

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consummated in accordance with Section 2.02(j). The application of any prepayment pursuant to this Section 2.12 shall be made, first, to ABR Loans and, second, to Eurodollar Loans.
(d)    If at any time the Total Revolving Extensions of Credit for any reason exceed the Total Revolving Commitment at such time, the Borrower shall prepay Revolving Loans on a pro rata basis in an amount sufficient to eliminate such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the Total Revolving Extensions of Credit exceed the Total Revolving Commitment then in effect, the Borrower shall Cash Collateralize outstanding Letters of Credit to the extent of such excess.
(e)    Upon the Revolving Facility Termination Date applicable to any Revolving Commitment, such Revolving Commitment shall be terminated in full and the Borrower shall repay the applicable Revolving Loans in full and, except as the Administrative Agent may otherwise agree in writing, if any Letter of Credit remains outstanding, comply with Section 2.02(j) in accordance therewith.
(f)    All prepayments under this Section 2.12 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any accrued and unpaid Fees and any losses, costs and expenses, as more fully described in Sections 2.15 hereof.
(g)    Unless otherwise prepaid in accordance with Section 2.12 or 2.13 hereof, and subject to the next sentence, upon the occurrence of a Change of Control, each Lender shall have the right to require the Borrower to prepay all or part of such Lender’s Loans at a prepayment price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of prepayment, to discharge all or part of such Lender’s LC Exposure (if any) and to terminate all or part of such Lender’s unused Revolving Commitment in accordance with this Section 2.12. Notwithstanding the foregoing, the Borrower shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control if, upon direction of the Borrower, a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 2.12(g) applicable to a Change of Control Offer made by the Borrower and purchases all Loans validly surrendered and not withdrawn under such Change of Control Offer and the Borrower otherwise complies with this Section 2.12(g).
(i)    Within 30 days following the occurrence of any Change of Control, the Borrower shall provide a written notice to the Administrative Agent and each Lender containing the following information (such notice, a “Change of Control Offer”):
(A)    that a Change of Control has occurred and that such Lender has the right to require Borrower to repay such Lender’s Loans at a prepayment price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid

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interest to the date of purchase, to discharge its LC Exposure by Cash Collateralizing such LC Exposure and to terminate such Lender’s unused Revolving Commitment;
(B)    the date of prepayment, LC Exposure discharge and unused Revolving Commitment termination (the “Prepayment Date”) (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
(C)    a statement that any Lender wishing to have its Loans repaid, LC Exposure discharged and unused Revolving Commitment terminated pursuant to such Change of Control Offer must comply with Section 2.12(g)(ii).
A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control occurring, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
(ii)    In order to accept any Change of Control Offer, a Lender shall notify the Administrative Agent in writing at its address for notices contained in this Agreement prior to 12:00 noon, New York time, on the Business Day next preceding the Prepayment Date with respect to such Change of Control Offer (the “Election Time”) of such Lender’s election to require the Borrower to prepay all or a specified portion of such Lender’s Loans, to discharge all or a specified portion of such Lender’s LC Exposure and to terminate all or a specified portion of such Lender’s unused Revolving Commitment pursuant to such Change of Control Offer (which, in the case of any election to require less than all of such Lender’s Loans to be prepaid, less than all of such Lender’s LC Exposure to be discharged and less than all such Lender’s unused Revolving Commitment to be terminated in such Change of Control Offer, shall be, taken together, in a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof) and the principal amount of such Lender’s Loans to be prepaid, the amount of such Lender’s LC Exposure to be discharged and the amount of such Lender’s unused Revolving Commitment to be terminated each shall be in the same proportion of such Lender’s total Loans, total LC Exposure and total unused Revolving Commitment, respectively), and shall specify the amount of such Lender’s Loans which such Lender requests be prepaid, amount of such Lender’s LC Exposure which such Lender requests be discharged and amount of unused Revolving Commitment to be terminated in such Change of Control Offer. In order to validly withdraw any election with respect to any Put Exposure in any Change of Control Offer, the Lender holding such Put Exposure shall notify the Administrative Agent in writing at its address for notices contained in this Agreement prior to the Election Time of such Lender’s election to withdraw such Put Exposure from such Change of Control Offer, which notification shall include a copy of such Lender’s previous notification electing to have its Put Exposure prepaid, discharged

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or terminated in such Change of Control Offer and shall state that such election is withdrawn. All such prepayments of such Lender’s Loans and discharge of such Lender’s LC Exposure shall automatically result in a corresponding permanent reduction in such Lender’s Revolving Commitments. The Administrative Agent shall from time to time, upon request by the Borrower, advise the Borrower of the amount of Put Exposure with respect to any Change of Control Offer.
(iii)    If as of the Election Time there is any Put Exposure as to which the election to accept the Change of Control Offer has not been withdrawn pursuant to Section 2.12(g)(ii), prior to 1:00 p.m., New York City time, on the Prepayment Date the Borrower shall pay to the Administrative Agent the aggregate amount payable with respect to such Put Exposure pursuant to Section 2.12(g)(i)(A). The Administrative Agent shall apply such funds to repay the Loans included in such Put Exposure and to Cash-Collateralize the LC Exposure included in the Put Exposure. In addition, the Administrative Agent shall recalculate the Revolving Commitment Percentage of each Lender after giving effect to such Change of Control Offer and give written notice thereof to the Borrower and each Lender.
Section 2.13.    Optional Prepayment of Loans.
(a)    The Borrower shall have the right, at any time and from time to time, to prepay any Loans, in whole or in part, (i) with respect to Eurodollar Loans, upon (A) telephonic notice (followed promptly by written or facsimile notice) or (B) written or facsimile notice, in any case received by 1:00 p.m., New York City time, three (3) Business Days prior to the proposed date of prepayment and (ii) with respect to ABR Loans, upon written or facsimile notice received by 1:00 p.m., New York City time, one Business Day prior to the proposed date of prepayment; provided that ABR Loans may be prepaid on the same day notice is given if such notice is received by the Administrative Agent by 12:00 noon, New York City time; provided further, however, that (A) each such partial prepayment shall be in an amount not less than $1,000,000 and in integral multiples of $1,000,000 in the case of Eurodollar Loans and integral multiples of $100,000 in the case of ABR Loans, (B) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.13(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in Section 2.15, and (C) no partial prepayment of a Eurodollar Tranche shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Eurodollar Tranche being less than $1,000,000.
(b)    Any prepayments under Section 2.13(a) shall be applied to repay the outstanding Revolving Loans of the Revolving Lenders (without any reduction in the Total Revolving Commitment) as the Borrower shall specify until all Revolving Loans shall have been paid in full (plus any accrued but unpaid interest and fees thereon). All prepayments under Section 2.13(a) shall be accompanied by accrued but unpaid interest on the principal amount

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being prepaid to (but not including) the date of prepayment, plus any Fees and any losses, costs and expenses, as more fully described in Section 2.15 hereof.
(c)    Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and, in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein; provided that the Borrower may revoke any notice of prepayment under this Section 2.13 if such prepayment would have resulted from a refinancing of any or all of the Obligations hereunder, which refinancing shall not be consummated or shall otherwise be delayed. The Administrative Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.
Section 2.14.    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Lender (except any such reserve requirement subject to Section 2.14(c)); or
(ii)    impose on any Lender or Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit issued hereunder;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into, continuing or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Issuing Lender of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Lender hereunder with respect to any Eurodollar Loan or Letter of Credit (whether of principal, interest or otherwise), then, upon the request of such Lender or Issuing Lender, the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or Issuing Lender reasonably determines in good faith that any Change in Law affecting such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this

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Agreement or the Eurodollar Loans made by such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts, in each case as documented by such Lender or Issuing Lender to the Borrower as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered; it being understood that to the extent duplicative of the provisions in Section 2.16, this Section 2.14(b) shall not apply to Taxes.
(c)    Solely to the extent arising from a Change in Law, the Borrower shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error) and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior written notice (with a copy to the Administrative Agent, and which notice shall specify the Statutory Reserve Rate, if any, applicable to such Lender) of such additional interest or cost from such Lender. If a Lender fails to give written notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.
(d)    A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 and the basis for calculating such amount or amounts shall be delivered to the Borrower and shall be prima facie evidence of the amount due. The Borrower shall pay such Lender or Issuing Lender, as the case may be, the amount due within fifteen (15) days after receipt of such certificate.
(e)    Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section 2.14 for any

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increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.
(f)    The Borrower shall not be required to make payments under this Section 2.14 to any Lender or Issuing Lender if (A) a claim hereunder arises solely through circumstances peculiar to such Lender or Issuing Lender and which do not affect commercial banks in the jurisdiction of organization of such Lender or Issuing Lender generally, (B) the claim arises out of a voluntary relocation by such Lender or Issuing Lender of its applicable Lending Office (it being understood that any such relocation effected pursuant to Section 2.18 is not “voluntary”), or (C) such Lender or Issuing Lender is not seeking similar compensation for such costs to which it is entitled from its borrowers generally in commercial loans of a similar size.
(g)    Notwithstanding anything herein to the contrary, regulations, requests, rules, guidelines or directives implemented after the Closing Date pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act shall be deemed to be a Change in Law; provided however, that any determination by a Lender or Issuing Lender of amounts owed pursuant to this Section 2.14 to such Lender or Issuing Lender due to any such Change in Law shall be made in good faith in a manner generally consistent with such Lender’s or Issuing Lender’s standard practice.
Section 2.15.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of the occurrence and continuance of an Event of Default), (b) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (c) the assignment (or reallocation) of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, 2.27(d) or 10.08(d), then, in any such event, at the request of such Lender, the Borrower shall compensate such Lender for the loss, cost and expense sustained by such Lender attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined in good faith by such Lender or Issuing Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the applicable rate of interest for such Loan (excluding, however the Applicable Margin included therein, if any), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the

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case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest (as reasonably determined by such Lender) which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts (and the basis for requesting such amount or amounts) that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be prima facie evidence of the amount due. The Borrower shall pay such Lender the amount due within fifteen (15) days after receipt of such certificate.
Section 2.16.    Taxes.
(a)    Any and all payments by or on account of any Obligation of the Borrower or any Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Indemnified Taxes or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent, any Lender or any Issuing Lender, as determined in good faith by the applicable Withholding Agent, then (i) the sum payable by the Borrower or applicable Guarantor shall be increased as necessary so that after making all required deductions for any Indemnified Taxes or Other Taxes (including deductions for any Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section 2.16), the Administrative Agent, Lender, Issuing Lender or any other recipient of such payments (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    In addition, the Borrower or any Guarantor, as applicable, shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by or on behalf of or withheld or deducted from payments owing to the Administrative Agent, such Lender or such Issuing Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or Issuing Lender, or by the Administrative

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Agent on its own behalf or on behalf of a Lender or Issuing Lender, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment to the extent available, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Each Lender shall, within ten (10) days after written demand therefor, indemnify the Administrative Agent (to the extent the Administrative Agent has not been reimbursed by the Borrower) for the full amount of any Taxes imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.
(f)    Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and as reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law or requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate; provided that a Foreign Lender shall not be required to deliver any documentation pursuant to this Section 2.16(f) that such Foreign Lender is not legally able to deliver.
(g)    (1) Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter when the previously delivered certificates and/or forms expire, or upon request of the Borrower or the Administrative Agent) whichever of the following is applicable:
(i)    two (2) duly executed originals of the applicable Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
(ii)    two (2) duly executed originals of Internal Revenue Service Form W-8ECI (or any successor form),

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(iii)    two (2) duly executed originals of Internal Revenue Service Form W-8IMY (or any successor form), accompanied by Internal Revenue Service Form W-8ECI (or any successor form), the applicable Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), Internal Revenue Service Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable,
(iv)    in the case of a Foreign Lender claiming the benefits of exemption for portfolio interest under Section 881(c) of the Code (the “Portfolio Interest Exemption”), (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (D) conducting a trade or business in the United States with which the relevant interest payments are effectively connected (such certificate, a “Certificate Re: Non-Bank Status”), or if such Foreign Lender is an entity treated as a partnership, an Internal Revenue Service Form W-8IMY (or any successor form), together with a Certificate Re: Non-Bank Status on behalf of any beneficial owners claiming the Portfolio Interest Exemption, and (y) two (2) duly executed originals of the applicable Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (or any successor form), or in the case of a Foreign Lender that is treated as a partnership, two (2) duly executed originals of Internal Revenue Service Form W-8IMY (or any successor form), together with the appropriate Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (or any successor form) on behalf of each beneficial owner claiming the Portfolio Interest Exemption, or
(v)    any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax and reasonably requested by the Borrower or the Administrative Agent to permit the Borrower to determine the withholding or required deduction to be made.
A Foreign Lender shall not be required to deliver any form or statement pursuant to this Section 2.16(g) that such Foreign Lender is not legally able to deliver.
(2)    Any Lender that is a “United States Person” (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Administrative Agent and the Borrower, on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter when the previously delivered certificates and/or forms expire, or upon request of the Borrower or the Administrative Agent), two (2) copies of Internal Revenue Service Form W9 (or any successor form), properly completed and duly executed by such Lender, certifying that such Lender is entitled to an exemption from United States backup withholding tax.

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(3)    If a payment made to a Lender under this Agreement or any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(g)(3), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)    If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes from the Governmental Authority to which such Taxes or Other Taxes were paid and as to which it has been indemnified by the Borrower or a Guarantor or with respect to which the Borrower or a Guarantor has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower or such Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such Guarantor under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender incurred in obtaining such refund (including Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower or such Guarantor, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (h) if, and then only to the extent, the payment of such amount would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
Section 2.17.    Payments Generally; Pro Rata Treatment.

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(a)    The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14 or 2.15, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 388 Greenwich Street, New York, NY 10013, pursuant to wire instructions to be provided by the Administrative Agent, except payments to be made directly to an Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15 and 10.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. Dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, such funds shall be applied (i) first, towards payment of Fees and expenses then due under Sections 2.19 and 10.04 payable to the Administrative Agent, (ii) second, towards payment of Fees and expenses then due under Sections 2.20, 2.21 and 10.04 payable to the Lenders and the Issuing Lenders and towards payment of interest then due on account of the Revolving Loans and Letters of Credit, ratably among the parties entitled thereto in accordance with the amounts of such Fees and expenses and interest then due to such parties and (iii) third, towards payment of (A) principal of the Revolving Loans and unreimbursed LC Disbursements then due hereunder, (B) any Designated Banking Product Obligations then due, to the extent such Designated Banking Product Obligations constitute “Obligations” hereunder, and (C) any Designated Hedging Obligations then due, to the extent such Designated Hedging Obligations constitute “Obligations” hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed LC Disbursements, Designated Banking Product Obligations constituting Obligations and Designated Hedging Obligations constituting Obligations then due to such parties. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustment shall be made with respect to payments from the Borrower or other Guarantors to preserve the allocations to Obligations otherwise set forth above in this Section 2.17(b).
(c)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lenders hereunder that the Borrower will not make such

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payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(a), 2.04(b), 8.04 or 10.04(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.18.    Mitigation Obligations; Replacement of Lenders.
(a)    If the Borrower is required to pay any additional amount to any Lender under Section 2.14 or to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, to assign its rights and obligations hereunder to another of its offices, branches or affiliates, to file any certificate or document reasonably requested by the Borrower or to take other reasonable measures, if, in the judgment of such Lender, such designation, assignment, filing or other measures (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Nothing in this Section 2.18 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.14 or 2.16.
(b)    If, after the date hereof, any Lender requests compensation under Section 2.14 or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender or becomes subject to an Illegality Event, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (i) terminate such Lender’s Revolving Commitment, prepay such Lender’s outstanding Loans and provide Cash Collateralization for such Lender’s LC Exposure or (ii) require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.02), all its interests, rights and obligations under this Agreement to an assignee that

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shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), in any case as of a Business Day specified in such notice from the Borrower; provided that (i) such terminated or assigning Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts due, owing and payable to it hereunder at the time of such termination or assignment, from the assignee (to the extent of such outstanding principal and accrued interest and fees in the case of an assignment) or the Borrower (in the case of all other amounts) and (ii) in the case of an assignment due to payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.
Section 2.19.    Certain Fees. The Borrower shall pay to the Administrative Agent the fees set forth in that certain Administrative Agent Fee Letter dated as of the date hereof between the Administrative Agent and the Borrower, in each case at the times set forth therein.
Section 2.20.    Commitment Fee and Upfront Fee. (a) The Borrower shall pay to the Administrative Agent for the accounts of the Revolving Lenders a commitment fee (the “Commitment Fee”) for the period commencing on the Closing Date to the Revolving Facility Termination Date with respect to the applicable Revolving Commitments or the earlier date of termination of the applicable Revolving Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the Commitment Fee Rate on the average daily Unused Total Revolving Commitment. Such Commitment Fee, to the extent then accrued, shall be payable quarterly in arrears (a) on the last Business Day of each March, June, September and December, (b) on the Revolving Facility Termination Date with respect to the applicable Revolving Commitments, and (c) as provided in Section 2.11 hereof, upon any reduction or termination in whole or in part of the Total Revolving Commitment.
(b)    The Borrower shall pay on the Closing Date to each Lender set forth on Annex A as of such date, an upfront fee in an amount equal to the product of (x) such Lender’s initial Revolving Commitment multiplied by (y) the applicable Upfront Fee Percentage.
Section 2.21.    Letter of Credit Fees. The Borrower shall pay with respect to each Letter of Credit (i) to the Administrative Agent for the account of the applicable Issuing Lender a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility on the daily average LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) with respect to such Letter of Credit and (ii) to each Issuing Lender (with respect to each Letter of Credit issued by it), such Issuing Lender’s customary and reasonable fees as may be agreed by the Issuing Lender and the Borrower for issuance, amendments and processing referred to in Section 2.02. In addition, the Borrower agrees to pay each Issuing Lender for its account a fronting fee of 0.125% per annum in respect of each Letter of Credit issued by such Issuing Lender, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of

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Credit. Accrued fees described in this paragraph in respect of each Letter of Credit shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date with respect to the applicable Revolving Commitments. So long as no Event of Default has occurred, fees accruing on any Letter of Credit outstanding after the applicable Revolving Facility Termination Date shall be payable quarterly in the manner described in the immediately preceding sentence and on the date of expiration or termination of any such Letter of Credit.
Section 2.22.    Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent, as provided herein and in the fee letters described in Section 2.19. Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.23.    Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default pursuant to Section 7.01(b), the Administrative Agent and each Lender (and their respective banking Affiliates) are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits in the Escrow Accounts, Payroll Accounts and other accounts, in each case, held in trust for an identified beneficiary) at any time held and other indebtedness at any time owing by the Administrative Agent and each such Lender (or any of such banking Affiliates) to or for the credit or the account of the Borrower or any Guarantor against any and all of any such overdue amounts owing under the Loan Documents, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under any Loan Document; provided that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26(d) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the Revolving Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender (or any of such banking Affiliates) and the Administrative Agent agrees promptly to notify the Borrower after any such set-off and application made by it (or any of its banking Affiliates), as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Administrative Agent under this Section 2.23 are in addition to other rights and remedies which such Lender and the Administrative Agent may have upon the occurrence and during the continuance of any Event of Default.

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Section 2.24.    Security Interest in Letter of Credit Account. The Borrower hereby pledges to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, and hereby grants to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, a first priority security interest, senior to all other Liens, if any, in all of the Borrower’s right, title and interest in and to the Letter of Credit Account, any direct investment of the funds contained therein and any proceeds thereof. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, and shall be released to the Borrower only as described in Section 2.02(j).
Section 2.25.    Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower, the Lenders shall be entitled to immediate payment of such Obligations.
Section 2.26.    Defaulting Lenders.
(a)    If at any time any Lender becomes a Defaulting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.02(b) (with the assignment fee to be waived in such instance and subject to any consents required by such Section) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person.
(b)    Any Lender being replaced pursuant to Section 2.26(a) shall (i) execute and deliver an Assignment and Acceptance with respect to such Lender’s outstanding Commitments and Loans, and (ii) deliver any documentation evidencing such Loans to the Borrower or the Administrative Agent. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as specified by the Borrower and such assignee, of the assigning Lender’s outstanding Commitments and Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Commitments and Loans so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance (including, without limitation, any amounts owed under Section 2.15 due to such replacement occurring on a day other than the last day of an Interest Period), and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate documentation executed by the Borrower in connection with previous Borrowings, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Commitments and Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender; provided that an assignment contemplated by this Section 2.26(b) shall become effective notwithstanding the failure by the Lender being replaced to deliver the

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Assignment and Acceptance contemplated by this Section 2.26(b), so long as the other actions specified in this Section 2.26(b) shall have been taken.
(c)    Anything herein to the contrary notwithstanding, if a Revolving Lender becomes, and during the period it remains, a Defaulting Lender, during such period, such Defaulting Lender shall not be entitled to any fees accruing during such period pursuant to Section 2.20 (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees).
(d)    Any amount paid by the Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but shall instead be retained by the Administrative Agent in a segregated account until (subject to Section 2. 26(f)) the termination of the Revolving Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority:
first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent, second, to the payment of the default interest and then current interest due and payable to the Revolving Lenders which are Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such interest then due and payable to them, third, to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth, to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and fifth, after the termination of the Revolving Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
(e)    The Borrower may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than ten (10) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Revolving Lenders thereof), and in such event the provisions of Section 2.26(d) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that (i) no Event of Default

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shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, or any Lender may have against such Defaulting Lender.
(f)    If the Borrower and the Administrative Agent agree in writing that a Revolving Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the Revolving Lenders, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Revolving Lender shall purchase at par such portions of outstanding Revolving Loans of the other Revolving Lenders, and/or make such other adjustments, as the Administrative Agent may determine to be necessary to cause the Revolving Lenders to hold Revolving Loans on a pro rata basis in accordance with their respective Revolving Commitments, whereupon such Revolving Lender shall cease to be a Defaulting Lender and will be a Non-Defaulting Lender; provided that no adjustments shall be made retroactively with respect to fees accrued while such Revolving Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender shall constitute a waiver or release of any claim of any party hereunder arising from such Revolving Lender’s having been a Defaulting Lender.
(g)    Notwithstanding anything to the contrary herein, (x) any Lender that is an Issuing Lender hereunder may not be replaced in its capacity as an Issuing Lender at any time that it has a Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Issuing Lender have been made with respect to such outstanding Letters of Credit and (y) the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.05.
Section 2.27.    Increase in Commitment.
(a)    Borrowing Request.  The Borrower may by written notice to the Administrative Agent request, prior to the Revolving Facility Maturity Date, an increase to the existing Revolving Commitments by an amount not to exceed $50,000,000 in the aggregate. Such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrower proposes that the increased Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Eligible Assignee to whom the Borrower proposes any portion of such increased Commitments be allocated (each, a “New Lender”) and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the increased Commitments may elect or decline, in its sole discretion, to provide such increased Commitment.
(b)    Conditions.  The increased Commitments shall become effective, as of such Increase Effective Date provided that:

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(i)    each of the conditions set forth in Section 4.02 shall be satisfied on or prior to such Increase Effective Date;
(ii)    no Event of Default shall have occurred and be continuing or would result from giving effect to the increased Commitments on such Increase Effective Date;
(iii)    after giving pro forma effect to the increased Commitments to be made on such Increase Effective Date, the Borrower shall be in pro forma compliance with the covenant set forth in Section 6.09(a); and
(iv)    the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.
(c)    Terms of Revolving Loans and Commitments.  The terms and provisions of Revolving Loans made pursuant to the increased Commitments shall be identical to the Revolving Loans. The increased Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such increased Commitment, in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.27. In addition, unless otherwise specifically provided herein, all references in the Loan Documents to Revolving Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Loans made pursuant to any increased Revolving Commitments made pursuant to this Agreement.
(d)    Adjustment of Revolving Loans.  Each of the existing Revolving Lenders shall assign to each of the applicable New Lenders, and each of the New Lenders shall purchase from each of the existing Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by the existing Lenders and New Lenders ratably in accordance with their Revolving Commitments after giving effect to the increased Revolving Commitments on such Increase Effective Date; provided that no such reallocation shall result in any Issuing Lender having Revolving Extensions of Credit greater than its Revolving Commitment. If there is a new Borrowing of Revolving Loans on such Increase Effective Date, the Revolving Lenders after giving effect to such Increase Effective Date shall make such Revolving Loans in accordance with Section 2.01(a). Any amounts owed under Section 2.15 due to a reallocation of Eurodollar Loans pursuant to this Section 2.27(d) occurring on a day other than the last day of an Interest Period applicable thereto shall be payable by the Borrower pursuant to Section 2.15.

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(e)    Equal and Ratable Benefit.  The Revolving Loans and Commitments established pursuant to this paragraph shall constitute Revolving Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents and shall, without limiting the foregoing, benefit equally and ratably from the security interests created by the Collateral Documents.
Section 2.28.    Extension of the Revolving Facility.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Revolving Commitments with a like maturity date, on a pro rata basis (based on the aggregate Revolving Commitments with a like maturity date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Revolving Commitments and otherwise modify the terms of such Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by the changing interest rate or fees payable in respect of such Revolving Commitments (and related outstandings)) (each, an “Extension”, and each group of Revolving Commitments, as so extended, as well as the original Revolving Commitments not so extended, being a “tranche”, and any Extended Revolving Commitments shall constitute a separate tranche of Revolving Commitments from the tranche of Revolving Commitments from which they were converted), so long as the following terms are satisfied:
(i)    no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders (the “Extension Offer Date”),
(ii)    except as to interest rates, fees and final maturity (which shall be set forth in the relevant Extension Offer), the Revolving Commitment of any Revolving Lender that agrees to an Extension with respect to such Revolving Commitment extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Commitments (and related outstandings); provided that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Commitments, (2) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving

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Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such tranche on a better than a pro rata basis as compared to any other tranche with a later maturity date than such tranche, (3) assignments and participations of Extended Revolving Commitments and extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans and (4) at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments and any original Revolving Commitments) which have more than two different maturity dates,
(iii)    if the aggregate principal amount of Revolving Commitments in respect of which Revolving Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Revolving Loans of such Revolving Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Revolving Lenders have accepted such Extension Offer,
(iv)    if the aggregate principal amount of Revolving Commitments in respect of which Revolving Lenders shall have accepted the relevant Extension Offer shall be less than the maximum aggregate principal amount of Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Borrower may, in any combination, (A) require each Revolving Lender that does not accept such Extension Offer to assign pursuant to Section 10.02 no later than forty-five (45) days after the Extension Offer Date any or all of its pro rata share of the outstanding Revolving Commitments and Revolving Loans offered to be extended pursuant to such Extension Offer to one or more assignees (which may new or existing Lenders) which have agreed to such assignment and to extend the applicable Revolving Facility Maturity Date and/or (B) terminate any or all of the outstanding Revolving Commitments of any Revolving Lender that does not accept such Extension Offer (to the extent not assigned pursuant to the preceding clause (A)); provided that (1) each Revolving Lender that does not respond affirmatively within thirty (30) days of the Extension Offer Date shall be deemed not to have accepted such Extension Offer, (2) each assigning Revolving Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (3) the processing and recordation fee specified in Section 10.02(b) shall be paid by the Borrower or such assignee and (4) the assigning Revolving Lender shall continue to be entitled to the rights under Section 10.04 for any period prior to the effectiveness of such assignment,

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(v)    all documentation in respect of such Extension shall be consistent with the foregoing, and
(vi)    any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower. For the avoidance of doubt, no Lender shall be obligated to accept any Extension Offer.
(b)    With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.12 or Section 2.13 and (ii) each Extension Offer shall specify the minimum amount of Revolving Commitments to be tendered, which shall be a minimum amount approved by the Administrative Agent (a “Minimum Extension Condition”). The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Section 2.11, 2.12, 2.17 and 8.08) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.28.
(c)    The consent of the Administrative Agent shall be required to effectuate any Extension, such consent not to be unreasonably withheld. No consent of any Lender shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Revolving Commitments (or a portion thereof) (or, in the case of an Extension pursuant to clause (iv) of Section 2.28(a), the consent of the assignee agreeing to the assignment of one or more Revolving Commitments and/or Revolving Loans). All Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (each, an “Extension Amendment”) with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.28.
(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if

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any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.28.
Section 2.29.    Illegality Event. If any Revolving Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower absent manifest error) that any Change In Law makes it unlawful, or any Governmental Authority having jurisdiction over such Revolving Lender asserts that it is unlawful, for such Revolving Lender to fund its Revolving Loans (or any portion thereof) as funded hereunder (any such event being hereinafter referred to as an “Illegality Event”), then:
(i)    such Revolving Lender shall promptly serve notice of such fact on the Borrower and the Administrative Agent;
(ii)    such Revolving Lender’s obligation to fund Revolving Loans shall be suspended until such time as the Revolving Lender may again fund and maintain such Revolving Loans.
(iii)    such Revolving Lender shall not be entitled to any fees pursuant to Section 2.20 accruing during the period that such Revolving Lender is subject to such Illegality Event (without prejudice to the rights of the Revolving Lenders not subject to an Illegality Event in respect of such fees).
SECTION 3.

REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to make Loans and issue Letters of Credit hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:
Section 3.01.    Organization and Authority. Each of the Borrower and the Guarantors (a) is duly organized, validly existing and in good standing (to the extent such concept is applicable in the applicable jurisdiction) under the laws of the jurisdiction of its organization and is duly qualified and in good standing in each other jurisdiction in which the failure to so qualify would have a Material Adverse Effect and (b) has the requisite corporate or limited liability company power and authority to effect the Transactions, to own or lease and operate its properties and to conduct its business as now or currently proposed to be conducted.
Section 3.02.    Air Carrier Status. The Borrower is an “air carrier” within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49. The Borrower holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49. The Borrower is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49

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and as that statutory provision has been interpreted by the DOT pursuant to its policies (a “United States Citizen”).
Section 3.03.    Due Execution. The execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (a) are within the respective corporate or limited liability company powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate or limited liability company action, including the consent of shareholders or members where required, and do not (i) contravene the charter, by-laws or limited liability company agreement (or equivalent documentation) of the Borrower or any of the Guarantors, (ii) violate any applicable law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, other than violations by the Borrower or the Guarantors which would not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on the Borrower or the Guarantors or any of their properties, which, in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon any of the property of the Borrower or any of the other Grantors other than the Liens granted pursuant to this Agreement or the other Loan Documents; and (b) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority or any other Person, other than (i) the filing of financing statements under the UCC, (ii) the filings and consents contemplated by the Collateral Documents, (iii) approvals, consents and exemptions that have been obtained on or prior to the Closing Date and remain in full force and effect and (iv) consents, approvals and exemptions that the failure to obtain in the aggregate would not be reasonably expected to result in a Material Adverse Effect. Each Loan Document to which the Borrower or a Guarantor is a party has been duly executed and delivered by the Borrower and each of the Guarantors party thereto. This Agreement and the other Loan Documents to which the Borrower or any of the Guarantors is a party, each is a legal, valid and binding obligation of the Borrower and each Guarantor party thereto, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.04.    Statements Made.
(a)    The written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement (as modified or supplemented by other written information so furnished), together with the Annual Report on Form 10-K for 2013 of the Parent filed with the SEC and all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that have been filed after December 31, 2013, by the

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Parent, with the SEC (as amended), taken as a whole as of the Closing Date did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading in light of the circumstances in which such information was provided; provided that, with respect to projections, estimates or other forward-looking information the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
(b)    The Annual Report on Form 10-K of the Parent most recently filed with the SEC, and each Quarterly Report on Form 10-Q and Current Report on Form 8-K of the Parent filed with the SEC subsequently and prior to the date that this representation and warranty is being made, did not as of the date filed with the SEC (giving effect to any amendments thereof made prior to the date that this representation and warranty is being made) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
Section 3.05.    Financial Statements; Material Adverse Change.
(a)    The audited consolidated financial statements of the Parent and its Subsidiaries for the fiscal year ended December 31, 2013, included in the Parent’s Annual Report on Form 10-K for 2013 filed with the SEC, as amended, present fairly, in all material respects, in accordance with GAAP, the financial condition, results of operations and cash flows of the Parent and its Subsidiaries on a consolidated basis as of such date and for such period.
(b)    Except as disclosed in the Parent’s Annual Report on Form 10-K for 2013 or any subsequent report filed by the Parent on Form 10-Q or Form 8-K with the SEC, since December 31, 2013, there has been no Material Adverse Change.
Section 3.06.    Ownership of Subsidiaries. As of the Closing Date, other than as set forth on Schedule 3.06, (a) each of the Persons listed on Schedule 3.06 is a wholly-owned, direct or indirect Subsidiary of the Parent, and (b) the Parent owns no other Subsidiaries (other than Immaterial Subsidiaries), whether directly or indirectly.
Section 3.07.    Liens. There are no Liens of any nature whatsoever on any Collateral other than Permitted Liens.
Section 3.08.    Use of Proceeds. The proceeds of the Loans, and the Letters of Credit, shall be used for working capital or other general corporate purposes of the Parent and its Subsidiaries (including the payment of fees and transaction costs as contemplated hereby and as referred to in Sections 2.19 and 2.20).
Section 3.09.    Litigation and Compliance with Laws.

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(a)    Except as disclosed in the Parent’s Annual Report on Form 10-K for 2013 or any subsequent report filed by the Parent on Form 10-Q or Form 8-K with the SEC since December 31, 2013, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower or the Guarantors, threatened against the Borrower or the Guarantors or any of their respective properties (including any properties or assets that constitute Collateral under the terms of the Loan Documents), before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that (i) are likely to have a Material Adverse Effect or (ii) could reasonably be expected to affect the legality, validity, binding effect or enforceability of the Loan Documents or, in any material respect, the rights and remedies of the Administrative Agent or the Lenders thereunder or in connection with the Transactions.
(b)    Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the Borrower and each Guarantor to its knowledge is currently in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and ownership of its property.
Section 3.10.    [Intentionally Omitted].
Section 3.11.    Margin Regulations; Investment Company Act.
(a)    Neither the Borrower nor any Guarantor is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board, “Margin Stock”), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U.
(b)    Neither the Borrower nor any Guarantor is, or after the making of the Loans will be, or is required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended.  Neither the making of any Loan, nor the issuance of any Letters of Credit, nor the application of the proceeds of any Loan or repayment of any Loan or reimbursement of any LC Disbursement by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of such Act or any rule, regulation or order of the SEC thereunder.
Section 3.12.    Ownership of Collateral. Each Grantor has good title to the Collateral owned by it, free and clear of all Liens other than Permitted Liens.
Section 3.13.    Perfected Security Interests. The Collateral Documents, taken as a whole, are effective to create in favor of the Administrative Agent, for the benefit of the Secured

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Parties, a legal, valid and enforceable security interest in all of the Collateral to the extent purported to be created thereby, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.14.    Payment of Taxes. Each of the Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid when due all Taxes required to have been paid by it, except and solely to the extent that, in each case (a) such Taxes are being contested in good faith by appropriate proceedings or (b) the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
Section 3.15.    Anti-Corruption Laws and Sanctions. Parent has implemented and maintains in effect policies and procedures intended to ensure compliance by Parent, its Subsidiaries and, when acting in such capacity, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Parent and its Subsidiaries are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of Parent, any of its Subsidiaries or to the knowledge of Parent any of their respective directors or officers is a Sanctioned Person.
SECTION 4.

CONDITIONS OF LENDING
Section 4.01.    Conditions Precedent to Closing. This Agreement shall become effective on the date on which the following conditions precedent shall have been satisfied (or waived by the Lenders in accordance with Section 10.08 and by the Administrative Agent):
(a)    Supporting Documents.  The Administrative Agent shall have received with respect to the Borrower and the Guarantors in form and substance reasonably satisfactory to the Administrative Agent:
(i)    a certificate of the Secretary of State of the state of such entity’s incorporation or formation, dated as of a recent date, as to the good standing of that entity (to the extent available in the applicable jurisdiction) and as to the charter documents on file in the office of such Secretary of State;
(ii)    a certificate of the Secretary or an Assistant Secretary (or similar officer), of such entity dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation or formation and the by-laws or limited liability company or other operating agreement (as the case may be) of that entity

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as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the board of directors, board of managers or members of that entity authorizing the Borrowings and Letter of Credit issuances hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the other Loan Documents and any other documents required or contemplated hereunder or thereunder, and the granting of the security interest in the Letter of Credit Account and other Liens contemplated hereby or the other Loan Documents (in each case to the extent applicable to such entity), (C) that the certificate of incorporation or formation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii)); and
(iii)    an Officer’s Certificate from the Borrower certifying (A) as to the truth in all material respects of the representations and warranties made by it contained in the Loan Documents as though made on the Closing Date, except to the extent that any such representation or warranty relates to a specified date, in which case as of such date (provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects as of the applicable date, before and after giving effect to the Closing Date Transactions) and (B) as to the absence of any event occurring and continuing, or resulting from the Closing Date Transactions, that constitutes an Event of Default.
(b)    Credit Agreement.  Each party hereto shall have duly executed and delivered to the Administrative Agent this Agreement.
(c)    Opinions of Counsel.  The Administrative Agent and the Lenders shall have received:
(i)    a written opinion of Hoyt Zia, General Counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;
(ii)    a written opinion of Hughes Hubbard & Reed LLP, special New York counsel to the Borrower and the Guarantors, dated the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;

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(iii)    a written opinion of Katten Muchin Rosenman LLP, special New York counsel to the Administrative Agent, dated the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent; and
(d)    Payment of Fees and Expenses.  The Borrower shall have paid to the Administrative Agent and the Lenders the then unpaid balance of all accrued and unpaid Fees due, owing and payable under and pursuant to this Agreement, as referred to in Sections 2.19 and Section 2.20, and all reasonable and documented out-of-pocket expenses of the Administrative Agent (including reasonable attorneys’ fees of Katten Muchin Rosenman LLP) for which invoices have been presented at least one Business Day prior to the Closing Date.
(e)    Consents.  All material governmental and third party consents and approvals necessary in connection with the financing contemplated hereby shall have been obtained, in form and substance reasonably satisfactory to the Administrative Agent, and be in full force and effect.
(f)    Representations and Warranties.  All representations and warranties of the Borrower and the Guarantors contained in this Agreement and the other Loan Documents executed and delivered on the Closing Date shall be true and correct in all material respects on and as of the Closing Date, before and after giving effect to the Closing Date Transactions, as though made on and as of such date (except to the extent any such representation or warranty by its terms is made as of a different specified date, in which case as of such specified date); provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to the Closing Date Transactions.
(g)    No Event of Default.  Before and after giving effect to the Closing Date Transactions, no Event of Default shall have occurred and be continuing on the Closing Date.
(h)    Patriot Act.  The Lenders shall have received at least five (5) days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, that such Lenders shall have requested from the Borrower or a Guarantor prior to such date.
The execution by each Lender of this Agreement shall be deemed to be confirmation by such Lender that any condition relating to such Lender’s satisfaction or reasonable satisfaction with any documentation set forth in this Section 4.01 has been satisfied as to such Lender.
Section 4.02.    Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Lenders to make each Loan and of the Issuing Lenders to issue each Letter of

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Credit, including the initial Loans and the initial Letters of Credit, is subject to the satisfaction (or waiver in accordance with Section 10.08) of the following conditions precedent:
(a)    Notice.  The Administrative Agent shall have received a Loan Request pursuant to Section 2.03 with respect to such borrowing or a request for issuance of such Letter of Credit pursuant to Section 2.02, as the case may be.
(b)    Representations and Warranties.  All representations and warranties contained in this Agreement and the other Loan Documents (other than, with respect to Loans made or Letters of Credit issued after the Closing Date, the representations and warranties set forth in Sections 3.05(b), 3.06 and 3.09(a)) shall be true and correct in all material respects on and as of the date of such Loan or the issuance of such Letter of Credit hereunder (both before and after giving effect thereto and, in the case of each Loan, the application of proceeds therefrom) with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date and in such case as of such date; provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to such Loan or the issuance of such Letter of Credit hereunder.
(c)    No Default.  On the date of such Loan or the issuance of such Letter of Credit hereunder, no Event of Default, material Default, any Default incapable of being cured or Default under Section 5.07(a) shall have occurred and be continuing nor shall any such Event of Default or Default, as the case may be, occur by reason of the making of the requested Borrowing or the issuance of the requested Letter of Credit and, in the case of each Loan, the application of proceeds thereof.
(d)    Collateral Coverage Ratio.  On the date of such Loan or the issuance of such Letter of Credit hereunder (and after giving pro forma effect thereto), the Collateral Coverage Ratio shall not be less than 1.0 to 1.0. In the event that any Collateral is required to be pledged in order for the Collateral Coverage Ratio to be not less than 1.0 to 1.0 after giving pro forma effect to the making of such Loan or issuance of such Letter of Credit, as the case may be, the Borrower shall have complied with Section 5.12(b) respect to such Collateral.
(e)    No Going Concern Qualification.  On the date of such Loan or the issuance of such Letter of Credit hereunder, the opinion of the independent public accountants (after giving effect to any reissuance or revision of such opinion) on the most recent audited consolidated financial statements delivered by the Parent pursuant to Section 5.01(a) shall not include a “going concern” qualification under GAAP as in effect on the date of this Agreement or, if there is a change in the relevant provisions of GAAP thereafter, any like qualification or exception under GAAP after giving effect to such change.

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The acceptance by the Borrower of each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 4.02 have been satisfied at that time.
SECTION 5.

AFFIRMATIVE COVENANTS
From the date hereof and for so long as the Commitments remain in effect, any Letter of Credit remains outstanding (in a face amount in excess of the sum of (i) the amount of cash then held in the Letter of Credit Account and (ii) the face amount of back-to-back letters of credit delivered pursuant to Section 2.02(j)), or the principal of or interest on any Loan or reimbursement of any LC Disbursement is owing (or any other amount that is due and unpaid on the first date that none of the foregoing is in effect, outstanding or owing, respectively, is owing) to any Lender or the Administrative Agent hereunder:
Section 5.01.    Financial Statements, Reports, etc. The Borrower shall deliver to the Administrative Agent on behalf of the Lenders:
(a)    Within ninety (90) days after the end of each fiscal year, the Parent’s consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Parent and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Parent to be audited for the Parent by independent public accountants of recognized national standing and to be accompanied by an opinion of such accountants (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that the foregoing delivery requirement shall be satisfied if the Parent shall have filed with the SEC its Annual Report on Form 10-K for such fiscal year, which is available to the public via EDGAR or any similar successor system;
(b)    Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the Parent’s consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Parent and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Responsible Officer of the Parent as fairly presenting in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year end audit adjustments and the absence of footnotes; provided that the foregoing delivery requirement shall be satisfied if the Parent shall have filed with the SEC

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its Quarterly Report on Form 10-Q for such fiscal quarter, which is available to the public via EDGAR or any similar successor system;
(c)    Within the time period under Section 5.01(a) above, (A) a certificate of a Responsible Officer of the Parent certifying that, to the knowledge of such Responsible Officer, no Event of Default has occurred and is continuing, or, if, to the knowledge of such Responsible Officer, such Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) a consolidated budget for the Parent and its Subsidiaries for the then current fiscal year;
(d)    Within the time period under (a) and (b) of this Section 5.01, a certificate of a Responsible Officer demonstrating in reasonable detail compliance with Sections 6.08 and 6.09(a) as of the end of the preceding fiscal quarter, including an updated calculation of the Collateral Coverage Ratio reflecting the most recent Appraisals (as adjusted for any Dispositions or additions to the Collateral since the date of delivery to the Administrative Agent of such Appraisals);
(e)    Within 15 days after a Responsible Officer of the Borrower obtains knowledge that there has been one or more Dispositions of Collateral (excluding those described in clause (b), (d) or (e)(iv) of the definition of “Permitted Disposition”) since the date of the Officer’s Certificate demonstrating compliance with Section 6.09(a) most recently delivered under this Agreement by the Borrower to the Administrative Agent consisting of (i) a Pledged Aircraft, (ii) a Pledged Engine or (iii) any other Collateral comprising, in the aggregate, 10% or more of the total Borrowing Base of all Eligible Collateral, a certificate of a Responsible Officer demonstrating in reasonable detail compliance with Section 6.09(a);
(f)    (i) At any time that Eligible Accounts are included as Collateral, on the 15th day of each month (or, if such day is not a Business Day, on the next succeeding Business Day) and on each Markdown Date, an Officer’s Certificate from the Borrower setting forth the amount of each Eligible Account included in the Collateral as of such date, (ii) on the date upon which any Eligible Account is pledged as Collateral, but only with respect to such Eligible Account, an Officer’s Certificate from the Borrower setting forth the amount of such Eligible Account pledged on such date, and (iii) at any time that the Administrative Agent provides written notice to the Borrower that the Administrative Agent, acting reasonably and in good faith, believes that a Material Eligible Account contained in the most recent Officer’s Certificate delivered pursuant to clauses (i) and (ii) above with respect to such Pledged Account no longer meets the criteria of an Eligible Account set forth in the definition thereof, and that the Borrower would not reasonably be expected to be in compliance with Section 6.09(a) after excluding the Certified Value of such disqualified Material Eligible Account from the aggregate Certified Value of the Pledged Accounts, within 5 Business Days of such receipt of such request by the Borrower, an Officer’s Certificate from the Borrower setting forth the amount of each Eligible Account included in the Collateral as of such date, in each case together with all supporting

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documents with respect to the applicable Eligible Accounts as the Administrative Agent may reasonably request;
(g)    Promptly after a Responsible Officer obtains knowledge thereof, notice of the failure of any material assumption contained in any Appraisal to be correct, except if such failure would not reasonably be expected to materially adversely affect the Appraised Value of the applicable type of Appraised Collateral;
(h)    So long as any Commitment, Loan or Letter of Credit is outstanding, within 30 days after the Chief Financial Officer or the Treasurer of the Borrower becoming aware of the occurrence of a Default or an Event of Default that is continuing, an Officer’s Certificate specifying such Default or Event of Default and what action the Borrower and its Subsidiaries are taking or propose to take with respect thereto; and
(i)    Promptly, from time to time, such other information regarding the Collateral and the operations, business affairs and financial condition of either the Borrower or any Guarantor, in each case as the Administrative Agent, at the request of any Lender, may reasonably request.
Subject to the next succeeding sentence, information delivered pursuant to this Section 5.01 to the Administrative Agent may be made available by the Administrative Agent to the Lenders by posting such information on the Intralinks website on the Internet at http://www.intralinks.com. Information required to be delivered pursuant to this Section 5.01 by the Borrower shall be delivered pursuant to Section 10.01 hereto. Information required to be delivered pursuant to this Section 5.01 (to the extent not made available as set forth above) shall be deemed to have been delivered to the Administrative Agent on the date on which the Borrower provides written notice to the Administrative Agent that such information has been posted on the Borrower’s general commercial website on the Internet (to the extent such information has been posted or is available as described in such notice), as such website may be specified by the Borrower to the Administrative Agent from time to time. Information required to be delivered pursuant to this Section 5.01 shall be in a format which is suitable for transmission.
Any notice or other communication delivered pursuant to this Section 5.01, or otherwise pursuant to this Agreement, shall be deemed to contain material non-public information unless (i) expressly marked by the Borrower or a Guarantor as “PUBLIC”, (ii) such notice or communication consists of copies of the Borrower’s public filings with the SEC or (iii) such notice or communication has been posted on a the Borrower’s general commercial website on the Internet, as such website may be specified by the Borrower to the Administrative Agent from time to time.

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Section 5.02.    Taxes. The Parent shall pay, and cause each of its Subsidiaries to pay, all material taxes, assessments, and governmental levies before the same shall become more than 90 days delinquent, other than taxes, assessments and levies (i) being contested in good faith by appropriate proceedings and (ii) the failure to effect such payment of which are not reasonably be expected to have a Material Adverse Effect on the Parent.
Section 5.03.    Stay, Extension and Usury Laws. The Borrower and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Borrower and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 5.04.    Corporate Existence. The Parent shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect:
(1)    its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Parent or any such Restricted Subsidiary; and
(2)    the rights (charter and statutory) and material franchises of the Parent and its Restricted Subsidiaries; provided, however, that the Borrower shall not be required to preserve any such right or franchise, or the corporate, partnership or other existence of it or any of its Restricted Subsidiaries, if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent and its Subsidiaries, taken as a whole, and that the loss thereof would not, individually or in the aggregate, have a Material Adverse Effect.
For the avoidance of doubt, this Section 5.04 shall not prohibit any actions permitted by Section 6.10 hereof or described in Section 6.10(b).
Section 5.05.    Compliance with Laws. The Parent shall comply, and cause each of its Restricted Subsidiaries to comply, with all applicable laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Parent will maintain in effect policies and procedures intended to ensure compliance by

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Parent, its Subsidiaries and, when acting in such capacity, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 5.06.    Designation of Restricted and Unrestricted Subsidiaries.
(a)    The Board of Directors of the Parent may designate any Restricted Subsidiary of it (other than the Borrower) to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation. That designation will be permitted only if the Investment would be permitted at that time under Section 6.01 and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”
(b)    Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of a resolution of the Board of Directors of the Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions.  The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Parent; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will be permitted only if (i) such Indebtedness is permitted under Section 6.03 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (ii) no Default or Event of Default would be in existence following such designation.
Section 5.07.    Delivery of Appraisals; Field Audits. (a) The Borrower shall:
(1)    on a date within 30 days prior to May 15 and November 15 of each year, beginning with the first such date occurring at least 90 days after any Appraised Collateral is first added to the Collateral;
(2)    on the date upon which any Additional Collateral comprised of Appraised Collateral is pledged as Collateral, but only with respect to such Additional Collateral; and
(3)    promptly (but in any event within 45 days) following a request by the Administrative Agent if an Event of Default has occurred and is continuing;

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deliver to the Administrative Agent one or more Appraisals establishing the Appraised Value of the Appraised Collateral; provided, however, that:
(i)    the Borrower shall be required to deliver only an Appraisal with respect to the (x) Pledged Aircraft, Pledged Engines and Pledged Spare Parts (in the case of clause 1 above) or (y) the applicable Additional Collateral (in the case of clause (2) above);
(ii)    in connection with the pledging of any Eligible Aircraft, Eligible Engines or Eligible Spare Parts as Additional Collateral, any Appraisal with respect to such Additional Collateral that is more than 180 days old as of the date on which such Additional Collateral is pledged hereunder shall not be deemed to satisfy the Appraisal requirement in clause (2) above; and
(iii)    if any new spare Engine is pledged as Collateral within 90 days after delivery from the manufacturer to Borrower and such new spare Engine is of the same make and model as any spare Engine then currently included (or being replaced) in the Collateral (any such Engine make and model, an “Existing Engine Type”), an Appraisal with respect to such new spare Engine shall only be required under this Section 5.07 if the Borrower elects to provide such an Appraisal for purposes of determining the Appraised Value of such new spare Engine pursuant to clause (iii) of the proviso of the definition of “Appraised Value”.
In addition to the requirements set forth in this Section 5.07(a), if at any time the Administrative Agent in its reasonable good faith business judgment believes that any material assumption contained in any Appraisal fails to be correct, except if such failure would not reasonably be expected to result in the Collateral Coverage Ratio being less than 1.0 to 1.0, it may request the delivery of an updated Appraisal with respect to the affected Appraised Collateral, and the Borrower and Guarantors shall cooperate with the applicable Appraiser(s) to ensure that the Administrative Agent receives the same. The Borrower may from time to time cause subsequent Appraisals to be delivered to the Administrative Agent if it believes that any affected item of Appraised Collateral has a higher Appraised Value than that reflected in the most recent Appraisals delivered pursuant to this Section 5.07.
(b)    The Borrower will reasonably cooperate with the Field Auditor such that the Administrative Agent shall receive one or more Field Audits establishing the Certified Value of the Pledged Accounts:
(1)    on a date within 30 days prior to October 31 of each year, beginning 90 days after any such Pledged Account is first added to the Collateral;

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(2)    promptly (but in any event within 45 days) following a request by the Administrative Agent if an Event of Default has occurred and is continuing.
In addition, on such additional dates as the Borrower may reasonably request from time to time, the Administrative Agent shall cooperate with the Borrower to cause the Field Auditor to provide a Field Audit to the Administrative Agent that establishes the Certified Value of the Pledged Accounts. The Borrower shall, so long as the Borrower reasonably believes that it would not be in compliance with Section 6.09(a) after excluding the Pledged Accounts from the Collateral for purposes of determining the Borrowing Base, mark-to-market all Eligible Accounts on a weekly basis on a Business Day (each date of such adjustment, a “Markdown Date”). The Borrower shall be responsible for all reasonable out-of-pocket costs and expenses actually incurred by the Field Auditor in connection with any Field Audit for which reasonably detailed invoices have been presented to the Borrower.
Section 5.08.    [Intentionally Omitted]
Section 5.09.    Citizenship; Collateral Requirements. The Borrower will:
(1)    maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold a certificate under Section 41102(a)(1) of Title 49;
(2)    be a United States Citizen;
(3)    maintain at all times its status at the FAA as an “air carrier” and hold an air carrier operating certificate under Section 44705 of Title 49 and operations specifications issued by the FAA pursuant to Parts 119 and 121 of Title 14 as currently in effect or as may be amended or recodified from time to time; and
(4)    if Eligible Spare Parts are included in the Collateral at any time, take or cause to be taken such actions to ensure that at all times the Pledged Spare Parts include all Spare Parts and Appliances then owned by the Borrower and its Subsidiaries (subject to the provisions of the Spare Parts Security Agreement).
Section 5.10.    Collateral Ownership.
Subject to the provisions described (including the actions permitted) under Sections 6.04 and 6.10 hereof, each Grantor will continue to maintain its interest in and right to use all property and assets so long as such property and assets constitute Collateral, except as provided in Section 5.09.

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Section 5.11.    Insurance. The Borrower shall:
(1)    keep all Collateral (other than the Mortgaged Collateral, as to which only the insurance provisions of the Aircraft and Spare Engine Mortgage and each Other Aircraft Mortgage shall be applicable, and Pledged Spare Parts, as to which only the insurance provisions of the applicable Collateral Document shall be applicable) that is tangible property insured at all times, against such risks, including risks insured against by extended coverage, as is prudent and customary with U.S.-based companies of the same or similar size in the same or similar businesses;
(2)    maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of the tangible Collateral (other than the Mortgaged Collateral, as to which only the insurance provisions of the Aircraft and Spare Engine Mortgage and each Other Aircraft Mortgage shall be applicable, and Pledged Spare Parts, as to which only the insurance provisions of the applicable Collateral Document shall be applicable) owned, occupied or controlled by the Borrower, in such amounts and with such deductibles as are prudent and customary with U.S.-based companies of the same or similar size in the same or similar businesses and in the same geographic area;
(3)    maintain such other insurance or self insurance as may be required by law; and
(4)    maintain business interruption insurance in amounts and on terms as are customary in the U.S. domestic airline industry for major U.S. air carriers having both substantial domestic and international operations.
Section 5.12.    Additional Guarantors; Grantors; Collateral.
(a)    If the Parent or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Closing Date, then the Parent will promptly cause such Domestic Subsidiary to become a party to the Guarantee contained in Section 9 hereof by executing an Instrument of Assumption and Joinder substantially in the form attached hereto as Exhibit A; provided, that any Domestic Subsidiary that constitutes an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary need not become a Guarantor unless and until 30 Business Days after such time as it ceases to be an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary or such time as it guarantees, or pledges any property or assets to secure, any other Obligations.

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(b)    If the Parent or any of its Restricted Subsidiaries desires or is required pursuant to the terms of this Agreement to add Additional Collateral after the Closing Date, the Parent shall, in each case at its own expense, (A) cause any such Restricted Subsidiary to become a party to the Guarantee contained in Section 9 hereof (to the extent such Restricted Subsidiary is not already a party thereto) and cause any such Grantor to become a party to each applicable Collateral Document and all other agreements, instruments or documents that create or purport to create and perfect a first priority Lien (subject to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties applicable to such Additional Collateral, by executing and delivering to the Administrative Agent an Instrument of Assumption and Joinder substantially in the form attached hereto as Exhibit A and/or joinders to all applicable Collateral Documents or pursuant to new Collateral Documents, as the case may be, in form and substance reasonably satisfactory to the Administrative Agent (it being understood that (i) in the case of Additional Collateral consisting of Section 1110 Eligible Aircraft or Eligible Engines, the applicable Collateral Documents shall be the Aircraft and Spare Engine Mortgage, (ii) in the case of Additional Collateral consisting of Eligible Spare Parts, the applicable Collateral Documents shall be the Spare Parts Security Agreement, (iii) in the case of Additional Collateral consisting of Eligible Account or Ground Support Equipment, the applicable Collateral Documents shall be the Security Agreement (iv) in the case of Additional Collateral consisting of Other Eligible Aircraft, the applicable Collateral Documents shall be the Other Aircraft Mortgage under which a Lien is being granted on such Other Eligible Aircraft, and (v) in the case of any other Additional Collateral of a type that has not been theretofore included in the Collateral, such Additional Collateral may be subject to such additional terms and conditions as may be customarily required by lenders in similar financings of a similar size for similarly situated borrowers secured by the same type of Collateral, as agreed by the Borrower and the Administrative Agent in their reasonable discretion), (B) promptly execute and deliver (or cause such Restricted Subsidiary to execute and deliver) to the Administrative Agent such documents and take such actions to create, grant, establish, preserve and perfect the first priority Liens (subject to Permitted Liens) (including to obtain any release or termination of Liens not permitted under the definition of “Additional Collateral” in Section 1.01 or under Section 6.06 and the filing of UCC financing statements, filings with the FAA and registrations with the International Registry, as applicable) in favor of the Administrative Agent for the benefit of the Secured Parties on such assets of the Parent or such Restricted Subsidiary, as applicable, to secure the Obligations to the extent required under the applicable Collateral Documents or reasonably requested by the Administrative Agent, and to ensure that such Collateral shall be subject to no other Liens other than Permitted Liens, (C) deliver to the Administrative Agent, for the benefit of the Secured Parties, a written opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) to the Parent or such Restricted Subsidiary, as applicable, with respect to the matters described in clauses (A) and (B) hereof, in each case concurrently with (or, with the Administrative Agent’s consent, such consent not to be unreasonably withheld or delayed, promptly after the making of any filings and/or registrations required by clause (B) hereof) the addition of such Collateral and in form and substance reasonably satisfactory to the

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Administrative Agent, (D) deliver to the Administrative Agent such UCC and aircraft registry lien searches as the Administrative Agent may reasonably request, in each case reflecting the absence of Liens (other than Permitted Liens) on such Additional Collateral, and (E) complied with Section 5.07(a) and/or Section 5.07(b), as the case may be, with respect to such Additional Collateral.
Section 5.13.    Access to Books and Records.
(a)    The Borrower and the Guarantors will make and keep books, records and accounts in which full, true and correct entries in conformity with GAAP are made of all financial dealings and transactions in relation to its business and activities, including, without limitation, an accurate and fair reflection of the transactions and dispositions of the assets of the Borrower and the Guarantors.
(b)    The Borrower and the Guarantors will permit, to the extent not prohibited by applicable law, any representatives designated by the Administrative Agent or any Governmental Authority that is authorized to supervise or regulate the operations of a Lender, as designated by such Lender, upon reasonable prior written notice and, so long as no Event of Default has occurred and is continuing, at no out-of-pocket cost to the Borrower and the Guarantors, to visit and inspect the Collateral (other than (i) the Mortgaged Collateral, as to which the provisions of Section 3.03 of the Aircraft and Spare Engine Mortgage and Section 3.03 of each Other Aircraft Mortgage shall apply, (ii) the Pledged Spare Parts, as to which only the inspection provisions of the applicable Collateral Document shall apply and (iii) the Pledged Accounts, as to which the provisions of Section 5.07(b) shall apply) and the properties of the Borrower and the Guarantors, to examine its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested; provided that if an Event of Default has occurred and is continuing, the Borrower and the Guarantors shall be responsible for the reasonable costs and expenses of any visits of the Administrative Agent and the Lenders, acting together (but not separately).
Section 5.14.    Further Assurances. The Borrower and each Guarantor shall execute any and all further documents and instruments, and take all further actions, that may be required or advisable under applicable law, or by the FAA, or that the Administrative Agent may reasonably request, in order to create, grant, establish, preserve, protect and perfect the validity, perfection and priority of the Liens and security interests created or intended to be created by the Collateral Documents, to the extent required under this Agreement or the Collateral Documents.
SECTION 6.

NEGATIVE COVENANTS

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From the date hereof and for so long as the Commitments remain in effect, any Letter of Credit remains outstanding (in a face amount in excess of the sum of (i) the amount of cash then held in the Letter of Credit Account and (ii) the face amount of back-to-back letters of credit delivered pursuant to Section 2.02(j)) or principal of or interest on any Loan or reimbursement of any LC Disbursement is owing (or any other amount that is due and unpaid on the first date that none of the foregoing is in effect, outstanding or owing, respectively, is owing) to any Lender or the Administrative Agent hereunder:
Section 6.01.    Restricted Payments.
(a)    The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(i)    declare or pay any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends, distributions or payments payable in Qualifying Equity Interests or in the case of preferred stock of the Parent, an increase in the liquidation value thereof and (B) dividends, distributions or payments payable to the Parent or a Restricted Subsidiary of the Parent);
(ii)    purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent) any Equity Interests of the Parent or any direct or indirect parent of the Parent;
(iii)    make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (collectively for purposes of this clause (iii), a “purchase”) any Indebtedness of the Borrower or any Guarantor that is contractually subordinated to the Obligations (excluding any intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries), except any scheduled payment of interest and any purchase within two years of the Stated Maturity thereof; or
(iv)    make any Restricted Investment,
(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

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(1)    no Default or Event of Default has occurred and is continuing;
(2)    the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.03(a) hereof; and
(3)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries since the Closing Date (excluding Restricted Payment`s permitted by clauses (2) through (17) of Section 6.01(b) hereof), is less than the sum, without duplication, of:
(A)    50% of the Consolidated Net Income of the Parent for the period (taken as one accounting period) from September 30, 2013 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
(B)    100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Parent since the Closing Date as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests (other than Qualifying Equity Interests sold to a Subsidiary of the Parent and excluding Excluded Contributions); plus
(C)    100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Parent or a Restricted Subsidiary of the Parent from the issue or sale of convertible or exchangeable Disqualified Stock of the Parent or a Restricted Subsidiary of the Parent or convertible or exchangeable debt securities of the Parent or a Restricted Subsidiary of the Parent (regardless of when issued or sold) or in connection with the conversion of exchange thereof, in each case that have been converted into or exchanged since the Closing Date for Qualifying Equity Interests (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Parent); plus

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(D)    to the extent that any Restricted Investment that was made after the Closing Date (other than in reliance on clause (16) of Section 6.01(b)) is (i) sold for cash or otherwise cancelled, liquidated or repaid for cash or (ii) made in an entity that subsequently becomes a Restricted Subsidiary of the Parent, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus
(E)    to the extent that any Unrestricted Subsidiary of the Parent designated as such after the Closing Date is redesignated as a Restricted Subsidiary after the Closing Date, the lesser of (i) the Fair Market Value of the Parent’s Restricted Investment in such Subsidiary (made other than in reliance on clause (16) of Section 6.01(b)) as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Closing Date; plus
(F)    100% of any dividends received in cash by the Parent or a Restricted Subsidiary of the Parent after the Closing Date from an Unrestricted Subsidiary of the Parent, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Parent for such period.
(b)    The provisions of Section 6. 01(a) hereof will not prohibit:
(1)    the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Agreement;
(2)    the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent) of, Qualifying Equity Interests or from the substantially concurrent contribution of common equity capital to the Parent; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (a)(3)(B) of Section 6.01 hereof and will not be considered to be Excluded Contributions;

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(3)    the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution), distribution or payment by a Restricted Subsidiary of the Parent to the holders of its Equity Interests on a pro rata basis;
(4)    the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Borrower or any Guarantor that is contractually subordinated to the Obligations with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
(5)    the repurchase, redemption, acquisition or retirement for value of any Equity Interests of the Parent or any Restricted Subsidiary of the Parent held by any current or former officer, director, consultant or employee (or their estates or beneficiaries of their estates) of the Parent or any of its Restricted Subsidiaries pursuant to any management equity plan or equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any 12-month period, together with the aggregate amount of Restricted Payments made pursuant to clause (15) of this Section 6.01(b) during such 12-month period, may not exceed $25.0 million; provided further that the Parent or any of its Restricted Subsidiaries may carry over and make in subsequent 12-month periods, in addition to the amounts permitted for such 12-month period, up to $15.0 million of unutilized capacity under this clause (5) attributable to the immediately preceding twelve-month period;
(6)    the repurchase of Equity Interests or other securities deemed to occur upon (A) the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities, to the extent such Equity Interests or other securities represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities or (B) the withholding of a portion of Equity Interests issued to employees and other participants under an equity compensation program of the Parent or its Subsidiaries to cover withholding tax obligations of such persons in respect of such issuance;
(7)    so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends, distributions or payments to holders of any class or series of Disqualified Stock or subordinated debt of the Parent or any preferred stock of any Restricted Subsidiary of the Parent in each case either outstanding on the Closing Date or issued on or after the Closing Date in accordance with Section 6.03 hereof;

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(8)    payments of cash, dividends, distributions, advances, common stock or other Restricted Payments by the Parent or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (A) the exercise of options or warrants, (B) the conversion or exchange of Capital Stock of any such Person or (C) the conversion or exchange of Indebtedness or hybrid securities into Capital Stock of any such Person;
(9)    the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Parent or any Disqualified Stock or preferred stock of any Restricted Subsidiary of the Parent to the extent such dividends are included in the definition of “Fixed Charges” for such Person;
(10)    in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of any subordinated Indebtedness of the Borrower or any Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Borrower (or a third party to the extent permitted by this Agreement) has made a Change of Control Offer as a result of such change of control and has prepaid the Revolving Loans and discharged Put Exposure in accordance with Section 2.12(g) (it being agreed that the Borrower or any Guarantor may pay, purchase, redeem, defease or otherwise acquire or retire such subordinated Indebtedness even if the purchase price exceeds 101% of the principal amount of such subordinated Indebtedness; provided that the amount paid in excess of 101% of such principal amount is otherwise permitted under the Restricted Payments covenant);
(11)    Restricted Payments made with Excluded Contributions;
(12)    the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Parent or any of its Restricted Subsidiaries by, any Unrestricted Subsidiary;
(13)    the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions; provided that the Parent would, on the date of such distribution after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.03(a) hereof; provided, further, that the assets distributed or dividended

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do not include, directly or indirectly, any property or asset that constitutes Collateral;
(14)    the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions having an aggregate Fair Market Value not to exceed $300.0 million since the Closing Date; provided that the assets distributed or dividended do not include, directly or indirectly, any property or asset that constitutes Collateral;
(15)    so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount in any 12-month period, together with the amount paid for all repurchased, redeemed, acquired or retired Equity Interests pursuant to clause (5) of this Section 6.01(b) during such 12-month period, not to exceed $25.0 million, provided that such $25.0 million limitation shall be increased to $225.0 million with respect to any 12-month period if, at the commencement of such 12-month period, the Borrower shall have provided to the Administrative Agent an Officer’s Certificate demonstrating that, on a pro forma basis, giving effect to the Borrower’s regularly prepared business plan for such 12-month period, the Borrower’s Liquidity during such 12-month period after making Restricted Payments of $225.0 million during such 12-month period would not be less than $400.0 million;
(16)    so long as no Default or Event of Default has occurred and is continuing, the Parent and its Restricted Subsidiaries can make any Restricted Investment; and
(17)    the payment of any amounts in respect of any restricted stock units or other instruments or rights whose value is based in whole or in part on the value of any Equity Interests issued to any directors, officers or employees of the Parent or any Restricted Subsidiary of the Parent.
In the case of any Restricted Payment that is not cash, the amount of such non-cash Restricted Payment will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent or such Restricted Subsidiary of the Parent, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 6.01 will be determined by an Officer of the Parent and, if greater than $10.0 million, set forth in an officer’s certificate of the Parent delivered to the Administrative Agent.
For purposes of determining compliance with this Section 6.01, if a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (17) of subparagraph (b) of this Section 6.01, or is

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entitled to be made pursuant to subparagraph (a) of this Section 6.01, the Parent will be entitled to classify on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 6.01.
For the avoidance of doubt, the payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Borrower or any Restricted Subsidiary of the Borrower that is not contractually subordinated to the Obligations shall not constitute Restricted Payments and therefore will not be subject to any of the restrictions described in this Section 6.01.
Notwithstanding anything in this Agreement to the contrary, if a Restricted Payment is made at a time when a Default has occurred and is continuing and such Default is subsequently cured, the Default or Event of Default arising from the making of such Restricted Payment during the existence of such Default shall simultaneously be deemed cured.
Section 6.02.    Restrictions on Ability of Restricted Subsidiaries to Pay Dividends and Make Certain Other Payments.
(a)    The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:
(1)    pay dividends or make any other distributions on its Capital Stock to the Parent or any of its Restricted Subsidiaries or with respect to any other interest or participation in the profits of such Restricted Subsidiary, or measured by the profits of such Restricted Subsidiary;
(2)    pay any indebtedness owed to the Parent or any of its Restricted Subsidiaries;
(3)    make loans or advances to the Parent or any of its Restricted Subsidiaries; or
(4)    sell, lease or transfer any of its properties or assets to the Parent or any of its Restricted Subsidiaries.
(b)    The restrictions in Section 6.02(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:
(1)    agreements (A) governing Existing Indebtedness, Credit Facilities and any other obligations, in each case as in effect on (or required by agreements in effect on) the Closing Date or (B) in effect on the Closing Date;

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(2)    this Agreement and the Collateral Documents;
(3)    agreements governing other Indebtedness or shares of preferred stock permitted to be incurred or issued under the provisions of Section 6.03 hereof; provided, that if such Restricted Subsidiary incurring or issuing such Indebtedness or shares of preferred stock is not a Guarantor, the restrictions therein are either (in each case, as determined in good faith by a senior financial officer of the Parent) (A) not materially more restrictive, taken as a whole, than those contained in this Agreement or (B)(i) customary for instruments of such type and (ii) will not materially adversely impact the ability of the Borrower to make required principal and interest payments on the Loans or any reimbursement obligation with respect to LC Disbursements;
(4)    applicable law, rule, regulation or order;
(5)    any instrument governing Indebtedness or Capital Stock of a Person acquired by the Parent or any of its Restricted Subsidiaries (including by way of merger, consolidation or amalgamation of the Parent or any of its Restricted Subsidiaries) as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;
(6)    customary provisions in contracts, licenses, leases and asset sale agreements entered into in the ordinary course of business;
(7)    purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property (or proceeds thereof) purchased or leased of the nature described in clause (4) of Section 6.02(a) hereof;
(8)    any contract or agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions, asset sales or loans by that Restricted Subsidiary pending its sale or other disposition;
(9)    Permitted Refinancing Indebtedness; provided that such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of a senior financial officer of the Parent, taken together as a whole, not materially more restrictive

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with respect to such dividend and other payment restrictions than those contained in (A) the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing or (B) this Agreement;
(10)    Permitted Liens and Liens that limit the right of the debtor to dispose of the assets subject to such Liens;
(11)    provisions limiting the disposition or distribution of assets or property or loans or advances in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets or the joint venture entity, as applicable, that are the subject of such agreements or otherwise in the ordinary course of business;
(12)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(13)    any instrument or agreement entered into in connection with any full or partial “spin-off” or similar transactions;
(14)    any encumbrance or restriction of the type referred to in clauses (1), (2), (3) and (4) of Section 6.02(a) imposed by any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) of this Section 6.02(b); provided that such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of a senior financial officer of the Parent, taken together as a whole, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in (A) the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing or (B) this Agreement; and
(15)    any encumbrance or restriction existing under or by reason of Indebtedness or other contractual requirements of a Receivables Subsidiary or any Standard Securitization Undertaking, in each case, in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary.
Section 6.03.    Incurrence of Indebtedness and Issuance of Preferred Stock.

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(a)    The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Parent will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Parent may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Parent’s Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 1.1:1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
(b)    The provisions of Section 6.03(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
(1)    Indebtedness incurred under the Loan Documents and any Permitted Refinancing Indebtedness that is incurred to renew, refund, refinance, replace, defease, extend or discharge any other Indebtedness incurred pursuant to this clause (1);
(2)    the incurrence by the Parent and its Restricted Subsidiaries of the Existing Indebtedness and any Indebtedness that is incurred pursuant to or in lieu of a commitment in existence as of the Closing Date;
(3)    the incurrence by the Borrower or any Guarantor of (A) Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (3) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and its Restricted Subsidiaries thereunder) not to exceed $300.0 million and (B) Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under Credit Facilities secured on a junior priority basis by some or all of the collateral securing Indebtedness under Credit Facilities contemplated by clause (A) of this clause (3) in an aggregate principal amount at any one time outstanding under this clause (3)(B) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and its Restricted Subsidiaries thereunder) not to exceed $300.0 million; provided that no Indebtedness or letters of credit incurred pursuant to this clause (3) is secured by a Lien on any property or asset that constitutes Collateral;

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(4)    the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness represented by, or incurred in connection with, Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing (or reimbursing the Parent or any of its Restricted Subsidiaries for) all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment (including without limitation airport, maintenance, training and office facilities, ground support equipment and tooling) used in the business of the Parent or any of its Restricted Subsidiaries; provided that no Indebtedness incurred pursuant to this clause (4) is secured by a Lien on any property or asset that constitutes Collateral;
(5)    the incurrence by the Parent or any of its Restricted Subsidiaries of (A) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under Section 6.03(a) or clauses (2), (4), (6), (13), (21), (24) or (25) of this Section 6.03(b) and (B) Permitted Refinancing Indebtedness secured by aircraft, airframes, engines, spare parts, flight simulators, flight training devices or other assets replacing, renewing, refunding, extending, refinancing, defeasing or discharging any other Indebtedness of the Parent or any of its Restricted Subsidiaries that was secured by aircraft, airframes, engines, spare parts, flight simulators, flight training devices or other assets;
(6)    the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred stock (including Acquired Debt) (A) as part of, or to finance, the acquisition (including by way of merger) of any Permitted Business, (B) incurred in connection with, or as a result of, the merger, consolidation or amalgamation of any Person that owns a Permitted Business with or into the Parent or a Restricted Subsidiary of the Parent, or into which the Parent or a Restricted Subsidiary of the Parent is merged, consolidated or amalgamated, or (C) that is an outstanding obligation of a Person that owns a Permitted Business at the time that such Person is acquired by the Parent or a Restricted Subsidiary of the Parent and becomes a Restricted Subsidiary of the Parent;
(7)    the incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Parent and/or any of its Restricted Subsidiaries; provided, however, that:
(A)    if the Borrower or any Guarantor is the obligor on such Indebtedness and the payee is not the Borrower or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior

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payment in full in cash of all Obligations then due, in the case of the Borrower, or all Guaranteed Obligations then due, in the case of a Guarantor; and
(B)    (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or a Restricted Subsidiary of the Parent and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent or a Restricted Subsidiary of the Parent, will be deemed, in each case under this clause (B), to constitute an incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);
(8)    the issuance by any Restricted Subsidiaries of the Parent to the Parent or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:
(A)    any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Parent or a Restricted Subsidiary of the Parent; and
(B)    any sale or other transfer of any such preferred stock to a Person that is not either the Parent or a Restricted Subsidiary of the Parent, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (8);
(9)    the incurrence by the Parent or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;
(10)    the guarantee by the Parent or any Restricted Subsidiary of the Parent of Indebtedness of the Parent or a Restricted Subsidiary of the Parent to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 6.03; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Loans, then such guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
(11)    the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness or reimbursement obligations in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance bonds and surety bonds in the ordinary course of business (including without limitation in

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respect of customs obligations, landing fees, taxes, airport charges, overfly rights and any other obligations to airport and governmental authorities);
(12)    the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;
(13)    Indebtedness (A) constituting credit support or financing from aircraft or engine manufacturers or their affiliates or (B) incurred to finance the acquisition of aircraft, airframes, engines, spare parts, flight simulators, flight training devices, QEC Kits or other operating assets; provided that no Indebtedness may be incurred in reliance on subsection (B) of this clause (13) more than 24 months after such acquisition; provided, further, that no such Indebtedness incurred in reliance on this clause (13) may be secured by a Lien on any property or asset that constitutes Collateral;
(14)    Indebtedness issued to current or former directors, consultants, managers, officers and employees and their spouses or estates (a) to purchase or redeem Capital Stock of the Parent issued to such director, consultant, manager, officer or employee in an aggregate principal amount not to exceed $8.0 million in any 12-month period or (b) pursuant to any deferred compensation plan approved by the Board of Directors of the Parent;
(15)    reimbursement obligations in respect of standby or documentary letters of credit or banker’s acceptances that are not secured by Liens on any property or asset that constitutes Collateral;
(16)    surety and appeal bonds that are not secured by Liens on any property or asset that constitutes Collateral and that do not secure judgments that constitute an Event of Default;
(17)    Indebtedness of the Parent or any of its Restricted Subsidiaries to credit card processors in connection with credit card processing services incurred in the ordinary course of business of the Parent and its Restricted Subsidiaries;
(18)    the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Parent or to any other Restricted Subsidiary of the Parent or their assets (other than such Receivables Subsidiary and its assets and, as to the Parent or any other Restricted Subsidiary of the Parent, other than Standard Securitization Undertakings) and is not guaranteed by any such Person;

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(19)    the incurrence of Indebtedness of the Parent or any of its Restricted Subsidiaries owed to one or more Persons in connection with the financing of insurance premiums in the ordinary course of business;
(20)    [Reserved]
(21)    the incurrence by the Borrower or any Guarantor of Indebtedness and letters of credit (and reimbursement obligations with respect thereto) secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, and Permitted Refinancing Indebtedness that is incurred to renew, refund, refinance, replace, defease, extend or discharge any other Indebtedness incurred pursuant to this clause (21), in an aggregate principal amount at any one time outstanding under this clause (21) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Borrower and any Guarantor thereunder and including all other Junior Secured Debt that will be outstanding after such incurrence and the application of the proceeds therefrom), not to exceed the Junior Lien Cap;
(22)    Indebtedness arising from agreements of the Parent or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Parent or any of its Restricted Subsidiaries in connection with such disposition;
(23)    Indebtedness of the Parent or any of its Restricted Subsidiaries consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business and consistent with past practices of the Parent or the applicable Restricted Subsidiary of the Parent;
(24)    the incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness that is either (A) unsecured and expressly contractually subordinated to the prior payment in full in cash of all Obligations and Guaranteed Obligations on terms not materially less favorable to the Lenders than those customary at the time of incurrence (determined in good faith by a senior financial officer of the Parent) for senior subordinated “high yield” debt securities or (B) unsecured, pari passu with all Obligations and Guaranteed Obligations and convertible into common stock of the Parent; provided that the aggregate principal amount of Indebtedness incurred pursuant to clauses (A) and

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(B) together, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (24), does not exceed $500.0 million at any time outstanding; and
(25)    the incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness that is not secured by a Lien on any property or asset that constitutes Collateral in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (25), not to exceed $300.0 million, at any time outstanding.
For purposes of determining compliance with this Section 6.03, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (25) of Section 6.03(b) hereof or is entitled to be incurred pursuant to Section 6.03(a) hereof, the Parent will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 6.03; provided that (A) all Junior Secured Debt will at all times be deemed to have been incurred in reliance on the exception provided by clause (21) of the definition of “Permitted Debt” and (B) the term “Existing Indebtedness” will not include any Indebtedness that is permitted to be incurred under clauses (1) or (3) of this Section 6.03(b).
None of the following will constitute an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 6.03:
(1)    the accrual of interest or preferred stock dividends;
(2)    the accretion or amortization of original issue discount;
(3)    the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms;
(4)    the reclassification of preferred stock as Indebtedness due to a change in accounting principles; and
(5)    the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock.
For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred.

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Notwithstanding any other provision of this Section 6.03, the maximum amount of Indebtedness that the Parent or any of its Restricted Subsidiaries may incur pursuant to this Section 6.03 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
The amount of any Indebtedness outstanding as of any date will be:
(1)    the accreted value of the Indebtedness as of such date, in the case of any Indebtedness issued with original issue discount;
(2)    the principal amount of the Indebtedness as of such date, in the case of any other Indebtedness; and
(3)    in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(A)    the Fair Market Value of such assets as of such date; and
(B)    the amount of the Indebtedness of the other Person as of such date.
Section 6.04.    Disposition of Collateral. Neither the Borrower nor any Grantor shall sell or otherwise Dispose of any Collateral (including, without limitation, by way of any Sale of a Grantor) except that such sale or other Disposition shall be permitted (i) in the case of a Permitted Disposition or (ii) provided that upon consummation of any such sale or other Disposition (A) no Event of Default shall have occurred and be continuing and (B) the Collateral Coverage Ratio is no less than 1.0 to 1.0 after giving effect to such sale or other Disposition (including any deposit of any Net Proceeds received upon consummation thereof in the Collateral Proceeds Account subject to an Account Control Agreement and any concurrent pledge of Additional Collateral, if any); provided that nothing contained in this Section 6.04 is intended to excuse performance by the Borrower or any Guarantor of any requirement of any Collateral Document that would be applicable to a Disposition permitted hereunder. A Disposition of Collateral referred to in clause (d) of the definition of “Permitted Disposition” shall not result in the automatic release of such Collateral from the security interest of the applicable Collateral Document, and the Collateral subject to such Disposition shall continue to constitute Collateral for all purposes of the Loan Documents (without prejudice to the rights of the Borrower to release an such Collateral pursuant to Section 6.09(c)).
Section 6.05.    Transactions with Affiliates.
(a)    The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the

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benefit of, any Affiliate of the Parent (each an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $35.0 million, unless:
(1)    the Affiliate Transaction is on terms that are not materially less favorable to the Parent or the relevant Restricted Subsidiary (taking into account all effects the Parent or such Restricted Subsidiary expects to result from such transaction whether tangible or intangible) than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person; and
(2)    the Parent delivers to the Administrative Agent:
(A)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75.0 million, an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 6.05(a); and
(B)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $150.0 million, an opinion as to the fairness to the Parent or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
(b)    The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 6.05(a) hereof:
(1)    any employment agreement, confidentiality agreement, non-competition agreement, incentive plan, employee stock option agreement, long-term incentive plan, profit sharing plan, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Parent or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
(2)    transactions between or among the Parent and/or its Restricted Subsidiaries (including without limitation in connection with any full or partial “spin-off” or similar transactions);
(3)    transactions with a Person (other than an Unrestricted Subsidiary of the Parent) that is an Affiliate of the Parent solely because the Parent owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

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(4)    payment of fees, reimbursements of expenses (pursuant to indemnity arrangements or otherwise) and reasonable and customary indemnities provided to or on behalf of officers, directors, employees or consultants of the Parent or any of its Restricted Subsidiaries;
(5)    any issuance of Qualifying Equity Interests to Affiliates of the Parent;
(6)    transactions with customers, clients, suppliers or purchasers or sellers of goods or services in the ordinary course of business or transactions with joint ventures, alliances, alliance members or Unrestricted Subsidiaries entered into in the ordinary course of business;
(7)    Permitted Investments and Restricted Payments that do not violate Section 6.01 hereof;
(8)    loans or advances to employees in the ordinary course of business not to exceed $20.0 million in the aggregate at any one time outstanding;
(9)    transactions pursuant to agreements or arrangements in effect on the Closing Date or any amendment, modification or supplement thereto or replacement thereof and any payments made or performance under any agreement as in effect on the Closing Date or any amendment, replacement, extension or renewal thereof (so long as such agreement as so amended, replaced, extended or renewed is not materially less advantageous, taken as a whole, to the Lenders than the original agreement as in effect on the Closing Date);
(10)    transactions between or among the Parent and/or its Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;
(11)    any transaction effected as part of a Qualified Receivables Transaction; and
(12)    any purchase by the Parent’s Affiliates of Indebtedness of the Parent or any of its Restricted Subsidiaries, the majority of which Indebtedness is offered to Persons who are not Affiliates of the Parent.
Section 6.06.    Liens. The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any property or asset that constitutes Collateral, except Permitted Liens.
Section 6.07.    Business Activities. The Parent will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to

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such extent as would not be material to the Parent and its Restricted Subsidiaries taken as a whole.
Section 6.08.    Liquidity. The Borrower will not permit the aggregate amount of Liquidity to be less than $300,000,000 at any time following the Closing Date.
Section 6.09.    Collateral Coverage Ratio.
(a)    The Parent will not permit at any time following the Closing Date the Collateral Coverage Ratio to be less than 1.0 to 1.0; provided, that if, (A) upon delivery of an Appraisal, pursuant to Section 5.07(a) or otherwise pursuant to this Agreement (except pursuant to Section 5.07(a)(2) or 5.07(a)(3) or any Appraisal delivered to the Administrative Agent in connection with the designation of Additional Collateral solely to evidence compliance with the requirements of this Section 6.09(a)) and (B) solely with respect to determining compliance with this Section as a result thereof, it is determined that the Parent shall not be in compliance with this Section 6.09(a), the Parent shall, within forty-five (45) days of the date of such Appraisal (or, in the case of an Appraisal required under Section 5.07(a)(1), not delivered by the deadline thereunder, the date such Appraisal was due thereunder) designate Additional Collateral as additional Eligible Collateral and comply with Section 5.12 and/or prepay or cause to be prepaid the Loans in accordance with Section 2.12(b), collectively, in an amount sufficient to enable the Parent to comply with this Section 6.09(a).
(b)    Notwithstanding anything to the contrary contained herein, if the Parent shall fail at any time to be in compliance with this Section 6.09 solely as a result of damage to or loss of any Collateral covered by insurance (pursuant to which the Administrative Agent is named as loss payee and with respect to which payments are to be delivered directly to the Administrative Agent) for which the insurer thereof has been notified of the relevant claim and has not challenged such coverage, any calculation made pursuant to this Section 6.09 shall deem the relevant Grantor to have received Net Proceeds (and to have taken all steps necessary to have pledged such Net Proceeds as Additional Collateral) in an amount equal to the expected coverage amount (as determined by the Parent in good faith and updated from time to time to reflect any agreements reached with the applicable insurer) and net of any amounts required to be paid out of such proceeds and secured by a Lien until the earliest of (i) the date any such Net Proceeds are actually received by the Administrative Agent, (ii) the date that is 270 days after such damage and (iii) the date on which any such insurer denies such claim; provided that, prior to giving effect to this clause (b), (x) the aggregate Appraised Value of all the Appraised Collateral plus (y) the aggregate Certified Value of all of the Pledged Accounts plus (z) the Pledged Cash and Cash Equivalents, shall be no less than 150% of the Total Obligations. It is understood and agreed that if the Administrative Agent should receive any Net Proceeds directly from the insurer in respect of a Recovery Event and at the time of such receipt, (A) no Event of Default shall have occurred and be continuing and the Parent is in compliance with Section 6.09(a) (without giving effect to the receipt of such Net Proceeds), the Administrative Agent shall promptly cause such proceeds

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to be paid to the Parent or the applicable Grantor and (B) an Event of Default shall have occurred and be continuing or the Parent fails to be in compliance with Section 6.09(a) (without giving effect to the receipt of such Net Proceeds), the Administrative Agent shall promptly cause such proceeds to be deposited into the Collateral Proceeds Account maintained for such purpose with the Administrative Agent that is subject to an Account Control Agreement and such proceeds shall be applied or released from such account in accordance with Section 2.12(a).
(c)    At the Parent’s request, the Lien on any asset or type or category of asset (including after-acquired assets of that type or category) included in the Collateral will be promptly released, provided, in each case, that the following conditions are satisfied or waived: (A) no Event of Default shall have occurred and be continuing, (B) either (x) after giving effect to such release, the Collateral Coverage Ratio is not less than 1.0 to 1.0 or (y) the Parent shall prepay or cause to be prepaid the Loans and/or shall designate Additional Collateral and comply with Section 5.12, collectively, in an amount necessary to cause the Collateral Coverage Ratio to not be less than 1.0 to 1.0, and (C) the Parent shall deliver an Officer’s Certificate demonstrating compliance with this Section 6.09(c) following such release. In connection herewith, the Administrative Agent agrees to promptly provide any documents or releases reasonably requested by the Parent to evidence such release
(d)    If the Borrower has pledged cash as Additional Collateral at any time in order to comply with Section 6.09(a) and any of such cash remains pledged as Collateral for a period of twelve (12) months or longer, such remaining pledged cash may be applied by the Administrative Agent to prepay the Loans in accordance with Section 2.12(b), in each case up to an amount sufficient to enable the Parent to comply with Section 6.09(a).
Section 6.10.    Merger, Consolidation, or Sale of Assets.
(a)    Neither the Parent nor the Borrower (whichever is applicable, the “Subject Company”) shall directly or indirectly: (i) consolidate or merge with or into another Person (whether or not such surviving Subject Company is the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Subject Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1)    either:
(A)    the Subject Company is the surviving corporation; or
(B)    the Person formed by or surviving any such consolidation or merger (if other than the Subject Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state

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of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Loans is a corporation organized or existing under any such laws;
(2)    the Person formed by or surviving any such consolidation or merger (if other than the Subject Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Subject Company under the Loan Documents pursuant to agreements reasonably satisfactory to the Administrative Agent;
(3)    immediately after such transaction, no Event of Default exists; and
(4)    the Subject Company shall have delivered to the Administrative Agent an Officer’s Certificate stating that such consolidation, merger or transfer complies with this Agreement.
In addition, a Subject Company will not, directly or indirectly, lease all or substantially all of the properties and assets of such Subject Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
(b)    Section 6.10(a) will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Parent and/or its Restricted Subsidiaries. Clauses (3) and (4) of Section 6.10(a) will not apply to the Airline/Parent Merger.
(c)    Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of any Subject Company in a transaction that is subject to, and that complies with the provisions of, Section 6.10(a), the successor Person formed by such consolidation or into or with which such Subject Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Agreement referring to such Subject Company shall refer instead to the successor Person and not to such Subject Company), and may exercise every right and power of such Subject Company under this Agreement with the same effect as if such successor Person had been named as such Subject Company herein; provided, however, that the predecessor Subject Company, if applicable, shall not be relieved from the obligation to pay the principal of, and interest, if any, on the Loan except in the case of a sale of all of such Subject Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 6.10(a) hereof.
Section 6.11.    Use of Proceeds. Parent will not use, and will not permit any of its Subsidiaries to use, the proceeds of any Borrowing or any Letter of Credit (A) in violation of any

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Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country (except to the extent permitted by applicable law), or (C) in any manner that would result in the violation of any Sanctions applicable to Parent or any of its Subsidiaries.
SECTION 7.

EVENTS OF DEFAULT
Section 7.01.    Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable grace period if any (each, an “Event of Default”):
(a)    any representation or warranty made by the Borrower or any Guarantor in this Agreement or in any other Loan Document shall prove to have been false or incorrect in any material respect when made; or
(b)    default shall be made in the payment of (i) any principal of the Loans or reimbursement obligations or cash collateralization in respect of Letters of Credit, when and as the same shall become due and payable; (ii) any interest on the Loans and such default shall continue unremedied for more than five (5) Business Days; or (iii) any other amount payable hereunder when due and such default shall continue unremedied for more than ten (10) Business Days after receipt of written notice by the Borrower from the Administrative Agent of the default in making such payment when due; or
(c)    default shall be made in the due observance of the covenant contained in Section 5.01(h), 6.08 or 6.09(a) hereof; or
(d)    default shall be made by the Borrower, the Parent or any Restricted Subsidiary of the Parent in the due observance or performance of any other covenant, condition or agreement to be observed or performed by it pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than sixty (60) days after receipt of written notice by the Borrower from the Administrative Agent of such default; or
(e)    (A) any material provision of any Loan Document to which the Borrower or a Guarantor is a party ceases to be a valid and binding obligation of the Borrower or such Guarantor, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court or (B) the Lien on any material portion of the Collateral intended to be created by the Loan Documents shall cease to be or shall not be a valid and perfected Lien having the priorities contemplated hereby or thereby (subject to Permitted Liens and except as permitted by the terms of this Agreement or the Collateral Documents or other than as a result of the action, delay or

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inaction of the Administrative Agent) for a period of fifteen (15) consecutive days after the Borrower receives written notice thereof from the Administrative Agent; or;
(f)    The Parent, the Borrower, any Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
(1)    commences a voluntary case,
(2)    consents to the entry of an order for relief against it in an involuntary case,
(3)    consents to the appointment of a custodian of it or for all or substantially all of its property,
(4)    makes a general assignment for the benefit of its creditors, or
(5)    admits in writing its inability generally to pay its debts; or
(g)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(1)    is for relief against the Parent, the Borrower, any Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary in an involuntary case;
(2)    appoints a custodian of the Parent, the Borrower, any Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Parent, the Borrower, any Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary; or
(3)    orders the liquidation of the Parent, the Borrower, any Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary;
and in each case the order or decree remains unstayed and in effect for sixty (60) consecutive days; or
(h)    failure by the Parent, the Borrower or any of the Parent’s Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25,000,000 (determined net of amounts covered by insurance policies

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issued by creditworthy insurance companies (and as to which the applicable insurance company has not denied coverage) or by third party indemnities or a combination thereof), which judgments are not paid, discharged, bonded, satisfied or stayed for a period of sixty (60) days; or
(i)    (1) the Borrower or any Guarantor shall default in the performance of any obligation relating to Material Indebtedness and any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with, and as a result of such default the holder or holders of such Material Indebtedness or any trustee or agent on behalf of such holder or holders shall be permitted to cause such Material Indebtedness to become due prior to its scheduled final maturity date, and such ability to cause such Material Indebtedness to become due shall be continuing for a period of more than 60 consecutive days, (2) the Borrower or any Guarantor shall default in the performance of any obligation relating to any Indebtedness of the Borrower or a Guarantor (other than the Loans and obligations relating to Letters of Credit) outstanding under one or more agreements of the Borrower or a Guarantor that results in such Indebtedness coming due prior to its scheduled final maturity date in an aggregate principal amount at any single time unpaid exceeding $100,000,000 or (3) the Borrower or any Guarantor shall default in the payment of the outstanding principal amount due on the scheduled final maturity date of any Indebtedness outstanding under one or more agreements of the Borrower or a Guarantor, any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with and such failure to make payment when due shall be continuing for a period of more than five (5) consecutive Business Days following the applicable scheduled final maturity date thereunder, in an aggregate principal amount at any single time unpaid exceeding $100,000,000.
then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders, the Administrative Agent shall, by written notice to the Borrower, take one or more of the following actions, at the same or different times:
(i)    terminate forthwith the Commitments;
(ii)    declare the Loans or any portion thereof then outstanding to be forthwith due and payable, whereupon the principal of the Loans and other Obligations (other than Designated Hedging Obligations) together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding;
(iii)    require the Borrower and the Guarantors promptly upon written demand to deposit in the Letter of Credit Account Cash Collateralization for the LC

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Exposure (and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Administrative Agent, the Administrative Agent shall be authorized to debit the accounts of the Borrower and the Guarantors (other than Escrow Accounts, Payroll Accounts or other accounts held in trust for an identified beneficiary) maintained with the Administrative Agent in such amounts);
(iv)    set-off amounts in the Letter of Credit Account or any other accounts (other than Escrow Accounts, Payroll Accounts or other accounts held in trust for an identified beneficiary) maintained with the Administrative Agent (or any of its affiliates) and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and
(v)    exercise any and all remedies under the Loan Documents and under applicable law available to the Administrative Agent and the Lenders.
In case of any event with respect to the Parent, the Borrower, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary described in clause (f) or (g) of this Section 7.01, the actions and events described in clauses (i), (ii) and (iii) above shall be required or taken automatically, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Any payment received as a result of the exercise of remedies hereunder shall be applied in accordance with Section 2.17(b).
SECTION 8.

THE AGENTS
Section 8.01.    Administration by Agents.
(a)    Each of the Lenders and each Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
(b)    Each of the Lenders and each Issuing Lender hereby authorizes the Administrative Agent, in its sole discretion:
(i)    in connection with the sale or other disposition of any asset that is part of the Collateral of the Borrower or any other Grantor, as the case may be, to the extent permitted by the terms of this Agreement, to release a Lien granted to the Administrative Agent, for the benefit of the Secured Parties, on such asset;

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(ii)    to determine that the cost to the Borrower or any other Grantor, as the case may be, is disproportionate to the benefit to be realized by the Secured Parties by perfecting a Lien in a given asset or group of assets included in the Collateral and that the Borrower or such other Grantor, as the case may be, should not be required to perfect such Lien in favor of the Administrative Agent, for the benefit of the Secured Parties;
(iii)    to enter into the other Loan Documents on terms acceptable to the Administrative Agent and to perform its respective obligations thereunder;
(iv)    to execute any documents or instruments necessary to release any Guarantor from the guarantees provided herein pursuant to Section 9.05;
(v)    to enter into intercreditor and/or subordination agreements in accordance with Sections 6.06 and 10.17 on terms reasonably acceptable to the Administrative Agent and to perform its obligations thereunder and to take such action and to exercise the powers, rights and remedies granted to it thereunder and with respect thereto; and
(vi)    to enter into any other agreements reasonably satisfactory to the Administrative Agent granting Liens to the Administrative Agent, for the benefit of the Secured Parties, on any assets of the Borrower or any other Grantor to secure the Obligations.
Section 8.02.    Rights of Administrative Agent. Any institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent, and such bank and its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, the Parent or any Subsidiary or other Affiliate of the Parent as if it were not an Administrative Agent hereunder.
Section 8.03.    Liability of Agents.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08), (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to

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the Borrower, the Parent or any of the Parent’s Subsidiaries that is communicated to or obtained by the institution serving as an Administrative Agent or any of its Affiliates in any capacity and (iv) the Administrative Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08) or in the absence of its own gross negligence, bad faith or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower, the Parent or a Lender, and the Administrative Agent shall not be responsible for, or have any duty to ascertain or inquire into, (A) any statement, warranty or representation made in or in connection with this Agreement, (B) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (D) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(b)    The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or the Parent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(c)    The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with

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the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 8.04.    Reimbursement and Indemnification. Each Lender agrees (a) to reimburse on demand the Administrative Agent for such Lender’s Aggregate Exposure Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof, not reimbursed by the Borrower or the Guarantors and (b) to indemnify and hold harmless the Administrative Agent and any of its Related Parties, on demand, in the amount equal to such Lender’s Aggregate Exposure Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from its gross negligence or willful misconduct as determined in a final and nonappealable judgment by a court of competent jurisdiction).
Section 8.05.    Successor Agents. Subject to the appointment and acceptance of a successor agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Borrower. Upon any such resignation by the Administrative Agent, the Required Lenders shall have the right, with the consent (provided no Event of Default or Default has occurred and is continuing) of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, with the consent (provided no Event of Default or Default has occurred or is continuing) of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Administrative Agent which shall be a bank institution with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Administrative Agent.

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Section 8.06.    Independent Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
Section 8.07.    Advances and Payments.
(a)    On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Revolving Commitment hereunder. Should the Administrative Agent do so, each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.
(b)    Any amounts received by the Administrative Agent in connection with this Agreement (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.19, 2.20, 8.04 and 10.04), the application of which is not otherwise provided for in this Agreement, shall be applied in accordance with Section 2.17(b). All amounts to be paid to a Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in that Lender’s correspondent account with the Administrative Agent, as such Lender and the Administrative Agent shall from time to time agree.
Section 8.08.    Sharing of Setoffs. Each Lender agrees that, except to the extent this Agreement expressly provides for payments to be allocated to a particular Lender, if it shall, through the exercise either by it or any of its banking Affiliates of a right of banker’s lien, setoff or counterclaim against the Borrower or a Guarantor, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender (or any of its banking Affiliates) under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Revolving Extensions of Credit as a result of which the unpaid portion of its Revolving Extensions of Credit is proportionately less than the unpaid portion of the Revolving Extensions of Credit of any other Lender (other than with respect to any LC Exposure under clause (i) of the definition thereof) (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans or LC Exposure of such other Lender, so that the aggregate amount of each Lender’s Revolving Extensions of

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Credit and its participation in Loans and LC Exposure of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Extensions of Credit then outstanding as the amount of its Revolving Extensions of Credit prior to the obtaining of such payment was to the amount of all Revolving Extensions of Credit prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside, such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees, to the fullest extent permitted by law, that any Lender holding (or deemed to be holding) a participation in a Loan or LC Exposure acquired pursuant to this Section or any of its banking Affiliates may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender was the original obligee thereon, in the amount of such participation. The provisions of this Section 8.08 shall not be construed to apply to (a) any payment made by the Borrower or a Guarantor pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.
Section 8.09.    Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the Internal Revenue Service applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, without duplication of any indemnification obligations set forth in Section 8.04, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any expenses incurred.
Section 8.10.    Appointment by Secured Parties. Each Secured Party that is not a party to this Agreement shall be deemed to have appointed the Administrative Agent as its agent under the Loan Documents in accordance with the terms of this Section 8 and to have acknowledged that the provisions of this Section 8 apply to such Secured Party mutatis mutandis as though it were a party hereto (and any acceptance by such Secured Party of the benefits of this Agreement or any other Loan Document shall be deemed an acknowledgment of the foregoing).
SECTION 9.

GUARANTY

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Section 9.01.    Guaranty.
(a)    Each of the Guarantors unconditionally, absolutely and irrevocably guarantees the due and punctual payment by the Borrower of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding) (collectively, the “Guaranteed Obligations” and the obligations of each Guarantor in respect thereof, its “Guaranty Obligations”). Each of the Guarantors further agrees that, to the extent permitted by applicable law, the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several. Each of the Guarantors further agrees that its guaranty hereunder is a primary obligation of such Guarantor and not merely a contract of surety.
(b)    To the extent permitted by applicable law, each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not, to the extent permitted by applicable law, be affected by (i) the failure of the Administrative Agent or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent for the Obligations or any of them; (v) the failure of the Administrative Agent or a Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Collateral or any other Guarantor.
(c)    To the extent permitted by applicable law, each of the Guarantors further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent or a Lender in favor of the Borrower or any other Guarantor, or to any other Person.
(d)    To the extent permitted by applicable law, each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.
(e)    To the extent permitted by applicable law, each Guarantor’s guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any

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other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this guaranty (other than payment in full in cash of the Obligations in accordance with the terms of this Agreement (other than those that constitute unasserted contingent indemnification obligations)). Neither the Administrative Agent nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.
(f)    Upon the occurrence of the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Administrative Agent.
Section 9.02.    No Impairment of Guaranty. To the extent permitted by applicable law, the obligations of the Guarantors hereunder shall not be subject to any reduction, limitation or impairment for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, other than pursuant to a written agreement in compliance with Section 10.08 and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. To the extent permitted by applicable law, without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law.
Section 9.03.    Continuation and Reinstatement, etc. Each Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Lenders, any Lender or any other Secured Party upon the bankruptcy or reorganization of the Borrower or a Guarantor, or otherwise.
Section 9.04.    Subrogation. Upon payment by any Guarantor of any sums to the Administrative Agent or a Lender hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior payment in full of all the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding). If any amount shall be paid to such Guarantor for the account of the Borrower relating to the

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Obligations prior to payment in full of the Obligations, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.
Section 9.05.    Discharge of Guaranty.
(a)    In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor (other than the Parent), by way of merger, consolidation or otherwise, or a sale or other disposition of all Capital Stock of any Guarantor (other than the Parent), in each case to a Person that is not (either before or after giving effect to such transactions) the Parent or a Restricted Subsidiary of the Parent or the merger or consolidation of a Guarantor with or into the Borrower or another Guarantor, in each case, in a transaction permitted under this Agreement, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be automatically released and relieved of any obligations under its Guarantee of the Guaranteed Obligations.
(b)    Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Agreement, such Guarantor will be automatically released and relieved of any obligations under its Guarantee of the Guaranteed Obligations. In addition, upon the request of the Borrower, the guarantee of any Guarantor that is an Immaterial Subsidiary shall be promptly released; provided that (i) no Event of Default shall have occurred and be continuing or shall result therefrom and (ii) the Borrower shall have delivered a certificate of a Responsible Officer certifying that such Subsidiary is an Immaterial Subsidiary; provided further that a Subsidiary that is considered not to be an Immaterial Subsidiary solely pursuant to clause (1) of the proviso of the definition thereof shall, solely for purposes of this clause (b), be considered an Immaterial Subsidiary so long as any applicable guarantee, pledge or other obligation of such Subsidiary with respect to any Junior Secured Debt shall be irrevocably released and discharged substantially simultaneously with the release of such guarantee hereunder.
(c)    The Administrative Agent shall use commercially reasonable efforts to execute and deliver, at the Borrower’s expense, such documents as the Borrower or any Guarantor may reasonably request to evidence the release of the guarantee of such Guarantor provided herein.
SECTION 10.

MISCELLANEOUS

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Section 10.01.    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein or under any other Loan Document shall be in writing (including by facsimile), and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to the Borrower or any Guarantor, to it at Hawaiian Airlines, Inc., 3375 Koapaka Street, Suite G350, Honolulu, HI 96819, Telephone: (808) 835-3610, Facsimile: (808) 840-8369, email: Hoyt.Zia@hawaiianair.com; Attention: Hoyt H. Zia, SVP, General Counsel and Corporate Secretary;
(ii)    if to Citibank as Administrative Agent, to it at Citibank, 1615 Brett Road, Ops III, New Castle, DE 19720, Facsimile: (646) 274-5080; email: Global.Loans.Support@Citi.com, Attention: Global Loans Administration;
(iii)    if to an Issuing Lender that is a Lender, to it at its address determined pursuant to clause (iv) below or, if to an Issuing Lender that is not a Lender, to it at the address most recently specified by it in notice delivered by it to the Administrative Agent and the Borrower, unless no such notice has been received, in which case to it in care of its Affiliate that is a Lender at its address determined pursuant to clause (iv); and
(iv)    if to any other Lender, to it at its address (or telecopy number) set forth in Annex A hereto or, if subsequently delivered, an Assignment and Acceptance.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its reasonable discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 10.02.    Successors and Assigns.

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(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), provided that the foregoing shall not restrict any transaction permitted by Section 6.10, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.02. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (d) of this Section 10.02) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)     (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender, in each case so long as such assignee is an Eligible Assignee; and
(B)    the Borrower; provided that no consent of the Borrower shall be required for an assignment (I) if an Event of Default has occurred and is continuing or (II) if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender, in each case so long as such assignee is an Eligible Assignee; provided, further, that the Borrower’s consent will be deemed given with respect to a proposed assignment if no response is received with ten (10) Business Days after having received a written request from such Lender pursuant to this Section 10.02(b).
(ii)    Assignments shall be subject to the following additional conditions:
(A)    any assignment of any portion of the Total Revolving Commitment, Revolving Loans and LC Exposure shall be made to an Eligible Assignee;

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(B)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans, the amount of such Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and after giving effect to such assignment, the portion of the Loan or Commitment held by the assigning Lender of the same tranche as the assigned portion of the Loan or Commitment shall not be less than $5,000,000, in each case unless the Borrower and the Administrative Agent otherwise consent; provided that no consent of the Borrower shall be required with respect to such assignment if an Event of Default has occurred and is continuing; provided, further, that any such assignment shall be in increments of $500,000 in excess of the minimum amount described above;
(C)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(D)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 for the account of the Administrative Agent; and
(E)    the assignee, if it was not a Lender immediately prior to such assignment, shall deliver (i) to the Administrative Agent an administrative questionnaire in a form as the Administrative Agent may require and (ii) any documents required to be delivered pursuant to Section 2.16.
For the purposes of this Section 10.02(b), the term “Approved Fund” means with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages such Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 10.02, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Revolving Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an

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Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16 and 10.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.02 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.02.
(iv)    The Administrative Agent shall maintain at its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Guarantors, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lenders and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Notwithstanding anything to the contrary contained herein, no assignment may be made hereunder to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (v).
(vi)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Borrower, Administrative Agent, the Issuing Lender and each other Revolving Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Aggregate Exposure Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the

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provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(c)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed administrative questionnaire in a form as the Administrative Agent may require (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(a), 8.04 or 10.04(d), the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(d)     (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.08(a) that affects such Participant. Subject to Section 10.02(d)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.02(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender, provided such Participant agrees to be subject to the requirements of Section 8.08 as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any

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Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, the Borrower, a Guarantor and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant and shall be subject to the terms of Section 2.18(a). The Lender selling the participation to such Participant shall be subject to the terms of Section 2.18(b) if such Participant requests compensation or additional amounts pursuant to Section 2.14 or 2.16. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless such Participant agrees, for the benefit of the Borrower, to comply with Sections 2.16(f), 2.16(g) and 2.16(h) as though it were a Lender.
(e)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 10.02 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.02, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Lender by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant provides to the Administrative Agent its agreement in writing to be bound for the benefit of the Borrower by either the provisions of Section 10.03 or other provisions at least as restrictive as Section 10.03.
Section 10.03.    Confidentiality. Each Lender agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential, in accordance with its customary procedures, from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans, and who are advised by such Lender of the confidential nature of

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such information; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any of its Affiliates and their respective agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) or to any other Lender or any other party hereto, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority (including any self-regulatory authority), (d) which has been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Lender which is not permitted by this Agreement, (e) in connection with any litigation to which the Administrative Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required under applicable rules of discovery, (f) to the extent reasonably required in connection with the exercise of any remedy or enforcement of rights hereunder, (g) to such Lender’s legal counsel and independent auditors, (h) on a confidential basis to any rating agency in connection with rating the Borrower and its Subsidiaries or the Revolving Facility, (i) with the consent of the Borrower, and (j) to any actual or proposed participant or assignee of all or part of its rights hereunder, to any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations or to any credit insurance provider relating to the Borrower and its obligations, in each case, subject to the proviso in Section 10.02(f) (with any reference to any assignee or participant set forth in such proviso being deemed to include a reference to such contractual counterparty or credit insurance provider for purposes of this Section 10.03(j)). If any Lender is in any manner requested or required to disclose any of the information delivered or made available to it by the Borrower or any of the Guarantors under clauses (b) or (e) of this Section, such Lender will, to the extent permitted by law, provide the Borrower or such Guarantor with prompt notice, to the extent reasonable, so that the Borrower or such Guarantor may seek, at its sole expense, a protective order or other appropriate remedy or may waive compliance with this Section 10.03.
Section 10.04.    Expenses; Indemnity; Damage Waiver.
(a)    (i) The Borrower shall pay or reimburse: (A) all reasonable fees and reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees, disbursements and other charges of Katten Muchin Rosenman LLP, special counsel to the Administrative Agent) associated with the syndication of the credit facilities provided for herein, and the preparation, execution and delivery of the Loan Documents and any amendments, modifications or waivers of the provisions hereof requested by the Borrower (whether or not the transactions contemplated hereby or thereby shall be consummated); and (B) in connection with any enforcement of the Loan Documents, (i) all fees and out-of-pocket expenses of the Administrative Agent (including the reasonable fees, disbursements and other charges of a single counsel for the Administrative Agent) incurred during the continuance of a Default, (ii) all such fees and expenses of the Administrative Agent and the Lenders (including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent and the Lenders, which

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may be separate counsel) incurred during the continuance of an Event of Default; and (C) all reasonable, documented, out-of-pocket costs, expenses, taxes, assessments and other charges (including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or incurred in connection with any release or addition of Collateral after the Closing Date.
(ii)    All payments or reimbursements pursuant to the foregoing clause (a)(i) shall be paid within thirty (30) days of written demand together with back-up documentation supporting such reimbursement request.
(b)    The Borrower shall indemnify the Administrative Agent, the Issuing Lenders and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding brought by a third party, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not any such claim, litigation, investigation or proceeding is brought by the Borrower, its equity holders, its Affiliates, its creditors or any other Person (including any investigating, preparing for or defending any such claims, actions, suits, investigations or proceedings, whether or not in connection with pending or threatened litigation in which such Indemnitee is a party), relating to (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to, or asserted against, the Parent or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its related Indemnitees (as defined below), and such Indemnitee shall repay the Borrower the amount of any expenses previously reimbursed by the Borrower in connection with any such loss, claims, damages, expenses or liability to such Indemnitee and, to the extent not repaid by any of them, such Indemnitee’s Related Parties not a party to this Agreement. This Section 10.04(b) shall not apply with respect to Taxes other than Taxes that represent losses or damages arising from any non-Tax claim. For purposes of this Section 10.04(b), a Person shall be considered a

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“related” Indemnitee with respect to an Indemnitee if such Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, agent, or servant of such Indemnitee or any such Affiliate.
(c)    In case any action or proceeding shall be brought or asserted against an Indemnitee in respect of which indemnity may be sought against the Borrower under the provisions of any Loan Document, such Indemnitee shall promptly notify the Borrower in writing and the Borrower shall, if requested by such Indemnitee or if the Borrower desires to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnitee but only if (i) no Event of Default shall have occurred and be continuing and (ii) such action or proceeding does not involve any risk of criminal liability or material risk of material civil money penalties being imposed on such Indemnitee. The Borrower shall not enter into any settlement of any such action or proceeding that admits any Indemnitee’s misconduct or negligence. The failure to so notify the Borrower shall not affect any obligations the Borrower may have to such Indemnitee under the Loan Documents or otherwise other than to the extent that the Borrower is materially adversely affected by such failure. The Indemnitees shall have the right to employ separate counsel in such action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitees unless: (i) the Borrower has agreed to pay such fees and expenses, (ii) the Borrower has failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnitees or (iii) the Indemnitees shall have been advised in writing by counsel that under prevailing ethical standards there may be a conflict between the positions of the Borrower and the Indemnitees in conducting the defense of such action or proceeding or that there may be legal defenses available to the Indemnitees different from or in addition to those available to the Borrower, in which case, if the Indemnitees notify the Borrower in writing that they elect to employ separate counsel at the expense of the Borrower, the Borrower shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitees; provided, however, that the Borrower shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel. The Borrower shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Borrower (which shall not be unreasonably withheld or delayed).
(d)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section 10.04, each Lender severally agrees to pay to the Administrative Agent, as the case may be, such portion of the unpaid amount equal to such Lender’s Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that

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the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
(d)    To the extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof
Section 10.05.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall, to the extent permitted by law, be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 10.05(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 10.06.    No Waiver. No failure on the part of the Administrative Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof

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or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
Section 10.07.    Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.
Section 10.08.    Amendments, etc.
(a)    No modification, amendment or waiver of any provision of this Agreement or any Collateral Document (other than the Account Control Agreements), and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or signed by the Administrative Agent with the consent of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the prior written consent of:
(i)    each Lender directly and adversely affected thereby (A) increase the Commitment of any Lender or extend the termination date of the Commitment of any Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in or extension of the termination date of the Commitment of a Lender), or (B) reduce the principal amount of any Loan, any reimbursement obligation in respect of any Letter of Credit issued by it, or the rate of interest payable thereon (provided that only the consent of the Required Lenders (or in the case of any such reimbursement obligation, the applicable Issuing Lender) shall be necessary for a waiver of default interest referred to in Section 2.08), or extend any date for the payment of interest or Fees hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower’s obligations hereunder or (C) amend, modify or waive any provision of Section 2.17(b); and
(ii)    all of the Lenders (A) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders or which alters the ratable treatment of Obligations under the Loan Documents, (B) amend this Section 10.08 that has the effect of chang        ing the number or percentage of Lenders that must approve any modification, amendment, waiver or consent or modify the percentage of the Lenders required in the definition of Required Lenders, (C) amend the definition of Aggregate Exposure Percentage or (D) release all or substantially all of the Liens granted to the Administrative Agent hereunder or under any other Loan Document (except to the extent contemplated by Section 6.09 on the date hereof or by the

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terms of the Collateral Documents), or release all or substantially all of the Guarantors (except to the extent contemplated by Section 9.05);
provided further, that any Collateral Document may be amended, supplemented or otherwise modified with the consent of the applicable Grantor and the Administrative Agent (i) to add assets (or categories of assets) to the Collateral covered by such Collateral Document, as contemplated by the definition of Additional Collateral set forth in Section 1.01 hereof or (ii) to remove any asset or type or category of asset (including after-acquired assets of that type or category) from the Collateral covered by such Collateral Document to the extent the release thereof is permitted by Section 6.09(c).
(b)    No such amendment or modification shall adversely affect the rights and obligations of the Administrative Agent or any Issuing Lender hereunder without its prior written consent.
(c)    No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.02(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.
(d)    Notwithstanding anything to the contrary contained in Section 10.08(a), (i) in the event that either the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders or the consent of all Lenders directly and adversely affected thereby and, in each case, such modification or amendment is agreed to by the Required Lenders, then the Borrower may replace any non-consenting Lender in accordance with Section 10.02; provided that such amendment or modification can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this clause (i)); and (ii) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days after written notice thereof to the Lenders.
(e)    [Reserved]

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(f)    In addition, notwithstanding anything to the contrary contained in Section 10.08(a), this Agreement and, as appropriate, the other Loan Documents, may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
(g)    In addition, notwithstanding anything to the contrary contained in Section 7.01 or Section 10.08(a), following the consummation of any Extension pursuant to Section 2.28, no modification, amendment or waiver (including, for the avoidance of doubt, any forbearance agreement entered into with respect to this Agreement) shall limit the right of any non-extending Revolving Lender (each, a “Non-Extending Lender”) to enforce its right to receive payment of amounts due and owing to such Non-Extending Lender on the Revolving Maturity Date applicable to the Revolving Commitments of such Non-Extending Lenders without the prior written consent of Non-Extending Lenders that would constitute Required Lenders if the Non-Extending Lenders were the only Lenders hereunder at the time.
(h)    It is understood that the amendment provisions of this Section 10.08 shall not apply to extensions of the Revolving Facility Maturity Date or the maturity date of any tranche of Revolving Commitments, in each case, made in accordance with Section 2.28.
Section 10.09.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 10.10.    Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.
Section 10.11.    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder. The provisions

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of Sections 2.14, 2.15, 2.16 and 10.04 and Section 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments, or the termination of this Agreement or any provision hereof.
Section 10.12.    Execution in Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.13.    USA Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower and each Guarantor that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower and each Guarantor in accordance with the Patriot Act.
Section 10.14.    New Value. It is the intention of the parties hereto that any provision of Collateral by a Grantor as a condition to, or in connection with, the making of any Loan or the issuance of any Letter of Credit hereunder, shall be made as a contemporaneous exchange for new value given by the Lenders or Issuing Lenders, as the case may be, to the Borrower.
Section 10.15.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN

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INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.
Section 10.16.    No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its affiliates. The Borrower agree that nothing in the Loan Documents or otherwise related to the Transactions will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other hand. The parties hereto acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and the Guarantors, on the other hand, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, affiliates, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.
Section 10.17.    Intercreditor Agreements. Notwithstanding anything to the contrary contained in this Agreement, if at any time the Administrative Agent shall enter into any intercreditor agreement pursuant to and as permitted by the terms of this Agreement and that is reasonably acceptable to the Administrative Agent (any such intercreditor agreement, an “Intercreditor Agreement”) and such Intercreditor Agreement shall remain outstanding, the rights granted to the Secured Parties hereunder and under the other Loan Documents, the lien and security interest granted to the Administrative Agent pursuant to this Agreement or any other Loan Document and the exercise of any right or remedy by the Administrative Agent hereunder or under any other Loan Document shall be subject to the terms and conditions of such Intercreditor Agreement. In the event of any conflict between the terms of this Agreement, any other Loan Document and such Intercreditor Agreement, the terms of such Intercreditor Agreement shall govern and control with respect to any right or remedy, and no right, power or remedy granted to the Administrative Agent hereunder or under any other Loan Document shall

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be exercised by the Administrative Agent, and no direction shall be given by the Administrative Agent, in contravention of such Intercreditor Agreement.
Section 10.18.    Registrations with International Registry. Each of the parties hereto (i) consents to the registrations with the International Registry of the International Interests constituted by the Aircraft and Spare Engine Mortgage and each Other Aircraft Mortgage, and (ii) covenants and agrees that it will take all such action reasonably requested by the Borrower or Administrative Agent in order to make any registrations with the International Registry, including without limitation establishing a valid and existing account with the International Registry and appointing an Administrator and/or a Professional User reasonably acceptable to the Administrative Agent to make registrations with respect to the Mortgaged Collateral and providing consents to any registration as may be contemplated by the Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.
HAWAIIAN AIRLINES, INC.,
as Borrower
By:     /s/ Scott E. Topping
Name: Scott E. Topping
Title: Executive Vice President, CFO &
    Treasurer
HAWAIIAN HOLDINGS, INC.,
as a Guarantor
By:     /s/ Scott E. Topping
Name: Scott E. Topping
Title: Executive Vice President, CFO &
Treasurer

[Signature Page to Credit and Guaranty Agreement]

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CITIBANK, N.A., as Administrative Agent and a Lender
By: /s/ J. Shanahan
Name: J. Shanahan
Title: Vice President

[Signature Page to Credit and Guaranty Agreement]

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BANK OF HAWAII, as a Lender
By: /s/ John McKenna
Name: John McKenna
Title: SVP

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GOLDMAN SACHS BANK USA, as a Lender
By: /s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

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MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender
By: /s/ Michael King
Name: Michael King
Title: Vice President

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NATIXIS, NEW YORK BRANCH, as a Lender
By: /s/ Vinh Nguyen
Name: Vinh Nguyen
Title: Vice President
By: /s/ Louis Douady
Name: Louis Douady
Title: Managing Director

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ANNEX A
to Credit and Guaranty Agreement

LENDERS AND COMMITMENTS
A.    Revolving Commitments

Revolving Lender	Revolving Commitment
Citibank, N.A.	$65,000,000
Bank of Hawaii	$15,000,000
Goldman Sachs Bank USA	$35,000,000
Morgan Stanley Senior Funding, Inc.	$35,000,000
Natixis, New York Branch	$25,000,000

TOTAL:	$175,000,000
B.    Lender Notices
Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Facsimile: (646) 274-5080
Attention: Joseph Shanahan & Scott Debano
Bank of Hawaii
130 Merchant Street, 20th Fl
Honolulu, HI 96813
e-mail: John.mckenna@boh.com
Facsimile: (808) 694-8301
Attention: John McKenna
With a copy to:
130 Merchant Street, 20th Fl
Honolulu, HI 96813
e-mail: tierney.morikawa@boh.com
Facsimile: (808) 694-8301
Attention: Tierney Morikawa
Morgan Stanley Senior Funding, Inc.
1300 Thames Street Wharf, 4th floor
e-mail: msloanservicing@morganstanley.com
Baltimore, MD 21231
Facsimile: (718) 233-2140
Attention: Morgan Stanley Loan Servicing

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Goldman Sachs Bank USA
c/o Goldman, Sachs & Co.
30 Hudson Street, 5th Floor
Jersey City, NJ 07302
Facsimile: (917) 977-3966
Attention: Michelle Latzoni
Natixis, New York Branch
1251 Avenue of Americas
New York, NY 10020
Facsimile: (201) 761-6931
Attention: Vinh T. Nguyen

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ANNEX B
to Credit and Guaranty Agreement

LIST OF AIRCRAFT AND ENGINE APPRAISERS
Aviation Specialists Group, Inc.
IBA Group Ltd
ICF International, Inc.
Morten, Beyer and Agnew
Ascend FG Advisory
AVITAS, Inc.

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ANNEX C
to Credit and Guaranty Agreement

CERTAIN ECONOMIC TERMS

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EXHIBIT A
to Credit and Guaranty Agreement

FORM OF INSTRUMENT OF ASSUMPTION AND JOINDER

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EXHIBIT B
to Credit and Guaranty Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE

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EXHIBIT C
to Credit and Guaranty Agreement

FORM OF LOAN REQUEST

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EXHIBIT D
to Credit and Guaranty Agreement

FORM OF AIRCRAFT AND SPARE ENGINE MORTGAGE

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EXHIBIT E
to Credit and Guaranty Agreement

FORM OF SPARE PARTS SECURITY AGREEMENT

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EXHIBIT F
to Credit and Guaranty Agreement

FORM OF SECURITY AGREEMENT

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EXHIBIT G
to Credit and Guaranty Agreement

FORM OF OTHER AIRCRAFT MORTGAGE

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SCHEDULE 3.06
to Credit and Guaranty Agreement

SUBSIDIARIES
OF
HAWAIIAN HOLDINGS, INC.

Jurisdiction of Incorporation		Ownership (directly or indirectly)

Hawaiian Airlines, Inc.	Delaware	100%
Hawaiian Gifts, LLC	Arizona	100%
Airline Contract Maintenance and Equipment, Inc.	Delaware	100%

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